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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GTx, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

175 Toyota Plaza
7th Floor
Memphis, Tennessee 38103
(901) 523-9700

March 15, 2013

Dear Stockholder:

            I would like to extend a personal invitation for you to join us at our Annual Meeting of Stockholders on Thursday, May 2, 2013, at 4 p.m. Central Daylight Time at the Toyota Center, 175 Toyota Plaza, Memphis, Tennessee 38103.

            At this year's meeting, in addition to the election of two directors, you will be asked to approve two new equity compensation plans: GTx's 2013 Equity Incentive Plan and GTx's 2013 Non-Employee Director Equity Incentive Plan, which plans are being submitted for approval as the successors to GTx's current 2004 Equity Incentive Plan and Amended and Restated 2004 Non-Employee Director Stock Option Plan, respectively. You will also be asked to ratify the appointment of Ernst & Young LLP as GTx's independent registered public accounting firm for 2013.

            I urge you to vote, as the Board of Directors has recommended, for both of our director nominees and for the approval of each of GTx's 2013 Equity Incentive Plan and GTx's 2013 Non-Employee Director Equity Incentive Plan. I also ask that you ratify the appointment of Ernst & Young LLP as GTx's independent registered public accounting firm for 2013.

            Attached you will find a notice of meeting (which includes a notice of Internet availability of our proxy materials) and proxy statement that contains further information about these items as well as specific details of the meeting.

            Your vote is important.    Whether or not you expect to attend the meeting, I encourage you to vote. Please sign and return your proxy card, or use the telephone or Internet voting prior to the meeting. This will assure that your shares will be represented and voted at the meeting, even if you cannot attend.

                        Sincerely,

                        Mitchell S. Steiner
                         Chief Executive Officer and
                        Vice-Chairman of the Board of Directors

175 Toyota Plaza, 7th Floor
Memphis, Tennessee 38103
(901) 523-9700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are invited to attend the 2013 GTx, Inc. Annual Meeting of Stockholders:

WHEN	4 p.m. (Central Daylight Time) on Thursday, May 2, 2013.
WHERE	The Toyota Center, 175 Toyota Plaza, Memphis, Tennessee 38103.
ITEMS OF BUSINESS

•

To elect the two nominees for Class III director named in the accompanying proxy statement to serve until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified (Proposal No. 1);

• To ratify the appointment of Ernst & Young LLP as GTx's independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 2);
• To approve the GTx, Inc. 2013 Equity Incentive Plan (Proposal No. 3); and
• To approve the GTx, Inc. 2013 Non-Employee Director Equity Incentive Plan (Proposal No. 4); and
• To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.
RECORD DATE	You are entitled to vote if you are a stockholder of record at the close of business on March 4, 2013.
VOTING BY PROXY

The Board of Directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the meeting. Please see the attached proxy statement and enclosed proxy card for information on submitting your proxy over the Internet, by telephone, or by mailing back the traditional proxy card (no extra postage is needed for the enclosed envelope if mailed in the U.S.). If you later decide to vote at the meeting, information on revoking your proxy prior to the meeting is also provided. You may receive more than one set of proxy materials and proxy cards. Please promptly complete, sign and return each proxy card you receive in order to ensure that all of your shares are represented and voted. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ATTENDANCE AT MEETING	If you plan to attend, please be sure to mark the box provided on the proxy card or indicate your attendance when prompted during your Internet or telephone submission.
RECOMMENDATIONS	The Board of Directors recommends that you vote "FOR" both of our nominees for Class III director, and "FOR" the approval of Proposal Nos. 2, 3 and 4.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be Held on May 2, 2013 at the Toyota Center, 175 Toyota Plaza, Memphis, Tennessee 38103

The proxy statement and annual report to stockholders are available at
www.edocumentview.com/GTXI

Your vote is important.    Whether or not you expect to attend the meeting, please submit your proxy promptly in order to assure that a quorum is present. Thank you for your attention to this important matter.

                        By Order of the Board of Directors,

                        Henry P. Doggrell
                         Vice President, Chief Legal Officer and Secretary

Memphis, Tennessee
March 15, 2013

GTx, Inc.
175 Toyota Plaza, 7th Floor
Memphis, Tennessee 38103
(901) 523-9700

PROXY STATEMENT FOR THE
2013 ANNUAL MEETING OF STOCKHOLDERS

            The enclosed proxy is solicited by the Board of Directors of GTx, Inc. for use at the 2013 Annual Meeting of Stockholders. Your vote is very important. For this reason, the Board of Directors is requesting that you allow your shares to be represented at the 2013 Annual Meeting of Stockholders by the proxies named on the enclosed proxy card. In connection with the solicitation of proxies by the Board of Directors, we are mailing this proxy statement, the enclosed proxy card, and our 2012 Annual Report to all stockholders entitled to vote at the Annual Meeting beginning on or about March 25, 2013.

            In this proxy statement, terms such as "we," "us" and "our" refer to GTx, Inc., which may also be referred to from time to time as "GTx."

INFORMATION ABOUT THE MEETING

When is the Annual Meeting?

            The Annual Meeting will be held at 4 p.m., Central Daylight Time, on Thursday, May 2, 2013.

Where will the Annual Meeting be held?

            The Annual Meeting will be held at the Toyota Center, 175 Toyota Plaza, Memphis, Tennessee 38103. For directions to attend the Annual Meeting, please contact Investor Relations. The contact information for Investor Relations is described under "Who should I contact if I have any questions?" below. Information on how to vote in person at the Annual Meeting is discussed below.

What items will be voted on at the Annual Meeting?

            There are four matters scheduled for a vote:

  •
  To elect the two nominees for Class III director named herein to serve until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

  •
  To ratify the appointment of Ernst & Young LLP as GTx's independent registered public accounting firm for the fiscal year ending December 31, 2013;

  •
  To approve the GTx, Inc. 2013 Equity Incentive Plan; and

  •
  To approve the GTx, Inc. 2013 Non-Employee Director Equity Incentive Plan.

            As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

What are the Board of Directors' recommendations?

            Our Board of Directors recommends that you vote:

  •
  "FOR" the election of both of the nominees named herein to serve on the Board of Directors;

  •
  "FOR" the ratification of the appointment of Ernst & Young LLP as GTx's independent registered public accounting firm for the fiscal year ending December 31, 2013;

  •
  "FOR" the approval of the GTx, Inc. 2013 Equity Incentive Plan; and

  •
  "FOR" the approval of the GTx, Inc. 2013 Non-Employee Director Equity Incentive Plan.

Will GTx's directors be in attendance at the Annual Meeting?

            GTx encourages, but does not require, its directors to attend annual meetings of stockholders. However, GTx currently anticipates that all of its directors will attend the Annual Meeting. All but one of GTx's then-current directors attended the 2012 Annual Meeting of Stockholders.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

            Only stockholders of record at the close of business on the record date, March 4, 2013, are entitled to receive notice of the Annual Meeting and to vote the shares for which they are stockholders of record on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. As of the close of business on March 4, 2013, GTx had 62,891,791 shares of common stock outstanding.

            Stockholders of Record: Shares Registered in Your Name.    If on March 4, 2013, your shares were registered directly in your name with GTx's transfer agent, Computershare Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

            Beneficial Owner:    Shares Registered in the Name of a Broker or Bank. If on March 4, 2013, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?

            You may either vote "FOR" each nominee to the Board of Directors or you may withhold your vote for any nominee that you specify. For Proposal Nos. 2, 3 and 4, you may vote "FOR" or "AGAINST", or abstain from voting. The procedures for voting are fairly simple:

            Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) within the United States, U.S. territories and Canada using a touch-tone phone and follow the instructions provided by the recorded message. Your vote must be received by 1:00 a.m. Central Daylight Time on May 1, 2013 to be counted.

  •
  To vote on the Internet, go to www.envisionreports.com/GTXI to complete an electronic proxy card and follow the steps outlined on the secured website. Your vote must be received by 1:00 a.m. Central Daylight Time on May 1, 2013 to be counted.

            Beneficial Owner: Shares Registered in the Name of a Broker or Bank.    If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from GTx. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

            On each matter to be voted upon, you have one vote for each share of common stock you own as of March 4, 2013.

What if I return a proxy card but do not make specific choices?

            Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record and return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

  •
  "FOR" the election of both of the nominees named herein to serve on the Board of Directors;

  •
  "FOR" the ratification of the appointment of Ernst & Young LLP as GTx's independent registered public accounting firm for the fiscal year ending December 31, 2013

  •
  "FOR" the approval of the GTx, Inc. 2013 Equity Incentive Plan; and

  •
  "FOR" the approval of the GTx, Inc. 2013 Non-Employee Director Equity Incentive Plan.

            If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his or her best judgment.

            Beneficial Owner: Shares Registered in the Name of a Broker or Bank.    If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

Can I change my vote after submitting my proxy card?

            Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy bearing a later date;

  •
  You may send a written notice that you are revoking your proxy to GTx, Inc. at 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103, Attention: Henry P. Doggrell, Corporate Secretary; or

  •
  You may attend the Annual Meeting and notify the election officials at the Annual Meeting that you wish to revoke your proxy and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

            If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

            Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count "FOR," "WITHHOLD" and broker non-votes with respect to the election of directors, and, with respect to Proposal Nos. 2, 3 and 4, "FOR" and "AGAINST" votes, abstentions and broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on both of the proposals.

            Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted towards the tabulation of shares present in person or represented by proxy and entitled to vote and will have the same effect as "AGAINST" votes on Proposal Nos. 2, 3 and 4. Although broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on any of the proposals.

What is the vote required for each proposal?

  •
  For the election of the Class III directors, the two nominees receiving the most "FOR" votes (among votes properly cast in person or by proxy) will be elected.

  •
  To be approved, Proposal No. 2, the ratification of the appointment of Ernst & Young LLP as GTx's independent registered public accounting firm for the fiscal year ending December 31, 2013, must receive a "FOR" vote from at least a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

  •
  To be approved, Proposal No. 3, the approval of the GTx, Inc. 2013 Equity Incentive Plan, must receive a "FOR" vote from at least a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

  •
  To be approved, Proposal No. 4, the approval of the GTx, Inc. 2013 Non-Employee Director Equity Incentive Plan, must receive a "FOR" vote from at least a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

How many shares must be present to constitute a quorum for the Annual Meeting?

            A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. On March 4, 2013, the record date, there were 62,891,791 shares outstanding and entitled to vote. Thus, at least 31,445,896 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

            Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. If there is no quorum, either the Chairman of the meeting or a majority of the votes present in person or represented by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

            Preliminary voting results will be announced at the Annual Meeting. Final results are expected to be published in a current report on Form 8-K filed by GTx with the Securities and Exchange Commission on or before the fourth business day following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days following the Annual Meeting, we intend to file a Form 8 K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

ADDITIONAL MEETING-RELATED INFORMATION

How and when may I submit a stockholder proposal for GTx's 2014 Annual Meeting?

            Our annual meeting of stockholders generally is held in April or May of each year. We will consider for inclusion in our proxy materials for the 2014 Annual Meeting of Stockholders, stockholder proposals that are received at our executive offices no later than November 25, 2013 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. However, if our 2014 Annual Meeting of Stockholders is not held between April 2, 2014 and June 1, 2014, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials. Proposals must be sent to our Corporate Secretary at GTx, Inc., 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103.

            Pursuant to GTx's bylaws, stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2014 Annual Meeting of Stockholders, you must notify our Corporate Secretary, in writing, not later than the close of business on November 25, 2013, nor earlier than the close of business on October 26, 2013. We also advise you to review GTx's bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that we do not hold our 2014 Annual Meeting of Stockholders between April 2, 2014 and June 1, 2014. A stockholder's notice to our Corporate Secretary must set forth the information required by GTx's bylaws with respect to each matter the stockholder proposes to bring before the annual meeting. The Chairman of the 2014 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Directors for the 2014 Annual Meeting of Stockholders will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which GTx has not been provided with timely notice and (ii) any proposal made in accordance with GTx's bylaws, if the proxy statement for the 2014 Annual Meeting of Stockholders briefly describes the matter and how management proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Securities Exchange Act of 1934, as amended.

How can I obtain a copy of GTx's Form 10-K?

            We will mail to you without charge, upon written request, a copy of our Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2012, as well as a copy of any exhibit specifically requested. Requests should be sent to: Corporate Secretary, GTx, Inc., 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103. A copy of our Annual Report on Form 10-K has also been filed with the SEC and may be accessed from the SEC's homepage (www.sec.gov).

            In addition, a copy of our 2012 Annual Report to Stockholders is being mailed along with this proxy statement and is also available at www.edocumentview.com/GTXI. Our 2012 Annual Report to Stockholders is not incorporated into this proxy statement and shall not be considered proxy solicitation material.

What proxy materials are available on the Internet?

            This proxy statement and our 2012 Annual Report to Stockholders are available at www.edocumentview.com/GTXI.

Who is paying for this proxy solicitation?

            We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another stockholder?

            The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies.

            This year, a number of brokers with account holders who are GTx stockholders will be householding our proxy materials by delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report in the future you may notify your broker or GTx. You can notify us by sending a written request to GTx, Inc., c/o Henry P. Doggrell, Corporate Secretary, 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103, or by calling (901) 523-9700. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request "householding" of their communications should contact their broker. In addition, GTx will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Who should I contact if I have any questions?

            If you have any questions about the Annual Meeting, our proxy materials or your ownership of our common stock, please contact Henry P. Doggrell, Corporate Secretary, 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103, Telephone 901-523-9700, by Fax: 901-844-8075 or by e-mail at investor.relations@gtxinc.com.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

            GTx's Board of Directors is divided into three classes. GTx's charter documents provide that each class must consist, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified. This includes vacancies created by an increase in the authorized number of directors.

            The Board of Directors presently has six members. There are currently two directors in Class III, the class whose term of office expires at the Annual Meeting. Michael G. Carter and J. R. Hyde, III, each of whom is a current Class III director, was recommended for re-election to our Board of Directors by our Nominating and Corporate Governance Committee and was nominated for re-election by the Board of Directors. If elected at the Annual Meeting, each of Dr. Carter and Mr. Hyde will serve until the 2016 Annual Meeting of Stockholders and until his successors is elected and qualified, or until his earlier death, resignation or removal.

            Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of Dr. Carter and Mr. Hyde. In the event that either nominee should be unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of such substitute nominee as the Nominating and Corporate Governance Committee may propose. Dr. Carter and Mr. Hyde have both agreed to serve if elected.

            The following includes a brief biography of both of the nominees standing for election to the Board of Directors at the Annual Meeting, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee should serve as a member of our Board of Directors.

Class III Director Nominees for Election for a Three-Year Term Expiring at the 2016 Annual Meeting

Michael G. Carter, M.D., Ch.B., F.R.C.P.

            Dr. Carter, age 75, was appointed as a director in May 2006 and currently serves as Chair of the Compensation Committee and as a member of the Scientific Advisory Committee. Dr. Carter has been a non-executive director of Santarus, Inc. (NASDAQ: SNTS) since 2004, served as a non-executive director of Micromet AG from 2001 to 2005 and of Micromet, Inc. (NASDAQ: MITI) from 2006 to March 2012, and served as a non-executive director of Fulcrum Pharma, PLC (AIM: FUL) from 2005 to 2010. Dr. Carter was a member of the Advisory Board of Paul Capital Royalty Fund from 2005 to 2008, and has been a venture partner with SV Life Sciences Advisers, LLP since 1998 and a member of the strategic advisory board of Cowen Healthcare Royalty Partners since September 2009. Dr. Carter was the non-executive chairman of Metris Therapeutics, Ltd., a biotechnology firm specializing in women's healthcare from 1999 to 2008. Dr. Carter served on the Pharmaceutical Board of Zeneca Pharmaceuticals, a predecessor company of AstraZeneca, and held various positions with Zeneca from 1984 to 1998, including International Medical Director and International Marketing Director. From 1985 to 1995, Dr. Carter served as a member of the U.K. Government's Medicines Commission. Dr. Carter is an Elected Fellow of the Royal Pharmaceutical Society, Faculty of Pharmaceutical Medicine, and of the Royal College of Physicians of Edinburgh. Dr. Carter holds a bachelor's degree in pharmacy from London University (U.K.) and a medical degree from Sheffield University Medical School (U.K.). Dr. Carter brings to the GTx Board specific expertise in the development and commercialization of pharmaceutical products by both large pharmaceutical companies and small specialty biotech companies. His advice regarding product launch preparations has been especially valuable to both the Board and management.

J. R. Hyde, III

            Mr. Hyde, age 70, has served as the Chairman of our Board of Directors since November 2000, and currently serves as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Since 1989, Mr. Hyde has been the sole stockholder and President of Pittco Holdings, Inc., a private institutional investment company. Since 1996, when Mr. Hyde made a substantial contribution to support Dr. Steiner's research, Mr. Hyde has been instrumental in forming and financing GTx and is our largest stockholder. Mr. Hyde was the Chairman of the Board of Directors of AutoZone, Inc. (NYSE: AZO) from 1986 to 1997 and the Chief Executive Officer of AutoZone from 1986 to 1996. From March 2005 to June 2007, Mr. Hyde served as the non-executive chairman of the Board of Directors of AutoZone, Inc., and continues to serve as a member of the Board. He was also Chairman and Chief Executive Officer of Malone & Hyde, Inc., AutoZone's former parent company, from 1972 until 1988. Mr. Hyde also served as a director of FedEx Corporation (NYSE: FDX) from 1977 to 2011. As our largest stockholder and with a long history of serving as both Chairman and Chief Executive Officer of a large publicly-traded company and a member of the board of directors of other public companies, Mr. Hyde has continued to serve as a principal architect of our public company governance structure, and is the primary advisor to senior management on all matters of strategic importance. The Board believes that Mr. Hyde's leadership role and public company experience continues to qualify him as the best candidate to Chair GTx's Board of Directors.

The Board of Directors unanimously recommends a vote in favor of both of our nominees for Class III Director.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS
AND CERTAIN CORPORATE GOVERNANCE MATTERS

Continuing Directors

            In addition to the two Class III director nominees, GTx has four other directors who will continue in office after the Annual Meeting with terms expiring in 2014 and 2015. The following includes a brief biography of each director composing the remainder of the Board with terms expiring as shown, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable director should serve as a member of our Board of Directors.

Class I Directors Continuing in Office Until the 2014 Annual Meeting

Barrington J. A. Furr, Ph.D.

            Dr. Furr, age 69, has served as a director since January 2011 and currently serves as Chair of the Scientific Advisory Committee and as a member of the Nominating and Corporate Governance Committee and the Audit Committee. Dr. Furr holds a Ph.D. in Reproductive Endocrinology from the University of Reading (United Kingdom). From 1972 to 2005, he worked for AstraZeneca and its predecessor companies. Following the 1999 merger of Zeneca with Astra, Dr. Furr was appointed Chief Scientist and Head of Project Evaluation at AstraZeneca. Dr. Furr serves as a non-executive director of the Medicines and Healthcare products Regulatory Agency (MHRA) of the Department of Health of the United Kingdom. He also serves as a non-executive director of the leading international animal genetics company, Genus plc (LSE:GNS), and he was recently appointed as the non-executive chairman of Llangarth Limited, a drug consultancy company. Dr. Furr has been recognized extensively for his work on Zoladex®, the LHRH agonist for the first line treatment of advanced prostate cancer, and Casodex®, the largest selling anti-androgen in the United States, Europe and Japan. He was awarded the Society for Drug Research Drug Discovery Award and the Jubilee Medal of the Society of Endocrinology. For his services to cancer drug discovery, he was made an Officer of the Order of the British Empire in January 2000. Dr. Furr was added to the Board to bolster the Board's expertise in drug development, particularly with respect to therapies for treating prostate cancer, which is a significant focus for GTx. Additionally, Dr. Furr's work with MHRA is expected to provide GTx with better insight and understanding of European regulatory requirements for drug development as we plan for and potentially initiate clinical studies outside of the United States.

Kenneth S. Robinson, M.D., M.Div.

            Dr. Robinson, age 58, has served as a director since May 2008 and currently serves as Chair of the Nominating and Corporate Governance Committee and as a member of the Audit Committee. From 2003 through 2007, Dr. Robinson served in the cabinet of Tennessee Governor Phil Bredesen as Commissioner of Health, and in April 2009, Dr. Robinson accepted an appointment to provide executive-level public health leadership and consultation as the Health Officer of Shelby County, Tennessee, the county in which GTx is located. In February 2011, Dr. Robinson was appointed as Public Health Policy Advisor for Shelby County, Tennessee. From 1982 through 1991, Dr. Robinson taught and practiced internal medicine at Vanderbilt University School of Medicine, and from 1991 through 2003, he was an Assistant Dean at the University of Tennessee College of Medicine. Since 1991, he has served as Pastor and Chief Executive of St. Andrew AME Church. Dr. Robinson holds a B.A., cum laude, from Harvard University, a M.D. from Harvard Medical School, and a Master of Divinity from Vanderbilt Divinity School. As a Harvard trained physician who has experience in overseeing the complexities of federal and state agencies' provision of healthcare to elderly and indigent patients, Dr. Robinson brings to the GTx Board expertise in governmental reimbursement related issues and the role of government in the development and delivery of healthcare services. Dr. Robinson, an African American, adds an element of racial balance to the Board and also provides a voice for GTx with state and local officials.

Class II Directors Continuing in Office Until the 2015 Annual Meeting

J. Kenneth Glass

            Mr. Glass, age 66, has served as a director since March 2004, and currently serves as the Chair of the Audit Committee and also currently serves on the Compensation Committee. Mr. Glass retired as Chairman of the Board, President and Chief Executive Officer of First Horizon National Corporation (NYSE: FHN), or First Horizon, as of January 29, 2007. Mr. Glass was named President and Chief Executive Officer of First Horizon in July 2002, and he also became First Horizon's Chairman of the Board in January 2004. From 2003 through 2007, Mr. Glass served as a director of FedEx Corporation (NYSE: FDX). From July 2001 through July 2002, Mr. Glass was President and Chief Operating Officer of First Horizon. From 1993 to 2001, Mr. Glass was Business Unit President of First Tennessee Bank. Mr. Glass received his B.A. in Accounting from Harding University and graduated from Harvard Business School's Advanced Management Program. As Chairman and Chief Executive Officer of one of the largest banks in Tennessee, Mr. Glass was recruited to the GTx Board to provide financial and business leadership expertise to the Board. With his background in accounting and as a Chief Executive Officer, Mr. Glass serves in the role of a financial expert for our Audit Committee, and his years of experience leading a publicly-owned bank holding company has provided him with the organizational skills, risk management expertise and leadership he currently brings to the Board and the Audit Committee.

Mitchell S. Steiner, M.D., F.A.C.S.

            Dr. Steiner, age 52, a co-founder of GTx, has served as our Chief Executive Officer and Vice-Chairman of our Board of Directors since our inception in September 1997 and currently serves on the Scientific Advisory Committee. From 1995 to 2003, Dr. Steiner held numerous academic appointments, including Chairman and Professor of Urology, Director of Urologic Oncology and Research and the Chair of Excellence in Urologic Oncology at the University of Tennessee. Since 2003, Dr. Steiner has continued to serve on the faculty at the University of Tennessee. Dr. Steiner holds a B.A. in Molecular Biology from Vanderbilt University and an M.D. from the University of Tennessee, and performed his surgery and urologic training at The Johns Hopkins Hospital. Dr. Steiner serves as Chief Executive Officer to GTx, and is responsible for formulating the overall product development and commercial strategies for GTx. Dr. Steiner's knowledge of all aspects of our business and its history, combined with his drive for innovation and excellence, position him well to serve as our Chief Executive Officer and Vice-Chairman of the Board.

Director Independence

            As required under the NASDAQ listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. Consistent with the requirements of the SEC and NASDAQ, our Board of Directors reviews all relevant transactions or relationships between each director, and GTx, its senior management and its independent registered public accounting firm. During this review, the Board considers whether there are any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of GTx's senior management or their affiliates. The Board consults with GTx's corporate counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

            As a result of this review, the Board affirmatively determined that the following five of our six directors are independent members of the Board of Directors within the meaning of the applicable NASDAQ listing standards: Mr. Hyde (Chairman; Nominee), Dr. Carter (Nominee), Dr. Furr, Mr. Glass and Dr. Robinson. The Board also previously determined that Timothy R. G. Sear, who resigned from the Board of Directors in February 2013, was an independent member of the Board of Directors within the meaning of the applicable NASDAQ listing standards. As a result of Mr. Hyde's significant stock ownership in GTx, Mr. Hyde is not considered "independent" under applicable NASDAQ and SEC standards pertaining to membership of the Audit Committee (Mr. Hyde is not a member of the Audit Committee). Dr. Steiner, our Chief Executive Officer is not "independent" within the meaning of the NASDAQ listing standards. In determining that Dr. Robinson and Mr. Hyde are independent within the meaning of the applicable NASDAQ listing standards, the Nominating and Corporate Governance Committee and the Board considered Dr. Robinson's service as a director of a charitable organization of which Mr. Hyde is chair, as well as Dr. Robinson's position as Chief Executive Officer of a charitable organization that is a grantee of the J.R. Hyde Jr. Foundation and the J.R. Hyde III Family Foundation, and determined that such relationships would not interfere with either Dr. Robinson's or Mr. Hyde's exercise of independent judgment in carrying out the responsibilities of a director.

            The Compensation Committee and the Nominating and Corporate Governance Committee of the Board are comprised entirely of directors who are independent within the meaning of the NASDAQ listing standards, and the members of the Audit Committee are independent under applicable NASDAQ listing standards and SEC rules. In addition, the Board of Directors has determined that Mr. Glass, the Chair of the Audit Committee, qualifies as an "audit committee financial expert" within the meaning of the SEC rules.

Board Leadership Structure and Risk Oversight

            Since we became a public company in February 2004, we have operated with a non-executive Chairman of the Board who leads the Board, and a Chief Executive Officer with responsibility for running GTx who is also a member of the Board and serves as the Vice-Chairman of the Board. The Chairman of our Board, Mr. Hyde, is responsible for:

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  providing leadership to the Board and facilitating communication among directors;

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  setting the Board meeting agendas in consultation with the Chief Executive Officer and Chief Operating Officer;

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  presiding at Board meetings, executive sessions and stockholder meetings; and

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  facilitating the flow of information between management and the directors on a regular basis.

            We believe that our Chief Executive Officer and our Chairman have an excellent working relationship that has allowed Dr. Steiner to focus on the challenges that GTx faces in the current business environment. While our Guidelines on Governance Issues (a copy of which can be found on our corporate website at www.gtxinc.com under "About GTx" at "Governance") does not require that we separate the duties of Chairman of the Board from those of the Chief Executive Officer, we have found combining Mr. Hyde's strategic focus with the day-to-day operational skills provided by our Chief Executive Officer ensures a mature, thoughtful and complete review of matters of importance to GTx. Also, having the opportunity for the independent directors to meet in executive session, which they do following the conclusion of each regularly scheduled Board meeting, gives our Board ample opportunity to openly question and discuss matters pertaining to senior management, including the appropriateness of their direction and actions.

            Our Board currently has five independent members within the meaning of the applicable NASDAQ listing standards and one non-independent member, Dr. Steiner, our Chief Executive Officer. A number of our independent Board members have served as members of senior management of other public companies and are serving or have served as directors of other public companies. We have three standing Board committees comprised solely of independent directors within the meaning of the applicable NASDAQ listing standards, each with a different independent director serving as the Chair of the committee, and a fourth Board committee, the Scientific Advisory Committee, established in 2012, which is comprised of two independent directors and Dr. Steiner, with one of the independent directors serving as the Chair of that committee. We believe that the number of independent, experienced directors who make up our Board, along with the independent oversight of the Board by our non-executive Chairman, benefits GTx and our stockholders.

            Our Audit Committee is primarily responsible for overseeing GTx's risk management process on behalf of the full Board. The Audit Committee receives reports from management periodically regarding GTx's assessment of risks. In addition, the Audit Committee reports regularly to the full Board, which also considers GTx's risk profile. The Audit Committee and the full Board focus on the most significant risks facing GTx and GTx's general risk management strategy, and also ensure that risks undertaken by GTx are consistent with the Board's appetite for risk. While the Audit Committee is primarily responsible for overseeing GTx's risk management, the Nominating and Corporate Governance Committee periodically reviews reports from management regarding GTx's enterprise risk management process, and company management is responsible for the day-to-day execution of this process. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

            Pursuant to our bylaws and our Guidelines on Governance Issues, our Board determines the best board leadership structure for our company from time to time. As part of our annual Board self-evaluation process, the Board evaluates our leadership structure in an effort to ensure that it provides the optimal structure for our company and for our stockholders.

Board and Committee Meetings; Attendance

            GTx encourages, but does not require its directors to attend annual meetings of stockholders. All of our then-current directors, with the exception of Dr. Carter, attended the 2012 Annual Meeting of Stockholders. For 2012, each director attended at least 75% of the aggregate of (a) all meetings of the Board and (b) any committees on which he or she served. In 2012, the Board of Directors held six meetings, and the number of meetings held by the Board committees, other than the Scientific Advisory Committee, is set forth in the table below. In addition, our non-management directors hold executive sessions after the conclusion of each regularly scheduled Board meeting. Mr. Hyde presides as Chairman over each executive session of the Board.

Board Committees

            GTx's Board of Directors currently has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Scientific Advisory Committee. The charters for the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Scientific Advisory Committee are available on GTx's website (www.gtxinc.com) under "About GTx" at "Governance." The current membership of and information about our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are shown below. With respect to the Scientific Advisory Committee, the purpose of the Scientific Advisory Committee is to assist the Board by reviewing and evaluating GTx's research strategy, as well as its research, development and clinical programs.

Committees/Current Members	Committee Functions
Audit Committee Current Members Mr. Glass (Chair) Dr. Furr Dr. Robinson Number of Meetings held in 2012: six

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Oversees financial and operational matters involving accounting, corporate finance, internal and independent auditing, internal control over financial reporting, compliance, and business ethics.

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Oversees other financial audit and compliance functions as assigned by the Board.

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Primarily responsible for overseeing GTx's risk management process.

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Has the sole authority to select, evaluate, replace and oversee GTx's independent registered public accounting firm.

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Has the sole authority to approve non-audit and audit services to be performed by the independent registered public accounting firm.

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Monitors the independence and performance of the independent registered public accounting firm.

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Provides an avenue of communications among the independent registered public accounting firm, management and the Board of Directors.

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Reviews, approves and provides oversight of "related party transactions."

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Has the specific responsibilities and authority necessary to comply with the NASDAQ listing standards applicable to audit committees.

Committee/Current Members	Committee Functions
Compensation Committee Current Members: Dr. Carter (Chair) Mr. Glass Mr. Hyde Number of Meetings held in 2012: five

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Reviews the performance of GTx officers and establishes overall executive compensation policies and programs.

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Reviews and approves compensation elements such as base salary, bonus awards, stock option grants and other forms of long-term incentives for GTx officers (no member of the committee may be a member of management or eligible for compensation other than as a director).

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Reviews Board compensation and stock ownership matters.

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Reviews and discusses with management the information contained in the Compensation Discussion and Analysis section of our annual proxy statements.

Committee/Current Members	Committee Functions
Nominating and Corporate Governance Committee Current Members: Dr. Robinson (Chair) Dr. Furr Mr. Hyde Number of Meetings held in 2012: four

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Evaluates governance standards for GTx to ensure that appropriate governance policies and procedures have been established and are being followed.

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Develops criteria to determine the qualifications and appropriate tenure of directors.

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Reviews such qualifications and makes recommendations to the Board regarding the nomination of current directors for re-election to the Board as well as new nominees to fill vacancies on the Board.

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Considers stockholder recommendations for Board nominees, as described below.

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Recommends to the Board the chairmanship and membership of each Board committee.

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Considers applicable social and ethical issues and other matters of significance in areas related to corporate public affairs.

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Reviews succession plans for GTx officers.

Nominating and Corporate Governance Committee Matters

            The Nominating and Corporate Governance Committee expects, as minimum qualifications, that nominees to the Board (including incumbent directors) will enhance the Board's management, finance, commercial and/or scientific expertise, will not have a conflict of interest and will have a high ethical standard and, with respect to new members of the Board, a willingness to serve at least an initial three year term for the Nominating and Corporate Governance Committee to recommend them to the Board of Directors. A director nominee's knowledge and/or experience in areas such as, but not limited to, the medical, pharmaceutical, biotechnology, biopharmaceutical or life sciences industry, equity and debt capital markets and financial accounting are likely to be considered both in relation to the individual's qualification to serve on our Board of Directors and the needs of the Board as a whole. While we do not have a formal policy on Board diversity, the Nominating and Corporate Governance Committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experiences and other factors that contribute to our Board having an appropriate range of expertise, talents, experiences and viewpoints, and considers those diversity considerations, in view of the needs of the Board as a whole, when making decisions on director nominations. Other characteristics, including but not limited to, the director nominee's material relationships with GTx, time availability, service on other boards of directors and their committees, or any other characteristics which may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee are reviewed for purposes of determining a director nominee's qualification.

            Candidates for director nominees are evaluated by the Nominating and Corporate Governance Committee in the context of the current composition of the Board, the operating requirements of GTx and the long-term interests of GTx's stockholders. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors' overall service to GTx during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

            The Nominating and Corporate Governance Committee has evaluated, and recommended the nomination of, both of the directors currently standing for re-election at the Annual Meeting.

            The Board of Directors does not impose term limits or a mandatory retirement age for directors, except that GTx's Chief Executive Officer (and the Chief Operating Officer, if he or she is a member of the Board) is required to leave the Board if he or she ceases to serve as GTx's Chief Executive Officer (or Chief Operating Officer, as the case may be). While it is believed that a director's knowledge and/or experience can continue to provide benefit to the Board of Directors following a director's retirement from his or her primary work affiliation, it is recognized that a director's knowledge of and involvement in ever changing business environments can weaken, and therefore his or her ability to continue to be an active contributor to the Board of Directors will be reviewed. Upon a director's change in his or her employment status, if any, he or she is required to notify the Chairman of the Board of Directors and the Chair of the Nominating and Corporate Governance Committee of such change and to offer his or her resignation for review.

Compensation Committee Matters

            Scope of Authority.    The Compensation Committee acts on behalf of the Board of Directors to establish the compensation of executive officers of GTx and provides oversight of GTx's compensation philosophy. The Compensation Committee also acts as the oversight committee with respect to GTx's benefit plans, stock plans and bonus plans covering executive officers and other senior management. In overseeing those plans, the Compensation Committee has the sole authority for day-to-day administration and interpretation of the plans. Our Compensation Committee retains the authority for establishing all matters with respect to the compensation of our executive officers, although our Compensation Committee may recommend to the full Board of Directors that it take action with respect to such compensation matters. The Compensation Committee has the authority to engage outside advisors to assist it in the performance of its duties; however, the Compensation Committee may not delegate its authority to others.

            Mr. Carter, as Chair of the Compensation Committee, is responsible for setting the agenda for meetings. Our Compensation Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer and the other officers of GTx. More information regarding the Compensation Committee's process and procedures for determining and evaluating our executive officers' compensation packages can be found under the caption "Compensation Discussion and Analysis" below.

            Compensation Consultants.    Under its charter, the Compensation Committee has the power and authority to hire outside advisors or consultants to assist it in fulfilling its responsibilities upon terms and conditions established by the Compensation Committee. GTx is financially responsible for the fees of any advisor or consultant engaged by the Compensation Committee. Consistent with its practice in 2010 and 2011, the Compensation Committee decided not to retain a third party compensation consultant to assist it in making compensation decisions for our named executive officers for fiscal year 2012, which compensation decisions (other than with respect to the extent to which the objective performance criteria had been met under our Executive Bonus Compensation Plan for 2012) were made in December 2011. However, in early 2012, the Compensation Committee retained the services of Radford, a third party compensation consultant recommended by one of the Compensation Committee members, to assist the Compensation Committee in evaluating the industry peer group previously utilized by the Compensation Committee to assess comparable Board and executive officer compensation payments and awards, and to make such recommendations to the Compensation Committee as Radford thought appropriate. Based on recommendations from Radford, the Compensation Committee substantially revised its list of industry peers and has subsequently utilized this revised group of industry peers to determine if Board and executive officer compensation payments and equity awards were comparable. At the direction of the Compensation Committee, our finance department also obtained compensation data for executive officers at our peer group companies from Equilar, Inc., or Equilar, a web-based independent executive compensation firm, which the Compensation Committee reviewed in the course of making its decisions about executive base salary and stock option grants for 2012. Equilar did not provide any consulting services to GTx or the Compensation Committee in 2012. During 2012, the Compensation Committee also retained Radford to assess both the equity and cash compensation payment practices utilized by the Board to pay its members for their participation as Board and Board committee members, and based on the recommendation of Radford, moved to a "roles-based" compensation practice designed to recognize and reasonably pay members for their roles as members of the Board and members or chairpersons of various committees of the Board, as described below.

            Roles of Executives in Establishing Compensation.    Our Chief Executive Officer, Dr. Steiner, and our Chief Operating Officer, Marc Hanover, provides to the Compensation Committee an annual performance review of each of our other executive officers which is considered by the Compensation Committee in its determination of compensation for such officers. Dr. Steiner and Mr. Hanover also recommend to the Compensation Committee the number of stock options to be granted to new hires and existing employees. It is within the prerogative of the Compensation Committee to approve, modify or disapprove any recommendations for grants of options to GTx employees. Dr. Steiner and Mr. Hanover also provide recommendations to the Compensation Committee with respect to the specific performance goals to be achieved to receive executive bonus compensation under GTx's Executive Bonus Compensation Plan. Additional information on the role of our executive officers in establishing compensation can be found under the caption "Compensation Discussion and Analysis" below.

            Director Compensation.    The Board of Directors sets non-management directors' compensation at the recommendations of the Nominating and Corporate Governance Committee and the Compensation Committee. The Compensation Committee and Board of Directors believe that: director compensation should fairly compensate directors for work required in a company of GTx's size and scope; the compensation should align directors' interests with the long-term interest of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. During 2012, our non-employee directors were entitled to cash retainers in quarterly increments based on an annualized rate of $25,000 a year, or $35,000 a year for each of our Audit Committee Chair and Scientific Advisory Committee Chair, and $32,500 for our other non-employee director member of the Scientific Advisory Committee, plus in each case, an attendance fee of $2,000 for every Board and committee meeting attended (and $750 for any telephonic meeting attended). Under our Amended and Restated 2004 Non-Employee Directors' Stock Option Plan, or the Directors' Option Plan, non-employee directors were eligible to receive in 2012 an initial stock option grant under the Directors' Option Plan to purchase 15,000 shares of GTx common stock upon their initial election to the Board, and each continuing non-employee director was eligible to receive an annual stock option grant to purchase 15,000 shares of GTx common stock.

            In 2012, the Nominating and Corporate Governance Committee and the Compensation Committee agreed that the Compensation Committee would retain the services of Radford to assess and make recommendations regarding both the company's group of industry peers and the total compensation being received by Board members, relative to the revised group of industry peers. The Nominating and Corporate Governance Committee used this information in making its recommendations to the Compensation Committee about whether and to what extent director compensation should be modified. The Compensation Committee considered the information supplied by Radford, as well as the recommendations of the Nominating and Corporate Governance Committee, to determine whether it would recommend to the Board of Directors that the Board of Directors consider approving modifications to the compensation paid to directors by GTx. Recognizing that total compensation payments to the Board lagged the median compensation received by the company's peers, Radford recommended small adjustments in cash compensation payments be made over a two year period to bring cash payments closer to those payments received by the 50th percentile of the company's peers, and the first of these adjustments were implemented effective January 1, 2013. Similarly, Radford recommended that adjustments in the equity awards received both by new non-employee members of the Board and by each non-employee director annually be implemented incrementally over a two year period to bring such awards closer to the median equity awards received by board members of the company's industry peers, and in February 2013, the Board, with the recommendation of the Compensation Committee, approved increases in the number of shares subject to these initial and annual stock option grants under the Directors' Option Plan (or our 2013 Non-Employee Director Equity Incentive Plan, or the 2013 Directors' Plan, if Proposal No. 4 is approved) from 15,000 shares to 22,500 shares in the case of initial grants and from 15,000 to 20,000 shares in the case of annual grants, effective immediately. The Board deferred until later whether to accept Radford's recommendation that another adjustment to the initial and annual grants of options for 2014 and thereafter be approved to bring the total equity compensation received by Board members more in line with the median level of equity grants received by the company's industry peers. For more information on the compensation arrangements for our non-employee directors, please see the section entitled "Director Compensation" below.

            Compensation Committee Charter.    Our Compensation Committee reviews its charter on an annual basis and, if necessary, recommends changes to the Board of Directors for its approval. A copy of the Compensation Committee's charter can be found on our corporate website at www.gtxinc.com under "About GTx" at "Governance."

Stockholder Nomination Policy

            It is the Nominating and Corporate Governance Committee's policy to review and consider all candidates for nomination and election as directors who may be suggested by any director or executive officer of GTx. The Nominating and Corporate Governance Committee will also consider any director candidate recommended by any stockholder if the recommendation is made in accordance with GTx's charter, bylaws and applicable law although no director candidate has been recommended to date by any stockholder, other than members of the Board of Directors and management who are also stockholders of GTx. To be considered, a recommendation for director nomination should be submitted in writing to: GTx, Inc., Nominating and Corporate Governance Committee, Attention: Corporate Secretary, 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103. When submitting candidates for nomination to be elected at GTx's annual meetings of stockholders, stockholders must follow the notice procedures and provide the information required by GTx's bylaws. In particular, for the Nominating and Corporate Governance Committee to consider a candidate recommended by a stockholder for nomination at the 2014 Annual Meeting of Stockholders, the recommendation must be delivered to GTx's Corporate Secretary, in writing, not later than the close of business on November 25, 2013, nor earlier than the close of business on October 26, 2013, subject to the different notice submission date requirements provided for in GTx's bylaws in the event that GTx does not hold its 2014 Annual Meeting of Stockholders between April 2, 2014 and June 1, 2014. The recommendation must include the same information as is specified in GTx's bylaws for stockholder nominees to be considered at an annual meeting, including the following:

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  the stockholder's name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

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  the class and number of shares of GTx that are owned beneficially and of record by such stockholder and such beneficial owner;

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  a description of all arrangements or understandings between the stockholder and the proposed nominee and any other person or persons regarding the nomination;

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  the nominee's written consent to being named in GTx's proxy statement as a nominee and to serving as a director if elected; and

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  all information regarding the nominee that would be required to be included in GTx's proxy statement by the rules of the SEC, including the nominee's age, business experience for the past five years and any directorships held by the nominee during the past five years.

Code of Business Conduct and Ethics and Guidelines on Governance Issues

            Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all officers, directors and employees as well as Guidelines on Governance Issues. These documents are available on GTx's website (www.gtxinc.com) under "About GTx" at "Governance." GTx will provide a copy of these documents to any stockholder, without charge, upon request, by writing to: GTx, Inc., Corporate Secretary, 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics by posting such information on our website at the address and the locations specified above.

Communications with the Board

            Stockholders and other interested parties may communicate in writing with our Board of Directors, any of its committees, or with any of its non-management directors by sending written communications addressed to: GTx, Inc., Attention: Corporate Secretary, 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103. Our Corporate Secretary will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly hostile, threatening or similarly inappropriate, in which case, our Corporate Secretary will discard the communication.

Policies on Reporting Certain Concerns Regarding Accounting and Other Matters

            We have adopted policies on the reporting of concerns to our Compliance Officer and Audit Committee regarding any suspected misconduct, illegal activities or fraud, including any questionable accounting, internal accounting controls or auditing matters, or misconduct. Any person who has a concern regarding any misconduct by any GTx employee, including any GTx officer, or any agent of GTx, may submit that concern to: GTx, Inc., Attention: Compliance Officer, 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103. Employees may communicate all concerns regarding any misconduct to our Compliance Officer and/or the Audit Committee on a confidential and anonymous basis through GTx's "whistleblower" hotline, the compliance communication phone number established by GTx: 1-877-778-5463, or by filing an anonymous, confidential report through Report-it.com, a web-based online service for "whistleblower" communications accessed at www.reportit.net. Any communications received through the toll free number or the online service is promptly reported to GTx's Compliance Officer, as well as other appropriate persons within GTx.

AUDIT COMMITTEE REPORT(1)

            The Audit Committee of the Board of Directors operates under a written charter approved by the Board of Directors, which is available on GTx's website (www.gtxinc.com) under "About GTx" at "Governance." The Audit Committee's charter specifies that the purpose of the Audit Committee is to assist the Board in its oversight of:

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  the engagement and performance of the independent registered public accounting firm;

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  the quality and integrity of GTx's financial statements;

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  the performance of GTx's internal audit function;

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  GTx's system of internal controls;

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  compliance with legal and regulatory requirements; and

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  GTx's risk management process.

            In carrying out these responsibilities, the Audit Committee, among other things:

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  monitors the preparation of quarterly and annual financial reports by GTx's management;

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  supervises the relationship between GTx and its independent registered public accounting firm, including:

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  having direct responsibility for its appointment, compensation and retention;

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  reviewing the scope of its audit services;

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  approving audit and non-audit services; and

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  confirming the independence of the independent registered public accounting firm;

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  oversees management's implementation and maintenance of effective systems of internal and disclosure controls, including review of GTx's policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of GTx's internal auditing program; and

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  supervises the functions of our internal auditor, who is a GTx employee reporting to the Audit Committee, which includes reviewing and testing the effectiveness of GTx's systems of internal and disclosure controls.

            Management is responsible for: the preparation, presentation and integrity of GTx's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, GTx's internal control over financial reporting. GTx's internal auditor is responsible for testing such internal controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of GTx's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon, as well as expressing an opinion on the effectiveness of GTx's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

            In connection with these responsibilities, the Audit Committee met with management, the internal auditor and the independent registered public accounting firm to review and discuss the audited financial statements, including a discussion of the quality and acceptability of GTx's financial reporting and controls. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm that firm's independence. The Audit Committee has also received both management's and the independent registered public accountant's reports on internal control over financial reporting.

            Based upon the Audit Committee's discussions with management and the independent registered public accounting firm, and the Audit Committee's review of the representations of management and the independent registered public accounting firm, subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended that the Board of Directors include the audited financial statements in GTx's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
J. Kenneth Glass, Chair Barrington J. A. Furr Kenneth S. Robinson

(1)
This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of GTx under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

 PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            The Audit Committee has selected Ernst & Young LLP as GTx's independent registered public accounting firm for the fiscal year ending December 31, 2013, and the Board of Directors has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited GTx's financial statements since its inception in 1997. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to make a statement if he or she so desires and to answer any appropriate questions.

            Stockholder ratification of the appointment of Ernst & Young LLP as GTx's independent registered public accounting firm is not required by GTx's bylaws or other governing documents. However, the Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance. The Audit Committee is not bound by a vote either for or against the proposal. The Audit Committee will consider a vote against Ernst & Young LLP by the stockholders in selecting our independent registered public accounting firm in the future. Even if the stockholders do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of GTx and our stockholders.

            Stockholder approval of this Proposal No. 2 requires a "FOR" vote from at least a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

On behalf of the Audit Committee, the Board of Directors unanimously recommends a vote "FOR" Proposal No. 2.

Independent Registered Public Accounting Firm's Fees

            The following table shows the fees paid or accrued by GTx for audit and other services provided by Ernst & Young LLP, GTx's independent registered public accounting firm, for the years ended December 31, 2011 and 2012.

Year	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees	Total Fees
2011	$413,097	—	$39,569	—	$452,666
2012	$353,529	—	$44,301	—	$397,830

(1)
"Audit Fees" consisted of fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements. Also includes fees for services provided in connection with other statutory or regulatory filings or engagements, such as comfort letters, attest service, consents and review of documents filed with the SEC.

(2)
"Audit-Related Fees" consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." There were no audit-related fees billed for fiscal 2011 or fiscal 2012.

(3)
"Tax Fees" consisted of fees associated with tax compliance, including tax return preparation.

Pre-Approval Policies and Procedures

            Applicable SEC rules require the Audit Committee to pre-approve audit and non-audit services provided by our independent registered public accounting firm. On March 18, 2004, our Audit Committee began pre-approving all services by Ernst & Young LLP and has pre-approved all new services since that time.

            The Audit Committee pre-approves all audit and non-audit services to be performed for GTx by its independent registered public accounting firm. The Audit Committee does not delegate the Audit Committee's responsibilities under the Securities Exchange Act of 1934 to GTx's management. The Audit Committee has delegated to the Chair of the Audit Committee the authority to grant pre-approvals of audit services of up to $25,000; provided that any such pre-approvals are required to be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young's independence.

PROPOSAL NO. 3
APPROVAL OF THE GTX, INC.
2013 EQUITY INCENTIVE PLAN

            We are asking our stockholders to approve the GTx, Inc. 2013 Equity Incentive Plan, or the 2013 Plan, at the Annual Meeting. On February 14, 2013, our Board adopted the 2013 Plan, subject to approval by our stockholders.

            The 2013 Plan is intended to be the successor to our Amended and Restated 2004 Equity Incentive Plan (also referred to in this Proposal No. 3 as the 2004 Plan). If the 2013 Plan is approved by our stockholders, no additional stock awards will be granted under the 2004 Plan, the Genotherapeutics, Inc. Stock Option Plan, the GTx, Inc. 2000 Stock Option Plan, the GTx, Inc. 2001 Stock Option Plan or the GTx, Inc. 2002 Stock Option Plan (such plans are collectively referred to in this Proposal No. 3 as the Prior Plans). Subject to approval of the 2013 Plan by our stockholders, we will continue to grant stock options and other equity awards to eligible employees, consultants and directors at levels determined appropriate by our Compensation Committee. The 2013 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders.

            Approval of the 2013 Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options and performance awards under the 2013 Plan that may qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to "covered employees" in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified "performance-based compensation," are not subject to this deduction limitation. While we believe it is in the best interests of GTx and our stockholders to preserve the ability to grant "performance-based compensation" under Section 162(m) of the Code, in certain circumstances, we may determine to grant compensation to covered employees that will not qualify as "performance-based compensation" for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as "performance-based compensation," we cannot guarantee that such compensation ultimately will be deductible by us. For the grant of awards under a plan to qualify as "performance-based compensation" under Section 162(m) of the Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested and/or exercisable). These terms must be approved by the stockholders and, accordingly, we are requesting our stockholders to approve the 2013 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the 2013 Plan (as described in the summary below).

            If this Proposal No. 3 is approved by our stockholders, the 2013 Plan will become effective upon the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal No. 3, the 2013 Plan will not become effective and the 2004 Plan will continue in its current form.

Burn Rate

            The following table provides detailed information regarding the activity related to our equity incentive and stock option plans for fiscal year 2012:

Fiscal 2012
Stock options granted	1,141,250
Stock options forfeited or expired	675,755
Full value awards granted	—
Weighted-average shares of GTx common stock outstanding	62,809,219
GTx common stock outstanding at fiscal year end	62,818,424

Overhang

            The following table provides certain additional information regarding our equity incentive and stock option plans:

As of March 4, 2013
Total shares subject to outstanding stock options	6,667,943
Total shares subject to outstanding full value awards	—
Total shares of GTx common stock outstanding	62,891,791
Closing price of the GTx common stock as reported on The NASDAQ Global Market	$4.79
Weighted-average exercise price of outstanding stock options	$7.24
Weighted-average remaining term of outstanding stock options	6.48 years
Total shares available for grant under the GTx, Inc. Amended and Restated 2004 Equity Incentive Plan	3,106,607
Total shares available for grant under the GTx, Inc. 2004 Non-Employee Directors' Stock Option Plan	204,000
Total shares available for grant under both of (i) the GTx, Inc. 2000 Stock Option Plan and (ii) the Genotherapeutics, Inc. Stock Option Plan	24,833

Description of the 2013 Equity Incentive Plan

            The material terms of the 2013 Plan are outlined below. The following description of the 2013 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2013 Plan. Stockholders are urged to read the actual text of the 2013 Plan in its entirety, which is appended to this proxy statement as Appendix A.

Purpose

            The 2013 Plan is designed to provide incentives for our employees, directors and consultants to exert maximum efforts for the success of GTx, Inc. or any affiliate of ours, and to provide a means by which eligible recipients may be given an opportunity to benefit from increases in the value of our common stock. In recent years, we have encountered significant competition for high caliber talent, and we believe that if we are to be able to grow our company following what we hope is the receipt of successful clinical data from our ongoing late stage clinical development programs, we must be prepared to offer equity compensation packages that compete with packages offered by our peers and larger competitors. Therefore, we are asking our stockholders to approve the 2013 Plan so that we can continue to ensure that we have the most qualified, motivated employees possible to help us grow our business.

Successor to Our 2004 Equity Incentive Plan

            The 2013 Plan is intended to be the successor to our 2004 Plan, which was last amended on November 4, 2008. If our stockholders approve the 2013 Plan, no new awards will be granted under the 2004 Plan or any other Prior Plan.

Types of Awards

            The terms of the 2013 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

            Subject to adjustment for changes in our capitalization, the total number of shares of our common stock available for issuance under the 2013 Plan initially will be equal to the sum of (1) 1,000,000 new shares, (2) the number of unallocated shares remaining available for grant under the Prior Plans as of the effective date of the 2013 Plan, and (3) any Returning Shares (as defined below), as such shares become available from time to time (such sum, the "Share Reserve"). In addition, the Share Reserve will automatically increase on January 1st of each year, for ten years, commencing on January 1, 2014, in an amount equal to 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year. Prior to January 1 of a given year, the Board may provide that there will be no increase in the Share Reserve for such year or that the increase will be smaller than 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year. The "Returning Shares" are shares subject to outstanding awards granted under the Prior Plans that, from and after the effective date of the 2013 Plan, expire or terminate for any reason prior to exercise or settlement, are forfeited because of the failure to vest in those shares, are repurchased at the original issuance price or are otherwise reacquired or withheld to satisfy a tax withholding obligation in connection with such awards.

            If a stock award granted under the 2013 Plan expires or otherwise terminates without all of the shares of common stock covered by such award having been issued or the award is settled in cash, then such expiration, termination or settlement will not reduce the Share Reserve. In addition, if any shares of our common stock issued under a stock award are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will again become available for issuance under the 2013 Plan. In addition, any shares of common stock reacquired by us in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the 2013 Plan.

            Shares of our common stock issuable under the 2013 Plan will be shares of authorized but unissued or reacquired shares, including shares we repurchase on the open market or otherwise.

Eligibility

            All of our approximately 87 employees and 5 non-employee directors as of March 4, 2013 are eligible to participate in the 2013 Plan, and each of these individuals may receive all types of awards, other than incentive stock options. Incentive stock options may be granted under the 2013 Plan only to our employees (including officers) and employees of our affiliates.

Section 162(m) Limits

            Under the 2013 Plan, subject to adjustment for changes in our capitalization, no single participant will be eligible to be granted during any calendar year more than: (i) a maximum of 1,000,000 shares of our common stock subject to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant; (ii) a maximum of 1,000,000 shares of our common stock under performance stock awards (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below); and (iii) a maximum of $2,000,000 under performance cash awards. If a performance stock award is in the form of a stock option, it will count only against the performance stock award limit. If a performance stock award could (but is not required to) be paid out in cash, it will count only against the performance stock award limit. These limits are designed to allow us to grant awards that are exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code, but do not guarantee the deductibility of such compensation by us.

Administration

            The 2013 Plan is administered by our Board, which may in turn delegate authority to administer the 2013 Plan to a committee or committees. Our Board has delegated concurrent authority to administer the 2013 Plan to the Compensation Committee, but may, at any time, revert to itself some or all of the power previously delegated to the Compensation Committee. Each of the Board and the Compensation Committee is considered to be a Plan Administrator for purposes of this Proposal No. 3. Subject to the terms of the 2013 Plan, the Plan Administrator has broad authority to administer, interpret and construe the 2013 Plan and awards granted under the 2013 Plan. The Plan Administrator may, among other things, determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2013 Plan. All determinations, interpretations and constructions made by the Plan Administrator in good faith will be final, binding and conclusive.

            The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

            Under the 2013 Plan, the Plan Administrator may, with the consent of any adversely affected participant, (i) reprice any outstanding stock option, stock appreciation right or other stock award by reducing the exercise or purchase price of the stock option, stock appreciation right or other stock award, (ii) cancel any outstanding stock option, stock appreciation right or other stock award in exchange for cash or other stock awards or (iii) take any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options

            Stock options may be granted under the 2013 Plan pursuant to stock option agreements. The 2013 Plan permits the grant of stock options that qualify as incentive stock options and nonstatutory stock options. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Vesting

            The number of shares of our common stock subject to a stock option may vest and become exercisable in periodic installments (which do not have to be equal) as set forth in the applicable stock option agreement. Shares covered by different stock options granted under the 2013 Plan may be subject to different vesting schedules as the Plan Administrator may determine. The Plan Administrator also has flexibility to provide for accelerated vesting of stock awards in certain events.

Exercise Price

            The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of incentive stock options may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see Limitations on Incentive Stock Options below), may not be less than 110% of such fair market value.

Term

            The term of stock options granted under the 2013 Plan may not exceed ten years and, in some cases (see Limitations on Incentive Stock Options below), may not exceed five years.

Termination of Continuous Service

            Unless the terms of a participant's stock option agreement or other agreement with us provides for an earlier or later expiration date, if a participant's service relationship with us, or any affiliate of ours, ceases due to disability, death (or the participant dies within a certain period, if any, following cessation of service) or retirement, the participant, or his or her beneficiary or estate, as applicable, may exercise any vested stock options for up to 12 months after the date the service relationship ends due to the participant's disability, for up to 18 months after the date of the participant's death, or for up to 24 months after the date the participant's service relationship ends due to the participant's retirement. For purposes of the 2013 Plan, "retirement" means a participant's voluntary termination of continuous service with GTx either (1) on or after attaining age 65 and after having been employed by GTx for at least ten years or (2) on or after attaining age 55, after having been employed by GTx for at least ten years and obtaining written authorization of the chief executive officer or the Board.

            Except as explicitly provided otherwise in a participant's stock option agreement or other agreement with us, if a participant's service relationship with us, or any affiliate of ours, terminates due to a "for cause" termination, the participant will forfeit all vested and unvested options as of the date on which the event giving rise to the termination for cause first occurred (or, if required by law, the date of the termination) and the participant may not exercise any stock options after such date.

            Except as explicitly provided otherwise in a participant's stock option agreement or other agreement with us, if a participant's service relationship with us, or any affiliate of ours, ceases for any other reason other than due to disability, death, retirement or termination for cause, the participant may exercise any vested stock options for up to three months after the date the service relationship ends.

            If the participant does not exercise his or her stock option within the applicable time frame, the stock option will automatically terminate.

            Under the 2013 Plan, the stock option term may be extended in the event that exercise of the stock option following termination of service (other than due to disability, death, retirement or termination for cause) is prohibited by applicable securities laws or the sale of any common stock received upon exercise of a stock option following termination of service (other than due to termination for cause) would violate GTx's insider trading policy. In no event may a stock option be exercised after its original expiration date.

Exercise and Payment Methods

            Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2013 Plan will be determined by the Plan Administrator and may include: (i) cash, which may be in the form of a check, bank draft, money order, wire transfer or similar electronic transfer of readily available funds,; (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) shares of common stock previously owned by the participant; (iv) a net exercise feature (for nonstatutory stock options only); (v) other legal consideration approved by the Plan Administrator; or (vi) any combination of the foregoing methods.

Transferability

            Generally, a participant may not transfer a stock option granted under the 2013 Plan other than by will or the laws of descent and distribution or pursuant to a domestic relations order or an official marital settlement agreement. However, subject to the approval of the Board or a duly authorized officer, a participant may designate a beneficiary who may exercise the stock option following the participant's death.

Limitations on Incentive Stock Options

            The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as incentive stock options are treated as nonstatutory stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

  •
  the exercise price of the incentive stock option must be at least 110% of the fair market value of the stock subject to the incentive stock option on the date of grant; and

  •
  the term of the incentive stock option must not exceed five years from the date of grant.

            The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options granted under the 2013 Plan is 5,000,000 shares.

Stock Appreciation Rights

            Stock appreciation rights may be granted under the 2013 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock equivalents. The exercise price of each stock appreciation right will be determined by the Plan Administrator but will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2013 Plan.

Restricted Stock Awards

            Restricted stock awards may be granted under the 2013 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient's services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock issued in respect of a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the Plan Administrator and set forth in the restricted stock award agreement. Under the 2013 Plan, a restricted stock award may provide that dividends paid on shares of restricted stock covered by the award will be subject to the same vesting and forfeiture restrictions as apply to the shares of the restricted stock award to which they relate. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, upon a participant's termination of continuous service, we may receive through a forfeiture condition or a repurchase right, any or all of the shares that have not vested as of the date of termination under the terms of the restricted stock award agreement.

Restricted Stock Unit Awards

            Restricted stock unit awards may be granted under the 2013 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Plan Administrator. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Restricted stock units will be settled by the delivery of shares of our common stock, in cash, by a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Under the 2013 Plan, dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award and, in the sole discretion of the Plan Administrator, may be converted into additional shares of our common stock covered by such restricted stock unit award. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant's termination of continuous service for any reason.

Performance Awards

            The 2013 Plan allows GTx to grant cash and stock-based performance awards that may qualify as "performance-based compensation" that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

Performance Stock Awards

            A performance stock award is a stock award that may be granted, may vest, or may be exercised or payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may also require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee, except that the Board also may make any such determinations to the extent that the award is not intended to comply with

Section 162(m) of the Code. In addition, to the extent permitted by applicable law and the award agreement, the Board (or Compensation Committee, as applicable) may determine that cash may be used in payment of performance stock awards.

Performance Cash Awards

            A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may also require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee, except that the Board also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code. The Board (or Compensation Committee, as applicable) may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award, or such portion thereof as the Board (or Compensation Committee, as applicable) may specify, to be paid in whole or in part in cash or other property.

Compliance with Section 162(m) of the Code

            In granting a performance award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), the Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the 2013 Plan and described below. Prior to the payment of any compensation under any award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied. Notwithstanding satisfaction of the achievement of any performance goals, the number of shares of common stock, stock options, cash or other consideration granted, issued, retainable or vested under an award on account of such satisfaction may be reduced by the Compensation Committee, as determined in its sole discretion.

Performance Goals

            Performance goals under the 2013 Plan will be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder's equity; (10) return on assets, investment, or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before or after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) implementation or completion of projects or processes; (29) entry into or completion of strategic transactions, including but not limited to acquisitions and licensing agreements; (30) stockholders' equity; (31) capital expenditures; (32) debt levels; (33) operating profit or net operating profit; (34) workforce diversity; (35) growth of net income or operating income; (36) billings; (37) performance review results; (38) employee retention; (39) initiation of phases of clinical trials and/or studies by specified dates; (40) patient enrollment rates; (41) budget management; (42) regulatory body approval with respect to products, studies and/or trials; (43) patient enrollment; and (44) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Compensation Committee or the Board.

            Performance goals may be based on a Company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Under the 2013 Plan, unless specified otherwise by the Compensation Committee (or, if not required for compliance with Section 162(m) of the Code, the Board) in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the performance goals are established, the Compensation Committee (or, if not required for compliance with Section 162(m) of the Code, the Board) will appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by GTx achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of GTx's common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under GTx's bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Compensation Committee (or, if not required for compliance with Section 162(m) of the Code, the Board) retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for such performance period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the stock award agreement or the written terms of a performance cash award.

Other Stock Awards

            Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the 2013 Plan. Subject to the provisions of the 2013 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock (or the cash equivalent thereof) to be granted and all other conditions of such other stock awards.

Clawback Policy

            Awards granted under the 2013 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of an event that constitutes cause.

Changes to Capital Structure

            In the event of certain capitalization adjustments, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the 2013 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards. The Plan Administrator will make such adjustments and its determination will be final, binding and conclusive.

Corporate Transactions; Change in Control

            In the event of a corporate transaction (as defined in the 2013 Plan and described below), the surviving or acquiring corporation in such transaction may assume, continue or substitute any or all outstanding stock awards, and any reacquisition or repurchase rights held by GTx in respect of common stock issued pursuant to outstanding stock awards may be assigned by GTx to its successor (or the successor's parent company). However, if the surviving or acquiring corporation does not assume, continue or substitute any or all such outstanding stock awards, then with respect to stock awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, the vesting (and, if applicable, the exercisability) of such stock awards will (contingent upon the effectiveness of the corporate transaction) be accelerated in full to a date prior to the effective time of the corporate transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the corporate transaction), such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by GTx with respect to such stock awards will (contingent upon the effectiveness of the corporate transaction) lapse. Unless otherwise provided in a written agreement between GTx or an affiliate and a participant, the vesting (and, if applicable, the exercisability) of any other outstanding stock awards that are not assumed, continued or substituted in connection with the corporate transaction will not be accelerated and such stock awards will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction.

            If provided in an award agreement or any other written agreement between GTx or an affiliate and a participant, a stock award held by a participant whose continuous service has not terminated prior to the effective time of a change in control (as defined in the 2013 Plan and described below) may be subject to additional acceleration of vesting and exercisability upon or after a change in control.

            In addition, the form of stock option agreement under the 2013 Plan provides that if a change in control occurs and a participant's continuous service with GTx or its successor (or the successor's parent) is terminated without cause (as defined in the 2013 Plan) or the participant's continuous service is terminated as a result of a "constructive termination" (as defined in the form of stock option agreement and described below), in either case, on or within 12 months after the effective time of the change in control, the outstanding and unvested portion of the option will become fully vested and exercisable immediately prior to the date of such participant's termination. The form of stock option agreement under the 2013 Plan also provides that if a participant's continuous service is terminated as a condition of a change in control or upon the effectiveness of a change in control, the stock option will remain outstanding for 12 months after the date of such termination (but not beyond the original expiration date of the stock option), unless the stock option is not assumed, continued or replaced by the successor or acquiring entity.

            The 2013 Plan also provides that if a stock award will terminate if not exercised prior to the effective time of a corporate transaction or change in control, the Board may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award, but instead will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time of such transaction, to the excess (if any) of (1) the value of the property the participant would have received upon exercise of the stock award (including, at the discretion of the Board, any unvested portion of such stock award), over (2) any exercise price payable in respect of such award.

            In addition, the 2013 Plan provides that, except as otherwise expressly provided by the Board, if any payment or benefit a participant will or may receive in connection with a change in control (a "change in control payment") would constitute a "parachute payment" within the meaning of Section 280G of the Code and such change in control payment would be subject to the excise tax imposed by Section 4999 of the Code, then such change in control payment will be equal to either (1) the largest portion of the change in control payment that would result in no portion of the change in control payment being subject to the excise tax, or (2) the largest portion, up to and including the total change in control payment, whichever amount, after taking into account all applicable taxes, including the excise tax (all computed at the highest applicable marginal rate), would result in the participant's receipt, on an after-tax basis, of the greatest economic benefit, notwithstanding that all or some portion of the change in control payment may be subject to the excise tax. If a reduction is required in the change in control payment, the reduction will occur in the manner specified in the 2013 Plan.

            For purposes of the 2013 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

            For purposes of the 2013 Plan, a change in control generally will be deemed to occur in the event of any one or more of the following events, whether in a single transaction or in a series of related transactions: (i) a person, entity or group acquires, directly or indirectly, securities of GTx representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, similar transaction or other acquisitions of our securities as specified in the 2013 Plan; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, more than 50% of the issued and outstanding voting stock of the surviving entity is owned by persons or entities who were not owners, as of the effective date of the 2013 Plan, of at least 50% of the voting stock of GTx; (iii) our stockholders or the Board approves a plan of complete dissolution or liquidation of GTx, or a complete dissolution or liquidation of GTx otherwise occurs; (iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of our consolidated assets, other than a sale, lease, license or other disposition to an entity in which more than 50% of the entity's combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale, lease, license or other disposition; or (v) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors. If required for compliance with Section 409A of the Code, in no event will a corporate transaction or change in control be deemed to have occurred if such transaction is not also a "change in the ownership or effective control of" GTx or "a change in the ownership of a substantial portion of the assets of" GTx as determined under Treasury Regulation Section 1.409A-3(i)(5).

            For purposes of the form of stock option agreement under the 2013 Plan, a constructive termination generally means that the participant terminates employment with GTx or its successor (or the successor's parent) (collectively referred to below as the successor) on or within 12 months following a change in control if: (i) the board of GTx's successor requires the participant to resign from GTx in a manner that terminates the participant's continuous service, as a condition of the change in control; (ii) the participant is assigned duties or responsibilities resulting in a significant diminution in the participant's function immediately prior to the change in control; (iii) there is a material reduction of at least 5% of the participant's annual base salary in effect on the date of the change in control, (iv) there is a failure to continue in effect, or an action is taken that would adversely affect the participant's participation in or reduce the participant's benefits under, certain benefit plans in which the participant was participating immediately prior to the change in control, (v) the participant's business office is relocated to more than 50 miles from the location in which the participant performed his duties as of the change in control, or (vi) GTx or its successor materially breaches any provision of the stock option agreement. In order to have a basis for constructive termination, a participant must provide written notice of the event giving rise to constructive termination to the board of GTx's successor within 30 days following such event, provide the successor with 30 days to cure such event, and, if not cured, the participant must resign from all positions then held with GTx and its successor not later than 6 months after the date of the participant's written notice to the board of the successor (or such earlier date as may be requested by the board).

Plan Amendments and Termination

            The Plan Administrator will have the authority to amend or terminate the 2013 Plan at any time. However, except as otherwise provided in the 2013 Plan, no amendment or termination of the 2013 Plan may materially impair a participant's rights under an outstanding award without the participant's written consent. We will obtain stockholder approval of any amendment to the 2013 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the 2013 Plan after the tenth anniversary of the earlier of the date the 2013 Plan was adopted by our Board or approved by our stockholders.

U.S. Federal Income Tax Consequences

            The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the 2013 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2013 Plan. The 2013 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the

Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

            Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant's tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant's capital gain holding period for those shares will begin on that date.

            Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

            The 2013 Plan provides for the grant of stock options that qualify as "incentive stock options," as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the participant holds a share received on exercise of an incentive stock option for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

            If, however, a participant disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

            For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that stock option generally will be an adjustment included in the participant's alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

            We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the participant, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

            Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

            The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

            Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

            Generally, the recipient of a restricted stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered in respect of such restricted stock unit equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

            The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired in respect of restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

            Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

            Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

            Awards under the 2013 Plan are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on stockholder approval of the 2013 Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, directors or employees under the 2013 Plan.

Equity Compensation Plan Information

            Please see the section of this proxy statement entitled "Equity Compensation Plan Information" for certain information with respect to compensation plans under which equity securities of GTx are authorized for issuance.

Required Vote

            Stockholder approval of this Proposal No. 3 requires a "FOR" vote from at least a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. The 2013 Plan will not go into effect if our stockholders do not vote "FOR" the approval of the 2013 Plan.

The Board of Directors unanimously
recommends a vote "FOR" Proposal No. 3.

PROPOSAL NO. 4
APPROVAL OF THE GTX, INC.
2013 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

            We are asking our stockholders to approve the GTx, Inc. 2013 Non-Employee Director Equity Incentive Plan, or the 2013 Directors' Plan, at the Annual Meeting. On February 14, 2013, our Board adopted the 2013 Directors' Plan, subject to approval by our stockholders.

            The 2013 Directors' Plan is intended to be the successor to our Amended and Restated 2004 Non-Employee Directors' Stock Option Plan (also referred to in this Proposal No. 4 as the Prior Plan). If the 2013 Directors' Plan is approved by our stockholders, no additional stock awards will be granted under the Prior Plan. Subject to approval of the 2013 Directors' Plan by our stockholders, we will continue to grant stock options and other equity awards to eligible non-employee directors at such times and in such amounts as determined by our Board.

            If this Proposal No. 4 is approved by our stockholders, the 2013 Directors' Plan will become effective upon the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal No. 4, the 2013 Directors' Plan will not become effective and the Prior Plan will continue in its current form.

Burn Rate

            The following table provides detailed information regarding the activity related to our equity incentive and stock option plans for fiscal year 2012:

Fiscal 2012
Stock options granted	1,141,250
Stock options forfeited or expired	675,755
Full value awards granted	—
Weighted-average shares of GTx common stock outstanding	62,809,219
GTx common stock outstanding at fiscal year end	62,818,424

Overhang

            The following table provides certain additional information regarding our equity incentive and stock option plans:

As of March 4, 2013
Total shares subject to outstanding stock options	6,667,943
Total shares subject to outstanding full value awards	—
Total shares of GTx common stock outstanding	62,891,791
Closing price of the GTx common stock as reported on The NASDAQ Global Market	$4.79
Weighted-average exercise price of outstanding stock options	$7.24
Weighted-average remaining term of outstanding stock options	6.48 years
Total shares available for grant under the GTx, Inc. Amended and Restated 2004 Equity Incentive Plan	3,106,607
Total shares available for grant under the GTx, Inc. 2004 Non-Employee Directors' Stock Option Plan	204,000
Total shares available for grant under both of (i) the GTx, Inc. 2000 Stock Option Plan and (ii) the Genotherapeutics, Inc. Stock Option Plan	24,833

Description of the 2013 Non-Employee Director Equity Incentive Plan

            The material terms of the 2013 Directors' Plan are outlined below. The following description of the 2013 Directors' Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2013 Directors' Plan. Stockholders are urged to read the actual text of the 2013 Directors' Plan in its entirety, which is appended to this proxy statement as Appendix B.

Purpose

            The 2013 Directors' Plan is designed to retain the services of our non-employee directors, to secure and retain the services of new non-employee directors and to provide incentives for such individuals to exert maximum efforts for the success of GTx, Inc. or any affiliate of ours. Therefore, we are asking our stockholders to approve the 2013 Directors' Plan so that we can continue to secure and retain the most qualified non-employee directors to help us guide and grow our business.

Successor to Our Amended and Restated 2004 Non-Employee Directors' Stock Option Plan

            The 2013 Directors' Plan is intended to be the successor to our Prior Plan. If our stockholders approve the 2013 Directors' Plan, no new awards will be granted under the Prior Plan.

Types of Awards

            The 2013 Directors' Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

            Subject to adjustment for changes in our capitalization, the total number of shares of our common stock available for issuance under the 2013 Directors' Plan initially will be equal to the sum of (1) 200,000 new shares, (2) the number of unallocated shares remaining available for grant under the Prior Plan as of the effective date of the 2013 Directors' Plan, and (3) any Returning Shares (as defined below), as such shares become available from time to time (such sum, the "Share Reserve"). In addition, the Share Reserve will automatically increase on January 1st of each year, for ten years, commencing on January 1, 2014, in an amount equal to the lesser of 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year and 500,000 shares. Prior to January 1 of a given year, the Board may provide that there will be no increase in the Share Reserve for such year or that the increase will be smaller than the formula provided in the preceding sentence. The "Returning Shares" are shares subject to outstanding awards granted under the Prior Plan that, from and after the effective date of the 2013 Directors' Plan, expire or terminate for any reason prior to exercise or settlement, are forfeited because of the failure to vest in those shares, are repurchased at the original issuance price or are otherwise reacquired or withheld in connection with such awards.

            If a stock award granted under the 2013 Directors' Plan expires or otherwise terminates without all of the shares of common stock covered by such award having been issued or the award is settled in cash, then such expiration, termination or settlement will not reduce the Share Reserve. In addition, if any shares of our common stock issued under a stock award are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will again become available for issuance under the 2013 Directors' Plan. In addition, any shares of common stock reacquired by us in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the 2013 Directors' Plan.

            Shares of our common stock issuable under the 2013 Directors' Plan will be shares of authorized but unissued or reacquired shares, including shares we repurchase on the open market or otherwise.

Eligibility

            All of our five non-employee directors as of March 4, 2013, with the exception described below for J. R. Hyde III, are currently eligible to participate in the 2013 Directors' Plan and each of these individuals may receive all types of awards under the 2013 Directors' Plan, but (i) no non-employee director will receive stock awards under the 2013 Directors' Plan covering more than 300,000 shares of common stock in any one calendar year and (ii) a non-employee director will not be eligible to receive any awards under the 2013 Directors' Plan if the non-employee director owns, directly or indirectly, securities representing more than 10% of the combined voting power of our then outstanding securities. As a result of Mr. Hyde's substantial ownership of GTx common stock, Mr. Hyde is currently not eligible to receive any awards under the 2013 Directors' Plan.

Administration

            The 2013 Directors' Plan is administered by our Board. Subject to the terms of the 2013 Directors' Plan, the Board has broad authority to administer, interpret and construe the 2013 Directors' Plan and awards granted under the 2013 Directors' Plan. The Board may, among other things, determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Board also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2013 Directors' Plan. The Board also may delegate, to the extent permitted by applicable law and market listing standards, the administration of the 2013 Directors' Plan to a duly authorized committee or subcommittee of the Board. All determinations, interpretations and constructions made by the Board in good faith will be final, binding and conclusive.

Repricing; Cancellation and Re-Grant of Stock Awards

            Under the 2013 Directors' Plan, the Board may, with the consent of any adversely affected participant, (i) reprice any outstanding stock option, stock appreciation right or other stock award by reducing the exercise or purchase price of the stock option, stock appreciation right or other stock award, (ii) cancel any outstanding stock option, stock appreciation right or other stock award in exchange for cash or other stock awards or (iii) take any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options

            Stock options may be granted under the 2013 Directors' Plan pursuant to stock option agreements. The 2013 Directors' Plan permits the grant of nonstatutory stock options. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Vesting

            The number of shares of our common stock subject to a stock option may vest and become exercisable in periodic installments (which do not have to be equal) as set forth in the applicable stock option agreement. Shares covered by different stock options granted under the 2013 Directors' Plan may be subject to different vesting schedules as the Board may determine. The Board also has flexibility to provide for accelerated vesting of stock awards in certain events. The normal vesting schedule of a stock option granted under the form of stock option grant notice and stock option agreement under the 2013 Directors' Plan currently provides that a stock option will vest in three substantially equal installments on each of the first, second and third anniversaries of the date of grant, subject to the optionholder's continuous service on each applicable vesting date.

            Additionally, during 2008, the Board, upon the recommendation of the Compensation Committee, adopted a general policy regarding the retirement of non-employee directors that provides that the Board will act, on a case-by-case basis, to accelerate the vesting and exercisability of the retiring director's options in full provided such director retires from the Board in good standing. If this Proposal No. 4 is approved, this policy will continue to apply to stock options granted to non-employee directors under the 2013 Directors' Plan.

Exercise Price

            The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant.

Term

            The term of stock options granted under the 2013 Directors' Plan may not exceed ten years.

Termination of Continuous Service

            Unless the terms of a participant's stock option agreement or other agreement with us provides for an earlier or later expiration date, if a participant's service relationship with us, or any affiliate of ours, ceases due to disability or death (or the participant dies within a certain period, if any, following cessation of service), the participant, or his or her beneficiary or estate, as applicable, may exercise any vested stock options for up to 12 months after the date the service relationship ends due to the participant's disability or for up to 18 months after the date of the participant's death.

            Except as explicitly provided otherwise in a participant's stock option agreement or other agreement with us, if a participant's service relationship with us, or any affiliate of ours, terminates due to a "for cause" termination, the participant will forfeit all vested and unvested options as of the date on which the event giving rise to the termination for cause first occurred (or, if required by law, the date of the termination) and the participant may not exercise any stock options after such date.

            Except as explicitly provided otherwise in a participant's stock option agreement or other agreement with us, if a participant's service relationship with us, or any affiliate of ours, ceases for any other reason other than due to disability, death or termination for cause, the participant may exercise any vested stock options for up to three months after the date the service relationship ends.

            If the participant does not exercise his or her stock option within the applicable time frame, the stock option will automatically terminate.

            Under the 2013 Directors' Plan, the stock option term may be extended in the event that exercise of the stock option following termination of service (other than due to disability, death, or termination for cause) is prohibited by applicable securities laws or the sale of any common stock received upon exercise of a stock option following termination of service (other than due to termination for cause) would violate GTx's insider trading policy. In no event may a stock option be exercised after its original expiration date.

Exercise and Payment Methods

            Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2013 Directors' Plan will be determined by the Board and may include: (i) cash, which may be in the form of a check, bank draft, money order, wire transfer or similar electronic transfer of readily available funds; (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) shares of common stock previously owned by the participant; (iv) a net exercise feature; (v) other legal consideration approved by the Board; or (vi) any combination of the foregoing methods.

Transferability

            Generally, a participant may not transfer a stock option granted under the 2013 Directors' Plan other than by will or the laws of descent and distribution or pursuant to a domestic relations order or an official marital settlement agreement. However, subject to the approval of the Board, a participant may designate a beneficiary who may exercise the stock option following the participant's death.

Stock Option Grant Policy

            Our Board's current policy is to grant each person who becomes a non-employee director of GTx an initial nonstatutory stock option to purchase 22,500 shares of our common stock. Under the Board's current policy, in addition to these initial nonstatutory stock option grants, any individual who is serving as a non-employee director on the day following an annual meeting of GTx's stockholders is granted a nonstatutory stock option to purchase 20,000 shares of our common stock on that date; provided, however, that if the individual has not been serving as a non-employee director for the entire period since the preceding annual meeting, the number of shares subject to such individual's annual grant is reduced pro rata for each full month prior to the date of grant during which such individual did not serve as a non-employee director. Under the Board's current policy, the shares subject to each initial grant and each annual grant vest in a series of three successive equal annual installments measured from the date of grant, so that each initial grant and each annual grant will be fully vested three years after the date of grant. Although the 2013 Directors' Plan does not provide for automatic stock option grants to non-employee directors, if this Proposal No. 4 is approved by our stockholders, initial and annual stock option grants automatically will be made to non-employee directors under the 2013 Directors' Plan pursuant to, and in accordance with, the Board's current policy.

Stock Appreciation Rights

            Stock appreciation rights may be granted under the 2013 Directors' Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock equivalents. The exercise price of each stock appreciation right will be determined by the Board but will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right on the date of grant. The Board may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by the Board and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2013 Directors' Plan.

Restricted Stock Awards

            Restricted stock awards may be granted under the 2013 Directors' Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient's services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Board. Shares of our common stock issued in respect of a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the Board and set forth in the restricted stock award agreement. Under the 2013 Directors' Plan, a restricted stock award may provide that dividends paid on shares of restricted stock covered by the award will be subject to the same vesting and forfeiture restrictions as apply to the shares of the restricted stock award to which they relate. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, upon a participant's termination of continuous service, we may receive through a forfeiture condition or a repurchase right, any or all of the shares that have not vested as of the date of termination under the terms of the restricted stock award agreement.

Restricted Stock Unit Awards

            Restricted stock unit awards may be granted under the 2013 Directors' Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Board. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Board. Restricted stock units will be settled by the delivery of shares of our common stock, in cash, by a combination of cash and stock, or in any other form of consideration determined by the Board and set forth in the restricted stock unit award agreement. Under the 2013 Directors' Plan, dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award and, in the sole discretion of the Board, may be converted into additional shares of our common stock covered by such restricted stock unit award. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant's termination of continuous service for any reason.

Performance Awards

            The 2013 Directors' Plan allows GTx to grant cash and stock-based performance awards.

Performance Stock Awards

            A performance stock award is a stock award that may be granted, may vest, or may be exercised or payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may also require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by Board. In addition, to the extent permitted by applicable law and the award agreement, the Board may determine that cash may be used in payment of performance stock awards.

Performance Cash Awards

            A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may also require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Board. The Board may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

Performance Goals

            Performance goals under the 2013 Directors' Plan will be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder's equity; (10) return on assets, investment, or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before or after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) implementation or completion of projects or processes; (29) entry into or completion of strategic transactions, including but not limited to acquisitions and licensing agreements; (30) stockholders' equity; (31) capital expenditures; (32) debt levels; (33) operating profit or net operating profit; (34) workforce diversity; (35) growth of net income or operating income; (36) billings; (37) performance review results; (38) employee retention; (39) initiation of phases of clinical trials and/or studies by specified dates; (40) patient enrollment rates; (41) budget management; (42) regulatory body approval with respect to products, studies and/or trials; (43) patient enrollment; and (44) other measures of performance selected by the Board.

            Performance goals may be based on a Company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Under the 2013 Directors' Plan, unless specified otherwise by the Board in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the performance goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by GTx achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of GTx by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under GTx's bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for such performance period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the stock award agreement or the written terms of a performance cash award.

Other Stock Awards

            Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the 2013 Directors' Plan. Subject to the provisions of the 2013 Directors' Plan, the Board will have sole and complete authority to determine the non-employee directors to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock (or the cash equivalent thereof) to be granted and all other conditions of such other stock awards.

Clawback Policy

            Awards granted under the 2013 Directors' Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable law. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement as the Board determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of an event that constitutes cause.

Changes to Capital Structure

            In the event of certain capitalization adjustments, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the 2013 Directors' Plan; and (ii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards. The Board will make such adjustments and its determination will be final, binding and conclusive.

Corporate Transactions; Change in Control

            In the event of a corporate transaction (as defined in the 2013 Directors' Plan and described below), the surviving or acquiring corporation in such transaction may assume, continue or substitute any or all outstanding stock awards, and any reacquisition or repurchase rights held by GTx in respect of common stock issued pursuant to outstanding stock awards may be assigned by GTx to its successor (or the successor's parent company). However, if the surviving or acquiring corporation does not assume, continue or substitute any or all such outstanding stock awards, then with respect to stock awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, the vesting (and, if applicable, the exercisability) of such stock awards will (contingent upon the effectiveness of the corporate transaction) be accelerated in full to a date prior to the effective time of the corporate transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the corporate transaction), such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by GTx with respect to such stock awards will (contingent upon the effectiveness of the corporate transaction) lapse. Unless otherwise provided in a written agreement between GTx or an affiliate and a participant, the vesting (and, if applicable, the exercisability) of any other outstanding stock awards that are not assumed, continued or substituted in connection with the corporate transaction will not be accelerated and such stock awards will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction.

            The 2013 Directors' Plan provides that if a change in control (as defined in the 2013 Directors' Plan and described below) occurs, then, immediately prior to such change in control, all stock awards held by a participant whose continuous service has not terminated prior to such time will become fully vested and, if applicable, exercisable. In addition, if a non-employee director is required to resign his or her position as a non-employee director as a condition of a change in control, all outstanding stock awards held by such individual will become fully vested and, if applicable, exercisable, as of immediately prior to such resignation.

            In the case of stock options, the form of stock option agreement under the 2013 Directors' Plan provides that if a participant's continuous service is terminated as a condition of a change in control or upon the effectiveness of a change in control, the stock option will remain outstanding for 12 months after the date of such termination (but not beyond the original expiration date of the stock option), unless the stock option is not assumed, continued or replaced by the successor or acquiring entity.

            The 2013 Directors' Plan also provides that if a stock award will terminate if not exercised prior to the effective time of a corporate transaction or change in control, the Board may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award, but instead will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time of such transaction, to the excess (if any) of (1) the value of the property the participant would have received upon exercise of the stock award (including, at the discretion of the Board, any unvested portion of such stock award), over (2) any exercise price payable in respect of such award.

            In addition, the 2013 Directors' Plan provides that, except as otherwise expressly provided by the Board, if any payment or benefit a participant will or may receive in connection with a change in control (a "change in control payment") would constitute a "parachute payment" within the meaning of Section 280G of the Code and such change in control payment would be subject to the excise tax imposed by Section 4999 of the Code, then such change in control payment will be equal to either (1) the largest portion of the change in control payment that would result in no portion of the change in control payment being subject to the excise tax, or (2) the largest portion, up to and including the total change in control payment, whichever amount, after taking into account all applicable taxes, including the excise tax (all computed at the highest applicable marginal rate), would result in the non-employee director's receipt, on an after-tax basis, of the greatest economic benefit, notwithstanding that all or some portion of the change in control payment may be subject to the excise tax. If a reduction is required in the change in control payment, the reduction will occur in the manner specified in the 2013 Directors' Plan.

            For purposes of the 2013 Directors' Plan, a corporate transaction generally will be deemed to occur in the event of the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

            For purposes of the 2013 Directors' Plan, a change in control generally will be deemed to occur in the event of any one or more of the following events, whether in a single transaction or in a series of related transactions: (i) a person, entity or group acquires, directly or indirectly, securities of GTx representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, similar transaction or other acquisitions of our securities as specified in the 2013 Directors' Plan; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, more than 50% of the issued and outstanding voting stock of the surviving entity is owned by persons or entities who were not owners, as of the effective date of the 2013 Directors' Plan, of at least 50% of the voting stock of GTx; (iii) our stockholders or the Board approves a plan of complete dissolution or liquidation of GTx, or a complete dissolution or liquidation of GTx otherwise occurs; (iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of our consolidated assets, other than a sale, lease, license or other disposition to an entity in which more than 50% of the entity's combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale, lease, license or other disposition; or (v) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors. If required for compliance with Section 409A of the Code, in no event will a corporate transaction or change in control be deemed to have occurred if such transaction is not also a "change in the ownership or effective control of" GTx or "a change in the ownership of a substantial portion of the assets of" GTx as determined under Treasury Regulation Section 1.409A-3(i)(5).

Plan Amendments and Termination

            The Board will have the authority to amend or terminate the 2013 Directors' Plan at any time. However, except as otherwise provided in the 2013 Directors' Plan, no amendment or termination of the 2013 Directors' Plan may materially impair a participant's rights under an outstanding award without the participant's written consent. We will obtain stockholder approval of any amendment to the 2013 Directors' Plan as required by applicable law and listing requirements.

U.S. Federal Income Tax Consequences

            The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the 2013 Directors' Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2013 Directors' Plan. The 2013 Directors' Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, if applicable, and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

            Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant's tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant's capital gain holding period for those shares will begin on that date.

            Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Restricted Stock Awards

            Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

            The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

            Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

            Generally, the recipient of a restricted stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered in respect of such restricted stock unit equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

            The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired in respect of restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

            Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

            Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

            Although awards under the 2013 Directors' Plan are discretionary and are not subject to set benefits or amounts under the terms of the 2013 Directors' Plan, our Board's current policy establishes the number of shares subject to initial and annual stock option grants that automatically will be made to our non-employee directors under the 2013 Directors' Plan if this Proposal No. 4 is approved by our stockholders. Please see "Stock Options—Stock Option Grant Policy" above. Pursuant to this policy, if this Proposal No. 4 is approved by our stockholders, each of our non-employee directors, with the exception of Mr. Hyde, will be granted an annual nonstatutory stock option under the 2013 Directors' Plan to purchase 20,000 shares of our common stock in connection with the 2013 Annual Meeting, or 100,000 shares in total for our current non-employee directors as a group. As set forth above under "Eligibility," only our non-employee directors are eligible to receive awards under the 2013 Directors' Plan.

Equity Compensation Plan Information

            Please see the section of this proxy statement entitled "Equity Compensation Plan Information" for certain information with respect to compensation plans under which equity securities of GTx are authorized for issuance.

Required Vote

            Stockholder approval of this Proposal No. 4 requires a "FOR" vote from at least a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. The 2013 Directors' Plan will not go into effect if our stockholders do not vote "FOR" the approval of the 2013 Directors' Plan.

The Board of Directors unanimously
recommends a vote "FOR" Proposal No. 4.

EQUITY COMPENSATION PLAN INFORMATION

            The following table provides certain information with respect to all of GTx's equity compensation plans in effect as of December 31, 2012:

Name	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Plan Category
Equity compensation plans approved by security holders	5,382,859		$7.96		4,573,224	(1)
Equity compensation plans not approved by security holders	175,743	(2)	—	(2)	20,876	(3)
Total	5,558,602		$7.96		4,594,100

(1)
In 1999, 2000, 2001 and 2002, we adopted the Genotherapeutics, Inc. Stock Option Plan, or the 1999 Plan, the GTx, Inc. 2000 Stock Option Plan, or the 2000 Plan, the GTx, Inc. 2001 Stock Option Plan, or the 2001 Plan, and the GTx, Inc. 2002 Stock Option Plan, or the 2002 Plan, respectively. As of December 31, 2012, an aggregate of 24,833 shares of GTx common stock remained available for issuance under the 1999 Plan and the 2000 Plan. Each of the 2001 Plan and the 2002 Plan have expired. On January 14, 2004, we adopted the GTx, Inc. 2004 Equity Incentive Plan, or the 2004 Plan, and the GTx, Inc. 2004 Non-Employee Directors' Stock Option Plan (which was subsequently amended and restated), or the Directors' Option Plan, both of which initially became effective upon the consummation of GTx's initial public offering of its common stock. As of December 31, 2012, an aggregate of 4,419,391 shares of GTx common stock remained available for issuance under the 2004 Plan. If the GTx, Inc.2013 Equity Incentive Plan, or the 2013 Plan, is approved by our stockholders, no additional stock awards will be granted under the 1999 Plan, the 2000 Plan, the 2001 Plan, the 2002 Plan or the 2004 Plan and any shares that otherwise remain available for grant under such plans as of the date of the Annual Meeting will cease to be available under such plans. Please see Proposal No. 3 for more information on the 2013 Plan. As of December 31, 2012, an aggregate of 129,000 shares of GTx common stock remained available for issuance under the Directors' Option Plan; however, the number of shares remaining available for issuance under the Directors' Option Plan is automatically increased annually on January 1st of each year until 2016 by the lesser of the number of shares subject to options granted during the prior calendar year or 100,000 shares, unless the Board of Directors acts to decrease or eliminate any such increase, and on January 1, 2013, the number of shares available for issuance under the Directors' Option Plan increased by 75,000 shares. However, if the GTx, Inc. 2013 Non-Employee Director Equity Incentive Plan, or the 2013 Directors' Plan, is approved by our stockholders, there will be no further automatic increases of shares under the Directors' Option Plan, no additional stock awards will be granted under the Directors' Option Plan and any shares that otherwise remain available for grant under the Directors' Option Plan as of the date of the Annual Meeting will cease to be available under such plan. Please see Proposal No. 4for more information on the 2013 Directors' Plan.

(2)
Represents shares credited to individual director stock accounts as of December 31, 2012 under our Directors' Deferred Compensation Plan. There is no exercise price for these shares.

(3)
As of December 31, 2012, we had reserved an aggregate of 250,000 shares of common stock for issuance pursuant to our Directors' Deferred Compensation Plan. As a result of action taken by the GTx Board of Directors in February 2013, an aggregate of 750,000 shares of common stock have been reserved for issuance pursuant to our Directors' Deferred Compensation Plan as of the date of this proxy statement. However, the number of shares that may become issuable under our Directors' Deferred Compensation Plan depends solely on future elections made by plan participants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information as of March 4, 2013 (except as noted) regarding the beneficial ownership of our common stock by:

  •
  each person, or group of affiliated persons, who is known by us to own beneficially five percent or more of our common stock;

  •
  each of our directors and nominees for director;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

            The number of shares owned and percentage ownership in the following table is based on 62,891,791 shares of common stock outstanding on March 4, 2013. Except as otherwise indicated below, the address of each officer, director and five percent stockholder listed below is c/o GTx, Inc., 175 Toyota Plaza, 7th Floor, Memphis, Tennessee 38103.

            We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of March 4, 2013. We have also included shares credited to individual non-employee director stock accounts under our Directors' Deferred Compensation Plan as of March 4, 2013. Amounts credited to individual non-employee director stock accounts under our Directors' Deferred Compensation Plan are payable solely in shares of GTx common stock, but such shares do not have current voting or investment power. Shares issuable pursuant to our Directors' Deferred Compensation Plan and shares issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of March 4, 2013 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares		Percent of Total
5% Stockholders:
Jack W. Schuler 28161 North Keith Drive Lake Forest, Illinois 60045	11,545,798	(1)	18.4%
John H. Pontius 17 West Pontotoc Ave., Suite 200 Memphis, TN 38103	4,961,740	(2)	7.9%
Larry N. Feinberg 200 Greenwich Avenue Greenwich, CT 06830	4,020,003	(3)	6.4%
Directors:
J. R. Hyde, III	18,564,668	(4)	29.5%
Mitchell S. Steiner, M.D., F.A.C.S.	4,849,367	(5)	7.7%
Michael G. Carter, M.D., Ch.B., F.R.C.P.	86,986	(6)	*
Barrington J.A. Furr, Ph.D.	23,950	(7)	*
J. Kenneth Glass	158,103	(8)	*
Kenneth S. Robinson, M.D., M.Div.	73,375	(9)	*
Named Executive Officers:
Marc S. Hanover	1,366,651	(10)	2.2%
Mark E. Mosteller, CPA	193,449	(11)	*
James T. Dalton, Ph.D.	172,667	(12)	*
Henry P. Doggrell	302,263	(13)	*
All Directors and Executive Officers as a group	25,137,839	(14)	39.2%

*
Represents less than 1% of the outstanding shares of our common stock.

(1)
The indicated beneficial ownership is based solely on a Schedule 13D/A filed with the SEC by the reporting person on June 15, 2012, reporting beneficial ownership as of March 2, 2012. According to the Schedule 13D/A, Jack W. Schuler has sole voting and dispositive power over 6,954,144 of such shares. Mr. Schuler also reported shared voting and dispositive power over 4,591,654 of such shares in the Schedule 13D/A filed June 15, 2012, which shares are owned by the Schuler Family Foundation, of which Mr. Schuler serves as a director along with his wife and daughter. Mr. Schuler's wife also reported shared voting and dispositive power over the shares owned by the Schuler Family Foundation. Mr. Schuler and Mrs. Schuler each disclaims any beneficial interest in the shares that the Schuler Family Foundation owns. The indicated ownership does not include 1,939,632 shares of GTx common stock owned by three irrevocable trusts (the "Trusts") established for the benefit of Mr. Schuler's adult children, as reported in the Schedule 13D/A. Mr. Schuler reports that neither he nor his wife is a trustee of any of the Trusts. Mr. Schuler and Mrs. Schuler each disclaims any beneficial interest in the shares that the Trusts own. The Schedule 13D/A filed by the reporting person provides information as of March 2, 2012 and, consequently, the beneficial ownership of the reporting person may have changed between March 2, 2012 and March 4, 2013.

(2)
Mr. Pontius has sole voting and investment power over 148,073 of such shares and has shared voting and dispositive power over 4,813,667 of such shares. The shares over which Mr. Pontius has sole voting and investment power include 71,000 shares of common stock issuable upon the exercise of options held by Mr. Pontius. The shares over which Mr. Pontius has shared voting and dispositive power are held by trusts (i) for the benefit of Mr. Pontius' family members ("Family Trusts") for which Mr. Pontius or Mr. Pontius's wife is trustee (ii) for the benefit of Mr. Hyde's children ("Hyde Family Trusts") for which Mr. Pontius is trustee, and (iii) by a number of grantor retained annuity trusts on behalf of Mr. Hyde ("Hyde GRATs"), for which Mr. Pontius is trustee. As trustee of certain of the Family Trusts, Mr. Pontius' wife shares the power to vote and dispose of shares beneficially owned by Mr. Pontius. Mr. Hyde shares the power to vote or direct the vote and the power to dispose of shares beneficially owned by Mr. Pontius and held in the Hyde Family Trusts and the Hyde GRATs. The shares beneficially owned by Mr. Pontius do not include 46,261 shares held by Mr. Pontius' wife as to which Mr. Pontius disclaims beneficial ownership.

(3)
Based on information provided to GTx as of February 1, 2013, Larry N. Feinberg has shared voting and dispositive power over 3,187,710 of such shares, and sole voting and dispositive power over 832,293 of such shares. Oracle Associates, LLC ("Oracle Associates"), Oracle Investment Management, Inc. (the "Investment Manager") and the Feinberg Family Foundation (the "Foundation") report shared voting and dispositive power with respect to 2,150,928 shares, 1,026,282 shares and 10,500 shares, respectively. Each of Oracle Associates and the Investment Manager may exercise investment discretion over holdings of other funds and/or accounts (collectively, the "Oracle Funds"). Mr. Feinberg serves as the senior managing member of Oracle Associates, is the sole shareholder and president of the Investment Manager and is the trustee of the Foundation. Mr. Feinberg may be deemed to indirectly beneficially own the shares of common stock, by virtue of the foregoing relationships, which are directly owned by Oracle Associates, the Investment Manager, the Foundation and the Oracle Funds, as applicable. The information provided to GTx is as of February 1, 2013 and, consequently, the beneficial ownership of the reporting person may have changed between February 1, 2013 and March 4, 2013.

(4)
Includes 145,352 shares held by Pittco Associates II, L.P., and 3,915,716 shares held by Pittco Investments, L.P., entities controlled by Mr. Hyde, 1,489,968 shares held by trusts with respect to which Mr. Hyde may be deemed to have shared voting or dispositive power or otherwise have beneficial ownership, 3,395,529 shares held by Mr. Hyde's grantor retained annuity trusts and 216,462 shares held by Mr. Hyde's wife, of which Mr. Hyde disclaims beneficial ownership, and 46,560 shares issuable to Mr. Hyde pursuant to our Directors' Deferred Compensation Plan. Mr. Hyde has pledged 752,100 of the shares of common stock owned by him to SunTrust Bank to secure personal loans.

(5)
Includes 536,184 shares held by trusts with respect to which Dr. Steiner may be deemed to have shared voting or dispositive power or otherwise have beneficial ownership, 3,106 shares held by Dr. Steiner's grantor retained annuity trust, 1,867,951 shares held by Dr. Steiner's wife, of which Dr. Steiner disclaims beneficial ownership, 5,100 shares held in a joint account and 176,000 shares of common stock issuable upon the exercise of options held by Dr. Steiner. Dr. Steiner has pledged 1,000,000 shares of stock held by him to UBS to secure a personal line of credit, but currently there are no loans outstanding against the line of credit.

(6)
Consists of 50,667 shares of common stock issuable upon the exercise of options held by Dr. Carter, and 36,319 shares issuable to Dr. Carter pursuant to our Directors' Deferred Compensation Plan.

(7)
Consists of 11,667 shares of common stock issuable upon the exercise of options held by Dr. Furr, and 12,283 shares issuable to Dr. Furr pursuant to our Directors' Deferred Compensation Plan.

(8)
Includes 61,000 shares of common stock issuable upon the exercise of options held by Mr. Glass, and 6,553 shares issuable to Mr. Glass pursuant to our Directors' Deferred Compensation Plan. Mr. Glass has pledged 50,000 of the shares of common stock owned by him to Deutsche Bank to secure personal loans.

(9)
Consists of 35,000 shares of common stock issuable upon the exercise of options held by Dr. Robinson, and 38,375 shares issuable to Dr. Robinson pursuant to our Directors' Deferred Compensation Plan.

(10)
Includes 352,875 shares held by Equity Partners XII, LLC, an entity controlled by Mr. Hanover, 663,304 shares held by trusts of which Mr. Hanover is the trustee, and 242,334 shares of common stock issuable upon the exercise of options held by Mr. Hanover.

(11)
Consists of 186,167 shares of common stock issuable upon the exercise of options held by Mr. Mosteller, and 7,282 shares held by Mr. Mosteller's wife.

(12)
Consists of 172,667 shares of common stock issuable upon the exercise of options held by Dr. Dalton.

(13)
Includes 4,354 shares held by trusts with respect to which Mr. Doggrell may be deemed to have beneficial ownership, 114,350 shares held by a trust of which Mr. Doggrell is the co-trustee, 147,918 shares of common stock issuable upon the exercise of options held by Mr. Doggrell, and 4,000 shares of common stock held by Mr. Doggrell through an individual retirement account. Also includes 6,641 shares held by Mr. Doggrell's wife and 5,000 shares held in a joint account with Mr. Doggrell's adult child, of which Mr. Doggrell disclaims beneficial ownership.

(14)
For purposes of determining the number of shares beneficially owned by directors and executive officers as a group, any shares beneficially owned by more than one director or executive officer are counted only once.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Exchange Act requires our executive officers and directors and the beneficial owners of greater than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish us with copies of these reports. Based solely on a review of the copies of these reports furnished to us and any written representations from such executive officers, directors and stockholders with respect to the period from January 1, 2012 through December 31, 2012, we are not aware of any required Section 16(a) reports that were not filed on a timely basis.

            Copies of the insider trading reports can be found at our corporate website at www.gtxinc.com, on our Investor Relations page, under the category "SEC Filings."

COMPENSATION DISCUSSION AND ANALYSIS

            Our compensation discussion and analysis discusses the total compensation for our Chief Executive Officer, Chief Financial Officer, and each of our three other most highly compensated executive officers at December 31, 2012:

  •
  Mitchell S. Steiner, M.D., F.A.C.S., Chief Executive Officer;

  •
  Mark E. Mosteller, CPA, Vice President, Chief Financial Officer and Treasurer;

  •
  Marc S. Hanover, President and Chief Operating Officer;

  •
  Henry P. Doggrell, Vice President, Chief Legal Officer and Secretary; and

  •
  James T. Dalton, Ph.D., Vice President, Chief Scientific Officer.

            The individuals listed above are referred to in this compensation discussion and analysis as our "named executive officers."

            This compensation discussion and analysis describes the material elements of our compensation program for our named executive officers during fiscal year 2012. It also provides an overview of our executive compensation philosophy, policies and practices.

Executive Summary

            We have designed our executive compensation program to attract and retain key executive talent and to motivate our executive officers to achieve our corporate goals and build stockholder value. We try to ensure that a material portion of executive compensation is tied to company performance—including the achievement of strategic business objectives, scientific and product development innovations, and financial performance. Our compensation programs take into consideration responsible compensation practices and seek to balance the need to promote performance without encouraging unnecessary or excessive risk.

            The highlights of our compensation program for fiscal year 2012 include:

  •
  We adjusted the base salaries of our named executive officers for 2012 by approximately 4% from their respective 2011 base salaries (except for Mr. Doggrell, whose salary for 2012 was not adjusted at the end of 2011 since he received a more significant salary increase earlier in 2011), after taking into consideration that there had been no modifications to their salaries since 2009. Additionally, cash bonus awards for 2012 for our executive officers were based strictly on performance. In this regard, the Compensation Committee determined that our named executive officers had successfully attained 58% of the objective performance criteria established for 2012 under our Executive Bonus Compensation Plan, or the Bonus Plan, and approved the payment of bonus compensation equal to 58% of what they would have otherwise been entitled to receive if all of the objective performance criteria had been achieved.

  •
  We continued to focus our long-term incentive program for all of our employees in fiscal year 2012 on stock options. These options have an exercise price equal to 100% of fair market value of our common stock on the date of grant, and vest over a five-year period based on continued service. We strongly believe that options structured in this manner encourage our named executive officers to focus on driving stockholder value and stock price appreciation over the long term, limit unnecessary risk taking behavior, and provide an effective retention device.

  •
  The change of control cash severance benefits offered to our named executive officers are structured on a "double-trigger" basis and do not exceed one time their annual base salary and up to twelve months of health insurance payments under COBRA. We do not offer gross-ups for taxes and penalties on account of such severance benefits incurred under Section 280G of the Internal Revenue Code of 1986, as amended.

  •
  We provide very few executive fringe benefits. We do not offer access to car allowances, personal security, financial planning advice, tax preparation services or club memberships.

            We held our first advisory stockholder vote on executive compensation in 2011. Over 99% of the shares that were voted, and over 83% of all shares present and entitled to vote, cast votes in favor of our say on pay proposal. The Compensation Committee considered the result of the stockholder advisory vote an endorsement of its compensation policies, practices and philosophy for our named executive officers, and determined not to make any significant changes to our executive compensation policies or practices, including for 2012, as a result of the vote. The Compensation Committee will continue to consider the outcome of our say-on-pay votes and our stockholder views when making future compensation decisions for our named executive officers.

Compensation Philosophy

            The Compensation Committee believes that the compensation program for our executive officers should be designed to attract and retain highly qualified executive officers responsible for the success of GTx and also should be determined within a framework that rewards performance and aligns the interests of our executives with the interests of our stockholders. In addition, in any given year, our Compensation Committee looks to promote teamwork among executive officers by considering internal pay equity in setting compensation levels.

Role of Our Compensation Committee, External Compensation Consultants and Management

Compensation Committee

            The Compensation Committee has primary responsibility for reviewing and approving the compensation that may become payable to GTx's executive officers, and provides strategic direction to management to enable management to implement the Compensation Committee's decisions. As part of its deliberations, the Compensation Committee met regularly in executive session without management present. The Compensation Committee discusses Dr. Steiner's performance with the Board, and may, in any given year, recommend to the full Board that it take action with respect to a given compensation decision, when the Compensation Committee believes that doing so is in the best interest of GTx and its stockholders. The Compensation Committee made all relevant decisions for 2012 compensation for our named executive officers.

Compensation Consultant

            The Compensation Committee has the authority, under its charter, to retain, direct the activities of, and terminate any relationship with our compensation consultants, at GTx's expense. Consistent with its practice in 2010 and 2011, the Compensation Committee decided not to retain a third party compensation consultant to assist it in making compensation decisions for our named executive officers for fiscal year 2012, which compensation decisions (other than with respect to the extent to which the objective performance criteria had been met under the Bonus Plan for 2012) were made in December

2011. The Compensation Committee believed at the time that not engaging a compensation consultant was a responsible way to minimize the costs of our compensation programs, particularly given the general consistency of our compensation programs in the last few years. However, in early 2012, the Compensation Committee did determine to retain the services of Radford, a third party compensation consultant recommended by a Compensation Committee member, to assist the Compensation Committee in evaluating the industry peer group historically utilized by the Compensation Committee to assess comparable Board and executive officer compensation payments and awards and to make such recommendations as Radford thought appropriate. Based on recommendations from Radford, the Compensation Committee substantially revised the list of industry peers and has subsequently utilized this revised peer group listing to determine if Board and executive officer compensation payments and equity awards are comparable with our peers, including with respect to 2013 executive officer compensation decisions. To date, Radford's role with respect to executive officer compensation decisions has been limited to advising the Compensation Committee on an appropriate peer group to use going forward.

            In February 2013, the Compensation Committee analyzed whether the work of Radford as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to our company by Radford; (ii) the amount of fees from our company paid to Radford as a percentage of the firm's total revenue; (iii) Radford's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Radford or the individual compensation advisors employed by the firm with an executive officer of our company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of our company owned by the individual compensation advisors employed by the firm. The Compensation Committee determined, based on its analysis of the above factors, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to our company has not created any conflict of interest. Going forward, the Compensation Committee intends to assess the independence of any of our compensation advisers by reference to the foregoing factors, consistent with applicable NASDAQ listing standards.

Management

            In making decisions about our executive compensation program, our Compensation Committee seeks the input of our Chief Executive Officer and Chief Operating Officer. Dr. Steiner provides an annual review of the performance of each of our executive officers (other than himself) to assist the Compensation Committee in its annual determination of compensation for such officers. Dr. Steiner and Mr. Hanover recommend to the Compensation Committee the number of stock options to be granted to our other executive officers, and it is within the prerogative of the Compensation Committee to approve, modify or reject any recommendations for grants of options to our executive officers. Dr. Steiner and Mr. Hanover also make recommendations to the Compensation Committee with respect to the specific performance goals to be achieved under our Bonus Plan each year. After receiving the recommendations of Dr. Steiner and Mr. Hanover, the Compensation Committee typically meets in executive session to discuss and determine appropriate base salaries, bonus compensation target awards and goals, and stock option grants for each executive officer of GTx. In December 2011, following the Compensation Committee's review of information supplied to the Compensation Committee by management, including relevant industry peer group information obtained from Equilar, Inc., or Equilar, a third party compensation database service, the Compensation Committee approved, for our named executive officers, base salaries for 2012, target bonus opportunities under the Bonus Plan for 2012, and stock option grants for 2012 (as well as bonus award payments for 2011 performance). No named executive officer was present or directly participated in the final deliberations of the Compensation Committee regarding the amount of any component of his own fiscal year 2012 compensation package.

            Our human resources, finance and legal departments work with our Chief Operating Officer to design and develop compensation programs to recommend for our named executive officers and other officers, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials and ultimately to implement the decisions of the Compensation Committee.

Factors in Setting Compensation

            In any year, given our stage of product development and limited budget for compensation, the Compensation Committee makes decisions on compensation levels for our executive officers based primarily on our available compensation budget, our corporate performance for the prior year and anticipated performance or obstacles for the coming year, negotiations with individual executives, and concerns over internal pay equity. For discussions with respect to 2012 compensation, the Compensation Committee reviewed compensation paid to similarly situated executives at the selected group of peer companies then being utilized by the Compensation Committee, as described below, as a touchstone or external validation to the experiences and knowledge of each member of the Compensation Committee in compensating similarly situated executives at other companies without benchmarking to any specified level. The Compensation Committee refers to this data to help ensure that its decisions are consistent with market practice and medians, and therefore will allow us to attract and retain key talent.

Peer Group

            Each year, the Compensation Committee reviews and updates, as necessary, the peer group it selected in the prior year to ensure that the comparisons of these companies are meaningful. For decisions made in respect of fiscal year 2012 compensation, the Compensation Committee decided to continue to use the peer group it had been using since late 2009, which consists of the following 16 companies, based on the Compensation Committee's belief that these companies continued to be of comparable size, stage of clinical development of its lead product, and organizational complexity to GTx:

Acorda Therapeutics Inc.	InterMune, Inc.	Progenics Pharmaceuticals, Inc.
Alnylam Pharmaceuticals, Inc.	Isis Pharmaceuticals, Inc.	Rigel Pharmaceuticals, Inc
Dendreon Corp.	Ligand Pharmaceuticals, Inc.	Savient Pharmaceuticals, Inc.
Exelixis, Inc.	Momenta Pharmaceuticals, Inc.	Seattle Genetics, Inc
Idenix Pharmaceuticals, Inc.	Osiris Therapeutics, Inc.	Theravance, Inc.
Zymogenetics, Inc.

            As discussed above, in early 2012, the Compensation Committee engaged Radford to assist it in revising the peer group to be used in connection with the determination of future executive officer compensation. After taking into account recommendations from Radford, the Compensation

Committee substantially revised its list of industry peers. Our revised peer group now consists of the following 19 companies:

Affymax, Inc.	Geron Corporation	NPS Pharmaceuticals, Inc.
Amicus Therapeutics, Inc.	Immunomedics, Inc.	Optimer Pharmaceuticals, Inc.
ArQule, Inc.	Isis Pharmaceuticals, Inc.	Osiris Therapeutics, Inc.
Astex Pharmaceuticals, Inc.	Lexicon Pharmaceuticals, Inc.	Progenics Pharmaceuticals, Inc.
AVEO Pharmaceuticals, Inc.	Ligand Pharmaceuticals, Inc.	Rigel Pharmaceuticals, Inc.
Curis, Inc.	Neurocrine Biosciences, Inc.	Targacept, Inc.
ZIOPHARM Oncology, Inc.

            Radford made its recommendation to revise the peer group previously utilized by the Compensation Committee by developing a list of publicly-traded biopharmaceutical and specialty pharmaceutical companies with characteristics more similar to those of GTx, including companies with: products in late stage development and/or recently commercialized (reflecting the need to attract talent to build GTx going forward); a market capitalization equal to 0.5 to 2.0 times that of GTx to better reflect potential future stock volatility; and an employee size of 50 to 300 employees to reflect the scale-up of employees needed for development programs and the commercialization of product candidates. The peer group was also revised to include potential business competitors, regardless of the size. Utilizing this criteria, half of the previous peer group companies were replaced with an additional 11 companies. Additionally, the Compensation Committee has decided to continue to track executive and Board compensation information for Seattle Genetics, Inc. and Dendreon Corp. to gain a better perspective about how compensation is being awarded by companies that have products that have recently been commercialized, but these two companies are no longer part of our peer industry group.

Peer Data

            For purposes of determining 2012 compensation, at the direction of the Compensation Committee, our finance department obtained the compensation data for the named executive officers at our peer companies from Equilar. This data shows the 25th percentile, the median and the 75th percentile for salary, cash incentive compensation and equity compensation. For 2012, the Compensation Committee reviewed Equilar's information on the median base salary paid to executives in comparable positions among our group of industry peers and determined that a 4% salary increase from 2011 base salary levels would provide our named executive officers (with the exception of Mr. Doggrell) with salaries reasonably comparable to the median base salaries paid by our peers for comparable positions. Mr. Doggrell did not receive a salary increase for 2012 over his 2011 base salary since the Compensation Committee had already approved in early 2011 a 16.6% increase in Mr. Doggrell's base salary from his 2010 base salary to bring his salary more in line with the median base salaries paid to the senior executive legal officers by our peers. Although the Compensation Committee also reviewed data from Equilar pertaining to equity awards received by executives of our peers, the Compensation Committee did not make its decision regarding option awards based on that information; rather, it decided to generally grant the same option awards for 2012 as were granted in 2011 since the Compensation Committee felt that these grants provided sufficient incentives and long term rewards for the named executive officers to do what they can to positively affect the value of the company's share price.

Elements of Compensation

            Our executive compensation program includes base salary, an annual cash incentive opportunity, stock option awards and employee benefits, as well as potential benefits in connection with a change of control. Our Compensation Committee has not adopted any formal or informal guidelines for allocating total compensation between equity compensation and cash compensation or between short term compensation and long term compensation. Instead, the Compensation Committee uses its judgment to establish for each named executive officer a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve our compensation philosophy described above. However, because we believe it is important to our success to aggressively pursue long-term goals, to avoid excessive risk taking, and to preserve our cash resources, a significant portion of our named executive officers' total compensation is comprised of performance-based bonus opportunities and long-term equity awards which align the executive officers' incentives with the interests of our stockholders.

Base Salary

            We provide base salary as a fixed source of compensation for our executives for the services they provide to us during the year. Our Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain our executive officers.

            For fiscal year 2012, the Compensation Committee reviewed the base salaries of our named executive officers, as well as Equilar data on comparable base salaries received by executives serving in comparable positions with our peers, and decided to adjust base salaries for our named executive officers approximately 4% from their 2011 base salary levels to pay our named executive officers base salaries reasonably comparable to what the Compensation Committee believed would continue to equate to the median base salaries paid by our peers for comparable positions. The Compensation Committee felt that a 4% adjustment in salary was necessary to maintain salaries at competitive levels to continue to retain key personnel at a critical juncture for the company, while continuing to incentivize the company's executives through bonus payments and long term equity compensation awards that reward executives for performance more closely tied to outcomes that affect shareholder value. As noted above, Mr. Doggrell did not receive a 4% increase in 2011 salary for 2012 since he already had received a 16.6% increase in salary for 2011 over his 2010 base salary to increase his base salary more in line with the median base salaries paid to the senior executive legal officers by our peers. The decisions regarding base salary adjustments for 2012 were consistent with the recommendation of our Chief Executive Officer and Chief Operating Officer. In making that determination, the Compensation Committee was trying to maintain a responsible compensation cost structure in light of our stage of development and available cash budget, while also focusing our named executive officers on the opportunity to increase their take home pay through the achievement of specific objective goals under our Bonus Plan and through stock price appreciation that could be realized under their stock option awards.

            In December 2012, following its review of Equilar data developed from the company's revised group of peers suggested by Radford earlier in the year and in keeping with its plan to pay the named executive officers a base salary comparable to the median level of base salaries paid for comparable positions by our peers, the Compensation Committee chose to increase base salary levels for each of our named executive officers by 3.5%, effective January 1, 2013. Additionally, recognizing that total cash compensation (defined as base salaries plus bonus and other cash compensation payments paid to executives during the year) received by executives in comparable positions among our peers continued to be substantially higher than total cash compensation paid to our executive officers, the Compensation Committee also approved Bonus Plan criteria for 2013 that will allow the executives to receive up to 130% of the full amount otherwise payable under the Bonus Plan for each executive if certain "stretch" goals are obtained, which the Compensation Committee believes would positively impact shareholder value.

Cash Incentives

            General.    The Compensation Committee first established our Bonus Plan for use in 2007 to reward executive officers for their role in achieving specified performance goals. The potential for payments under the Bonus Plan for any fiscal year is generally based solely on the attainment of pre-established, objective performance goals approved by the Compensation Committee at the beginning of the year. Each year, the Compensation Committee approves the objective performance goals and specific criteria, including the weight attributable to each objective, and, if applicable, any weighting for specific categories of performance objectives, for each executive officer. In making these determinations, the Compensation Committee solicits the recommendations of Dr. Steiner and Mr. Hanover. The objective criteria can vary each year and may include the achievement of the operating budget for GTx as a whole or of a business unit of GTx, satisfactory audit results and timely filings of annual and quarterly reports with the SEC, personnel-related objectives, continued innovation in development and progress towards commercialization of our product candidates, timely development of new product candidates or processes, development and implementation of successful marketing and commercialization strategies for our product candidates, implementation of financing strategies and the establishment of strategic alliances, partnerships or collaborations with third parties, as well as meeting preclinical, clinical, regulatory or product sales objectives. Although the Compensation Committee typically approves the objective performance goals and specific criteria prior to the start of or early in the applicable calendar year, the Compensation Committee retains the discretion to modify or otherwise change the objectives during the applicable calendar year. In addition, an executive officer is not eligible under the terms of the Bonus Plan to receive a cash bonus award if he or she receives a substandard annual performance evaluation from his or her superior (or, for the Chief Executive Officer, from the Compensation Committee) regardless of whether the objective performance criteria under the Bonus Plan are met. The Compensation Committee also has the discretion to award other bonus compensation in addition to what would otherwise be earned by meeting the established performance goals.

            2012 Target Annual Incentive Opportunity.    The Compensation Committee set the target annual cash incentive opportunity for fiscal year 2012 (expressed as a percentage of base salary to be earned during 2012) for each named executive officer at a Compensation Committee meeting in February 2012. The Compensation Committee maintained the target bonus percentages for our named executive officers at the same percentages as those established in the preceding three fiscal years, as set forth in the table below under Fiscal Year 2012 Payouts. The Compensation Committee believed it appropriate to maintain target bonus percentages for fiscal year 2012 at prior year levels until there had been demonstrated improvements to GTx's prospects through the successful execution of our goals and objectives.

            Performance Measures.    For fiscal year 2012, the Compensation Committee adopted a set of criteria in which each named executive officer's bonus opportunity was directly tied to four specific corporate goals:

  •
  30% of the bonus potential was tied to completing the timely enrollment of the company's pivotal Phase III clinical trials of enobosarm (GTx-024) to prevent and treat muscle wasting in non-small cell lung cancer patients;

  •
  10% of the bonus potential was tied to initiating a Phase II clinical trial of enobosarm in androgen receptor positive women with breast cancer;

  •
  40% of the bonus potential was tied to obtaining FDA approval to initiate (and then initiating) a Phase II clinical trial of Capesaris® (GTx-758) as a secondary hormonal treatment in men with advanced prostate cancer, and receiving top line data from that trial; and

  •
  20% of the bonus potential was tied to raising additional capital through a partnership, equity sale or asset sale acceptable to the Board.

            Bonus payments were to be paid at the end of the calendar year, based on the criteria attained at that time. The Compensation Committee believed this payment structure would help to motivate and retain our named executive officers to fulfill these objectives, which the Compensation Committee believed were critical to move the company forward.

            Fiscal Year 2012 Payouts.    During 2012, it became apparent that the enobosarm Phase III clinical trials, which were being conducted at clinical sites in eight countries, could fully enroll during 2012, but it would take most of the calendar year to do so. In this regard, the bonus potential attributable to this performance objective under the Bonus Plan depended on when during the calendar year both trials were fully enrolled such that the sooner in the year full enrollment was achieved, the greater the actual bonus award value would be for this component of the bonus potential. Because enrollment was not expected to be completed until late in 2012, our named executive officers earned less than the full 30% bonus potential attributable to this performance objective. With respect to the initiation of the planned Phase II clinical trial of enobosarm to treat androgen receptor positive women with breast cancer, the company was unable to initiate this trial in 2012 and therefore, no portion of this bonus potential was achieved. Also, although we initiated the Phase II clinical trial of Capesaris® as a secondary hormonal treatment in men with advanced prostate cancer in 2012, management determined that data from this trial would not be available until 2013. Accordingly, our named executive officers earned less than the full 40% bonus potential attributable to this performance objective. The component of the bonus potential tied to raising additional capital was satisfied with the sale of Fareston® announced in early October 2012. In December 2012, the Compensation Committee met and reviewed the Bonus Plan objectives and determined that based on those objectives that would be fulfilled before the end of the calendar year, a bonus payment equal to 58% of each executive officer's full bonus potential would be payable under the 2012 executive Bonus Plan, and awarded these bonus payments accordingly.

Fiscal Year 2012 Bonus Plan Results

Name	Target Award($)	Target Percentage (% of Base Salary)	Actual Amount Awarded ($)

Mitchell S. Steiner	354,900	65	205,842

Mark E. Mosteller	93,002	30	53,941

Marc S. Hanover	261,261	55	151,531

James T. Dalton	124,800	30	72,384

Henry P. Doggrell	105,384	30	61,123

            Bonus Plan for 2013.    In December 2012, our Compensation Committee also approved the performance objectives under the Bonus Plan for 2013, with payouts under the Bonus Plan dependent upon fulfilling all or a portion of the approved objective performance criteria during the calendar year. Similar to 2012, the potential bonus payments under the Bonus Plan for 2012 will be up to 65% of base salary for Dr. Steiner, 55% of base salary for Mr. Hanover and 30% of base salary for the other executive officers of the company. The criteria approved by the Compensation Committee, which applies equally to each executive officer's bonus opportunity, relate directly to our reporting positive clinical data from our ongoing pivotal Phase III enobosarm clinical trials and the current Phase II clinical trial of Capesaris®, as well as enrolling and receiving data from a planned Phase II clinical trial of enobosarm for treating women with advanced breast cancer. A bonus payment equal to 100% of the bonus potential will be paid if we are able to report statistically significant and clinically meaningful data from our Phase III clinical trials of enobosarm to allow us to request a pre-NDA meeting with FDA (which we refer to as "Positive Clinical Data" for purposes of this discussion). If (but only if) we are able to report Positive Clinical Data from our Phase III clinical trials of enobosarm, an additional bonus payment equal to 20% of each executive officer's bonus potential will be paid if data from our ongoing Phase II clinical trial of Capesaris® confirms the drug is sufficiently safe and efficacious to warrant additional clinical testing. Similarly, if (but only if) the enobosarm performance criteria is met, another bonus payment equal to 10% of an executive officer's bonus potential will be payable if the planned Phase II clinical trial of enobosarm to treat women with advanced breast cancer is fully enrolled in and reports data in 2013 sufficient to warrant additional clinical testing. If we do not receive Positive Clinical Data from our pivotal Phase III enobosarm clinical trials during 2013, no bonus payment will be earned under the Bonus Plan for 2013.

Stock Options

            We use equity compensation to motivate and reward corporate performance and to attract and retain qualified named executive officers. We believe that equity awards serve to align the interests of our named executive officers with those of our stockholders by rewarding them for stock price growth. We believe our five year time-based vesting period encourages our executive officers to focus on driving stockholder value and stock price appreciation over the long term, and provides an effective retention device. The Compensation Committee believes it is important to tie the long-term benefit potentially realizable by an executive under his equity award to a long-term commitment to GTx. The Compensation Committee generally makes new stock option grants to our named executive officers each year, to retain executives and to keep the executives focused on our long-term performance.

            In determining the size of equity grants, the Compensation Committee may consider, in any given year, each officer's responsibilities, the strategic importance of his role within our company, budget constraints and internal pay equity. The Compensation Committee may also consider the current value of shares owned, the current value of exercisable and unvested stock options, as well as the potential for dilution to stockholders. Finally, the Compensation Committee may consider the size and value of equity awards granted by our peer companies to their similarly situated officers, but does not aim to have equity award values fall within any specific range of the peer company data.

            In determining the annual stock option grants for fiscal 2012, the Compensation Committee took into account the recommendation of our Chief Executive Officer and our Chief Operating Officer to make grants at the same levels as were granted for fiscal 2011. The Compensation Committee agreed with this recommendation, and approved annual stock option grants in the same amounts as for fiscal 2011 (except for Dr. Dalton, who was granted an option for fiscal 2012 that was 15,000 shares lower than the grant he received for fiscal 2011, since 15,000 of the shares subject to Dr. Dalton's grant for fiscal 2011 was granted in recognition of Dr. Dalton's promotion to Vice President, Chief Scientific Officer). The Compensation Committee agreed with this recommendation because it felt that these grants would provide sufficient incentives and long term rewards for the named executive officers to do what they can to positively affect the value of the company's share price. Although the Compensation Committee reviewed data from Equilar pertaining to equity awards received by executives of our peers as part of its deliberations, the Compensation Committee did not make its decision regarding option awards for fiscal 2012 based on that information.

            Specifically, the Compensation Committee approved annual stock option grants of 105,000 shares of GTx common stock to Dr. Steiner, 70,000 shares of GTx common stock to Mr. Hanover and 35,000 shares of GTx common stock each for our other executive officers:

Stock Option Awards For Fiscal Year 2012

Name	Stock Options Awarded(#)	Exercise Price($)	Grant Date Fair Value of Option Awards($)(1)

Mitchell S. Steiner	105,000	3.36	224,427

Mark E. Mosteller	35,000	3.36	74,809

Marc S. Hanover	70,000	3.36	149,618

James T. Dalton	35,000	3.36	74,809

Henry P. Doggrell	35,000	3.36	74,809

(1)
The amounts in the column represent the grant date fair value of the option awards granted in 2012 as computed in accordance with FASB ASC Topic 718. For more information on options granted to the named executive officers in 2012, see "Summary Compensation Table" and "Grants of Plan-Based Awards" under "Executive Compensation" below.

            In determining the annual stock option grants for fiscal 2013, the Compensation Committee took into account the recommendation of our Chief Executive Officer and our Chief Operating Officer to make grants at levels higher than what was approved for stock option grants for 2012 and 2011. Their rationale, which the Compensation Committee approved, was that fewer personnel, including our executive officers, were continuing to do the same or additional work for the company than they were required to undertake during 2012, especially since the departure of certain senior management personnel earlier in 2012, and the greater number of stock options approved for our employees for 2013 was more than substantially offset by the options forfeited by personnel who left GTx since the Compensation Committee's grant of stock options the previous year. The Compensation Committee approved annual stock option grants for fiscal 2013 to motivate our executives to work towards increasing stockholder returns.

            Specifically, the Compensation Committee approved annual stock option grants of 135,000 shares of GTx common stock to Dr. Steiner, 90,000 shares of GTx common stock to Mr. Hanover and 55,000 shares of GTx common stock each for our other executive officers. The Compensation Committee reviewed information developed by management from the Equilar database showing that levels of equity awards received by the executive officers of our peer group companies were substantially greater than levels of equity awards granted to our executives each year. Additionally, the Compensation Committee reviewed information prepared by management to reflect potential stock option awards utilizing the same rationale and formula utilized by Radford in making its recommendations for adjusting equity awards to members of our Board of Directors. Utilizing this information, but taking into account the potential market appreciation that can result from a low but otherwise volatile share price, the Compensation Committee approved increases of approximately 60% in the number of stock options granted for 2013 over the grants approved for 2012 and 2011 for the executive officers (with similar increases in grants for other GTx employees), which were still less than the number of stock options suggested by the peer company data presented to the Compensation

Committee for review. However, noting that both Dr. Steiner and Mr. Hanover had received substantial grants of founders stock when the company was founded, the Compensation limited their increases in stock option grants to approximately 30% over their 2012 and 2011 grants.

            The Compensation Committee has historically maintained a practice to award stock options only at specific times during the year. Consistent with this historical practice, at a meeting scheduled late in the year, the Compensation Committee grants stock options to a broad group of employees, including executive officers, in amounts determined by the Compensation Committee. These grants are effective on January 1 of the following year with an exercise price equal to the closing price of GTx's common stock on the NASDAQ Global Market on the last trading day of the prior year. Other than the annual grants described above, the Compensation Committee generally approves additional grants only for new employees, employees who are promoted or granted additional responsibilities or, more rarely, employees who have performed at a level that warrants special recognition. These grants are generally made only on the date of a scheduled meeting of the Compensation Committee, in amounts determined by the Compensation Committee, and with an exercise price equal to the closing price of GTx's common stock on the NASDAQ Global Market on the date of grant.

Post-Employment Compensation and Change of Control Benefits

            GTx has entered into a written employment agreement with each of our executive officers, providing for employment on an at will basis, that is, by either the executive officer or GTx at any time. These employment agreements were amended and restated and executed between the company and each GTx officer, following approval of the agreements by our Board in February 2013. These employment agreements provide for cash severance payments equal to one year's base salary and up to twelve months of health insurance payments under COBRA in the event of an involuntary termination by the company without "cause" or a resignation by the executive officer for "good reason" within twelve months after a change of control. In addition, the executive officers have agreed not to compete with us (including by soliciting our employees for alternative employment) during the term of their employment and for a period of two years after their employment ends (or one year, if termination ends in connection with a change of control). The Compensation Committee believes these agreements were necessary to attract and retain our key executives, and are consistent with market practices. We also believe these agreements motivate our named executive officers to act in the best interests of our stockholders by removing the distraction of post change of control uncertainties faced by each named executive officer with regard to his continued employment and compensation. In addition, we believe that the addition of non-competition and non-solicitation provisions help dissuade these executives from using the confidential scientific or business knowledge gained while working for GTx to compete against us.

            Under our broad based employee stock option plans that were adopted prior to our initial public offering, upon a change of control, all then-outstanding and unvested stock options will automatically become fully vested. Under our 2004 Equity Incentive Plan, which became effective in connection with our initial public offering and under which we currently grant options to our executive officers, a participant's outstanding equity awards will become fully vested only if the executive officer is involuntary terminated without cause or experiences a constructive termination within twelve months following a change of control or is required to resign his position with GTx as a condition of the change of control, or if the surviving or acquiring entity refuses to assume or substitute for the options. If Proposal No. 3 is approved by our stockholders, outstanding equity awards under our 2013 Equity Incentive Plan will be subject to vesting acceleration provisions similar to those described above under our 2004 Equity Incentive Plan. Almost all of the shares available for grant under the stock option plans adopted prior to 2004 have already been issued to GTx employees and, therefore, few shares remain available for subsequent grants under those plans. If Proposal No. 3 is approved by our stockholders, any shares remaining available for grant under the stock option plans adopted prior to 2004 and our 2004 Equity Incentive Plan will become available for grant under our 2013 Equity Incentive Plan. If Proposal No. 3 is not approved by our stockholders, our Compensation Committee will continue to utilize any available shares under the stock option plans adopted prior to 2004 for future grants until these plans terminate in accordance with their applicable terms in order to maximize the number of shares available for grant under the 2004 Equity Incentive Plan. The change of control provisions in our stock option plans are designed to reduce any personal disincentive an executive officer may have to work toward the successful completion of a change of control transaction which, if appropriately assessed on its merits, may prove beneficial to GTx and its stockholders.

Retirement Benefits

            We do not provide our employees, including our named executive officers, with a defined benefit pension plan, any supplemental executive retirement plans or retiree health benefits. Our named executive officers may participate on the same basis as other employees in our 401(k) retirement savings plan. Our 401(k) retirement savings plan provides for a matching contribution by GTx of 100% of the first 4% of the employee's eligible compensation, subject, however, to the annual Internal Revenue Service limits in effect from time to time. We believe this matching contribution is consistent with market practice and helps in attracting and retaining key executives.

Employee Benefits

            We offer a comprehensive broad based employee benefit program, including health, life and disability insurance, to all of our regular employees to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. In addition to the benefits offered to the general employee population, the Compensation Committee has approved supplemental third party life and long term disability insurance for our executive officers. The total life insurance benefit for our named executive officers is equal to twice the executive officer's annual salary not to exceed $1 million in coverage for any named executive officer, as compared to the $50,000 of life insurance coverage offered to the general employee population. The supplemental disability insurance, offered to all employees at the level of Vice Presidents and above, provides for total target income replacement equal to 75% of base salary, as compared to target income replacement of 60% of base salary, not to exceed $10,000 per month, offered to the general employee population. The Compensation Committee believes that these supplemental benefits are consistent with the practices of other public companies and that the cost of providing this supplemental insurance coverage is minimal in comparison to the value of such benefits in attracting and retaining executive employees. The Compensation Committee also believes it is more cost efficient to provide these benefits through third party insurance than through severance payments from our general assets.

Deductibility of Executive Compensation under Code Section 162(m)

            Section 162(m) of the Code limits the amount that a public company may deduct from federal income taxes for remuneration paid to the chief executive officer and the three other most highly paid executive officers, other than the chief financial officer, to $1.0 million per executive per year, unless certain requirements are met. Section 162(m) provides an exception from this deduction limitation for certain forms of "performance-based compensation," including the gain recognized by executive officers upon the exercise of qualifying compensatory stock options. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of GTx and our stockholders.

Accounting Considerations

            We account for equity compensation paid to our employees under accounting rules that require us to estimate and record an expense over the service period of the award. Our cash compensation, on the other hand, is recorded as an expense at the time the obligation is accrued. The accounting impact of our executive compensation program is one of many factors that the Compensation Committee considers in determining the size and structure of that program.

Compensation Recovery Policy

            We do not have a policy to attempt to recover cash bonus payments paid to our executive officers if the performance objectives that led to the determination of such payments were to be restated, or found not to have been met to the extent the Compensation Committee originally believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once the SEC adopts final regulations on the subject.

COMPENSATION COMMITTEE REPORT(1)

            The Compensation Committee of the Board of Directors of GTx, Inc. has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this Proxy Statement and based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

COMPENSATION COMMITTEE:
Michael G. Carter (Chair) J. Kenneth Glass J. R. Hyde, III

(1)
This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of GTx under the Securities Act of 1933 or the Securities Exchange Act of 1934, other than GTx's Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

            The following table sets forth certain summary information for the year indicated with respect to the compensation earned by our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers at December 31, 2012. The individuals listed in the table below are referred to in this proxy statement as our "named executive officers."

SUMMARY COMPENSATION TABLE—FISCAL 2010, 2011 AND 2012

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Mitchell S. Steiner, M.D., F.A.C.S.	2012	546,000	—		224,427	205,842	13,771	990,040
Chief Executive Officer and Vice-	2011	525,000	170,625	(2)	173,964	—	10,030	879,619
Chairman of the Board of Directors	2010	525,000	—		279,290	—	10,030	814,320

Mark E. Mosteller, CPA	2012	310,006	—		74,809	53,941	14,050	452,806
Vice President, Chief Financial	2011	298,083	44,712	(2)	57,988	—	12,910	413,693
Officer and Treasurer	2010	298,083	—		93,097	—	12,910	404,090

Marc S. Hanover	2012	475,020	—		149,618	151,531	20,115	796,284
President and Chief Operating	2011	456,750	125,606	(2)	115,976	—	18,389	716,721
Officer	2010	456,750	—		186,193	—	18,389	661,332

James T. Dalton, Ph.D.	2012	416,000	—		74,809	72,384	17,992	581,185
Vice President, Chief Scientific	2011	400,000	60,000	(2)	82,840	—	15,840	558,680
Officer	2010	400,000	—		93,097	—	16,409	509,506

Henry P. Doggrell	2012	351,281	—		74,809	61,123	19,719	506,932
Vice President, General Counsel and Secretary

(1)
Unless otherwise indicated, the amounts in the column represent the aggregate grant date fair value of all option awards granted during the indicated fiscal year as computed in accordance with FASB ASC Topic 718. Assumptions used in computing the aggregate grant date fair value in accordance with FASB ASC Topic 718 are set forth in Note 3—Share-Based Compensation to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. For more information on options granted to the named executive officers in 2012, see "Grants of Plan-Based Awards" below.

(2)
Represents amounts awarded as a discretionary bonus and paid under our Executive Bonus Compensation Plan. Because the cash bonuses actually awarded by our Compensation Committee in 2011 were discretionary in nature, the cash bonuses for 2011 paid under our Executive Bonus Compensation Plan are reported in this column instead of the Non-Equity Incentive Plan Compensation column.

(3)
Represents amounts earned by the named executive officers pursuant to and paid under our Executive Bonus Compensation Plan. For more information on our Executive Bonus Compensation Plan and the cash bonuses awarded thereunder for 2012, please see "Compensation Discussion and Analysis—Elements of Compensation—Cash Incentives" above as well as "Executive Compensation—Grants of Plan-Based Awards" below.

(4)
Unless otherwise indicated, the amounts indicated consisted of: (a) the incremental cost of life insurance premiums to provide additional term life insurance benefits equal to two times each such named executive's base salary, (b) supplemental long-term disability insurance premiums, and (c) other than with respect to Dr. Steiner, employer matching contributions to our defined contribution 401(k) Plan.

Grants of Plan-Based Awards

            The following table summarizes grants of plan-based awards made to our named executive officers in 2012.

GRANTS OF PLAN-BASED AWARDS TABLE—FISCAL 2012

				Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)
					All Other Option Awards: Number of Securities Underlying Options (#)
						Exercise or Base Price of Option Awards ($/Sh)(2)
							Grant Date Fair Value of Option Awards ($)(3)
Name	Award Type	Grant Date	Approval Date	Target ($)

Mitchell S. Steiner	Annual Cash	—	—	354,900	—	—	—
	Annual Option(4)	1/1/2012	11/1/2011	—	105,000	3.36	224,427

Mark E. Mosteller	Annual Cash	—	—	93,002	—	—	—
	Annual Option(4)	1/1/2012	11/1/2011	—	35,000	3.36	74,809

Marc S. Hanover	Annual Cash	—	—	261,261	—	—	—
	Annual Option(4)	1/1/2012	11/1/2011	—	70,000	3.36	149,618

James T. Dalton	Annual Cash	—	—	124,800	—	—	—
	Annual Option(4)	1/1/2012	11/1/2011	—	35,000	3.36	74,809

Henry P. Doggrell	Annual Cash	—	—	105,384	—	—	—
	Annual Option(4)	1/1/2012	11/1/2011	—	35,000	3.36	74,809

(1)
This column sets forth the target amount of each named executive officer's annual cash bonus award for the year ended December 31, 2012 under our Executive Bonus Compensation Plan. Accordingly, the amounts set forth in this column do not represent additional compensation earned by the named executive officers for the year ended December 31, 2012. For more information regarding our Executive Bonus Compensation Plan and the cash bonuses awarded to the named executive officers for the year ended December 31, 2012 thereunder, please see "Compensation Discussion and Analysis—Elements of Compensation—Cash Incentives" and "Summary Compensation Table—Fiscal 2010, 2011 and 2012" above.

(2)
Options were granted with an exercise price equal to 100% of the fair market value on the date of grant, which was determined by reference to the closing sales price of our common stock on the trading date immediately prior to the grant date. The options granted in 2012 carry an exercise price of $3.36 per share, the closing price of GTx's common stock December 30, 2011, the last trading day immediately prior to the grant date.

(3)
Represents the grant date fair value as computed in accordance with FASB ASC Topic 718. Assumptions used in computing the grant date fair value in accordance with FASB ASC Topic 718 are set forth in Note 3—Share-Based Compensation to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(4)
The options granted in 2012 vest in five equal annual installments beginning January 1, 2013. For more information on the terms of the stock options granted to our named executive officers in 2012, please see "Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Option Awards" and "Executive Compensation—Potential Payments Upon Termination or Change of Control—Stock Option Plan Provisions" below.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

            Employment Agreements.    Each of our named executive officers has entered into a written employment agreement with GTx. Descriptions of our employment agreements with our named executive officers are included under the captions "Compensation Discussion and Analysis—Post-Employment Compensation and Change of Control Benefits" above, as well as "Executive Compensation—Potential Payments upon Termination or Change of Control—Employment Agreements" below.

            Annual Cash Bonus Awards.    Our Executive Bonus Compensation Plan provides for annual cash bonus award opportunities to reward executive officers for performance in the prior fiscal year. For more information regarding our Executive Bonus Compensation Plan, please see "Compensation Discussion and Analysis—Elements of Compensation—Cash Incentives" above.

            Option Awards.    Consistent with its practices for awarding stock options as described under the caption "Compensation Discussion and Analysis—Elements of Compensation—Stock Options," the Compensation Committee approved the grant of stock options to our named executive officers in December 2011, all of which grants were effective on January 1, 2012. The exercise price for these stock options is $3.36 per share, the closing price of GTx's common stock on December 30, 2011, the last trading day of 2011. These stock options vest in five equal annual installments beginning January 1, 2013 and expire on December 31, 2021, unless they are forfeited or expire earlier in accordance with their terms.

            In December 2012, the Compensation Committee approved the grant of a stock option to purchase 135,000 shares of GTx common stock to Dr. Steiner, a stock option to purchase 90,000 shares of GTx common stock to Mr. Hanover, and stock options to purchase 55,000 shares of GTx common stock to each of Mr. Mosteller, Dr. Dalton and Mr. Doggrell, all of which grants were effective on January 1, 2013. The exercise price for these stock options is $4.20 per share, the closing price of GTx's common stock on the last trading day of 2012. The options vest in five equal annual installments beginning January 1, 2014. The options expire on December 31, 2022, unless they are forfeited or expire earlier in accordance with their terms.

            Options granted to our named executive officers may be exercised with cash, provided that the Board or the Compensation Committee may provide that the exercise price may also be paid by delivery to us of other unencumbered shares of our common stock with a value equal to the aggregate option exercise price, pursuant to a cashless exercise program, or in any other form of legal consideration that may be acceptable to the Board or the Compensation Committee (which may include a "net exercise" of the option). As a general matter, the vested portion of options granted to our named executive officers will expire three months after the named executive officer's last day of employment with us, subject to extension in certain termination situations as described under "Executive Compensation—Potential Payments Upon Termination or Change of Control—Stock Option Plan Provisions—Extended Post-Termination Exercise Period" below. Events that can accelerate the vesting of GTx's stock options are described below under "Executive Compensation—Potential Payments Upon Termination or Change of Control—Stock Option Plan Provisions—Stock Option Vesting Acceleration" below.

            If Proposal No. 3 is approved by our stockholders, future stock option awards to our executive officers would be made pursuant to the terms of the GTx, Inc. 2013 Equity Incentive Plan, or the 2013 Plan. For a description of option and other equity awards that may be awarded under the 2013 Plan, if approved by stockholders, please see Proposal No. 3.

            Other Compensatory Arrangements.    For a description of the other elements of our executive compensation program, see "Compensation Discussion and Analysis—Retirement Benefits" and "Compensation Discussion and Analysis—Employee Benefits" above.

Outstanding Equity Awards at Fiscal-Year End

            The following table summarizes the number of outstanding equity awards held by each of our named executive officers as of December 31, 2012.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL-YEAR END TABLE

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
				Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable

Mitchell S. Steiner	25,000	50,000	(1)	16.84	12/31/18
	42,000	63,000	(2)	4.20	12/31/19
	21,000	84,000	(3)	2.65	12/31/20
	—	105,000	(4)	3.36	12/31/21

Mark E. Mosteller	17,000	—		6.24	07/31/13
	25,500	—		6.24	08/31/13
	10,000	—		8.90	07/27/14
	25,000	—		10.86	07/26/15
	25,000	—		17.84	12/31/16
	16,666	8,334	(5)	14.35	12/31/17
	8,334	16,666	(1)	16.84	12/31/18
	14,000	21,000	(2)	4.20	12/31/19
	7,000	28,000	(3)	2.65	12/31/20
	—	35,000	(4)	3.36	12/31/21

Marc S. Hanover	83,333	41,667	(5)	14.35	12/31/17
	16,666	33,334	(1)	16.84	12/31/18
	28,000	42,000	(2)	4.20	12/31/19
	14,000	56,000	(3)	2.65	12/31/20
	—	70,000	(4)	3.36	12/31/21

James T. Dalton	33,000	—		13.07	01/19/15
	25,000	—		9.71	05/18/15
	20,000	—		7.56	12/31/15
	25,000	—		17.84	12/31/16
	16,666	8,334	(5)	14.35	12/31/17
	8,334	16,666	(1)	16.84	12/31/18
	14,000	21,000	(2)	4.20	12/31/19
	10,000	40,000	(3)	2.65	12/31/20
	—	35,000	(4)	3.36	12/31/21

Henry P. Doggrell	4,250	—		6.24	08/31/13
	10,000	—		8.90	07/27/14
	25,000	—		10.86	07/26/15
	25,000	—		17.84	12/31/16
	16,666	8,334	(5)	14.35	12/31/17
	8,334	16,666	(1)	16.84	12/31/18
	14,000	21,000	(2)	4.20	12/31/19
	7,000	28,000	(3)	2.65	12/31/20
	—	35,000	(4)	3.36	12/31/21

(1)
One-third of the shares vested on each of January 1, 2012 and January 1, 2013, with the remaining shares vesting on January 1, 2014.

(2)
One-fifth of the shares vested on each of January 1, 2011, January 1, 2012 and January 1, 2013, with the remaining shares vesting as to one-fifth of the shares on each of January 1, 2014 and January 1, 2015.

(3)
One-fifth of the shares vested on each of January 1, 2012 and January 1, 2013, with the remaining shares vesting as to one-fifth of the shares on each of January 1, 2014, January 1, 2015 and January 1, 2016

(4)
One-fifth of the shares vested on January 1, 2013, with the remaining shares vesting as to one-fifth of the shares on each of January 1, 2014, January 1, 2015, January 1, 2016 and January 1, 2017.

(5)
The remaining shares vested on January 1, 2013.

Option Exercises During 2012

            GTx's named executive officers did not exercise any stock options during the year ended December 31, 2012.

Potential Payments upon Termination or Change of Control

            We have entered into employment agreements with each of our named executive officers. Described below are the circumstances that would trigger our obligation to make cash payments pursuant to these employment agreements following the termination of a named executive officer's employment with us and the cash payments that we would be required to provide. We also describe below the circumstances that would trigger the accelerated vesting of stock options held by our named executive officers, as well as those termination events that would result in an extension of the post-termination exercise period with respect to the stock options held by our named executive officers.

       Employment Agreements

    Termination Without "Cause" or For "Good Reason" after a Change of Control

            The employment agreements with our named executive officers provide for cash post-termination change of control payments equal to one year's base salary and monthly premium payments to continue the named executive officer's health insurance coverage for up to twelve months following his termination. These change of control salary continuation and health insurance coverage benefits are structured on a "double-trigger" basis, meaning that before a named executive officer is eligible to receive such benefits, (1) a change of control must occur and (2) within twelve months after such change of control, the named executive officer's employment must be terminated without "cause" or the named executive officer must resign for "good reason." GTx's obligation to make the salary continuation payments and health insurance premium payments under the employment agreements is conditioned upon the former named executive officer's compliance with the confidentiality provisions of the employment agreement and the provisions of the non-competition provisions of the employment agreement for a period of one year following termination. In addition, GTx's obligation to make the salary continuation payments and health insurance premium payments is conditioned upon GTx's receipt of an effective general release of claims executed by the named executive officer. The post-termination salary continuation payments will be generally made over the one-year period following termination on our regular payroll dates rather than in a lump sum, except that the timing of these payments may be deferred for up to six months if these payments would constitute deferred compensation under Section 409A of the Internal Revenue Code (in which case, the deferred payment would be made in a lump sum following the end of the deferral period, with the balance being paid thereafter on our regular payroll dates).

            A change of control generally means the following:

  •
  the sale or other disposition of all or substantially all of GTx's assets (including a liquidation or dissolution of GTx);

  •
  if any person or group acquires beneficial ownership of 50% or more of GTx's voting securities (subject to certain exceptions);

  •
  a merger or consolidation of GTx with or into any other entity, if immediately after the transaction more than 50% of the voting stock of the surviving entity is held by persons who were not holders of at least 50% of GTx's voting stock as of the effective date of the named executive officer's employment agreement; or

  •
  a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.

            "Cause" is generally defined as the named executive officer's:

  •
  conviction for a felony;

  •
  theft, embezzlement, misappropriation of or intentional infliction of material damage to GTx's property or business opportunities;

  •
  breach of his confidentiality or non-competition obligations, as applicable, under his employment agreement; or

  •
  ongoing willful neglect of or failure to perform his duties, or his ongoing willful failure or refusal to follow any reasonable, unambiguous duly adopted written direction of Dr. Steiner (or the Board in the case of Dr. Steiner) that is not inconsistent with the description of such named executive officer's duties, provided that such willful neglect or failure is materially damaging or materially detrimental to the business and operations of GTx, and after 30 days notice and the opportunity to cure.

            "Good reason" is generally defined as the following actions taken without the consent of the named executive officer after a change of control (in each case where the named executive officer has provided written notice within 30 days of the action, such action is not remedied by GTx within 30 days following such notice, and the named executive officer's resignation is effective not later than 60 days after the expiration of such 30-day cure):

  •
  an adverse change in the named executive officer's authority, duties or responsibilities (including reporting responsibilities) which, without the named executive officer's consent, represents a material reduction in or a material demotion of the named executive officer's authority, duties or responsibilities as in effect immediately prior to the change of control, or the assignment to the named executive officer of any duties or responsibilities that are materially inconsistent with and materially adverse to such authority, duties or responsibilities;

  •
  a material reduction in the then current base salary of the named executive officer;

  •
  the relocation of the named executive officer's principal office to a location that increases his one-way commute by more than 20 miles;

  •
  the failure of GTx to obtain an agreement reasonably satisfactory to the named executive officer from any successor entity upon the change of control to assume and agree to perform his employment agreement in all material respects; or

  •
  a material breach by GTx of any provision of the named executive officer's employment agreement or any other then-effective agreement with the named executive officer.

    Other Termination Scenarios

            If we terminate a named executive officer's employment for "cause," or if a named executive officer voluntarily terminates his or her employment without "good reason," or upon the death of a named executive officer, the named executive officer would have no right to receive any compensation or benefits under his employment agreement on or after the effective date of termination, other than any accrued and unpaid salary and expense reimbursement. Likewise, if we terminate a named executive officer's employment without "cause," or if a named executive officer voluntarily terminates his employment with "good reason," in each case not within twelve months following a change of control, the named executive officer would have no right to receive any compensation or benefits under his employment agreement on or after the effective date of termination, other than any accrued and unpaid salary and expense reimbursement.

    Other Benefits

            Except as set forth above, under the employment agreements with our named executive officers, our named executive officers would not be entitled to any other benefits following termination of service, including the continuation of general employee benefits, life insurance coverage and long term disability coverage, except as otherwise required by applicable law.

       Stock Option Plan Provisions

    Stock Option Vesting Acceleration

            Pre-IPO Plans.    The Genotherapeutics, Inc. Stock Option Plan, or the 1999 Plan, the GTx, Inc. 2000 Stock Option Plan, or the 2000 Plan, the GTx, Inc. 2001 Stock Option Plan, or the 2001 Plan, and the GTx, Inc. 2002 Stock Option Plan, or the 2002 Plan, each provide that in the event of a specified change of control transaction, all shares subject to option awards granted under these plans will immediately vest and be converted into cash, options or stock of equivalent value in the surviving organization under terms and conditions that substantially preserve the economic status of plan participants. Certain of the options granted to our executive officers to date have been granted pursuant to these plans. For purposes of our 1999 Plan, 2000 Plan, 2001 Plan and 2002 Plan, the definition of change of control is substantially similar to the definition of change of control under the employment agreements with our named executive officers.

            2004 Plan.    Our 2004 Equity Incentive Plan, or the 2004 Plan, provides that in the event of a specified corporate transaction such as a merger, consolidation or similar transaction, all outstanding options and stock appreciation rights under the 2004 Plan may be assumed, continued or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity elects not to assume, continue or substitute for such awards, such equity awards held by individuals whose service has not terminated prior to the effective date of the corporate transaction will become fully vested, and, if applicable, exercisable and such equity awards will be terminated if not exercised prior to the effective date of the corporate transaction. Other forms of equity awards that may be granted under the 2004 Plan, such as restricted stock awards, may be assumed, continued or substituted for by any surviving or acquiring entity and may have their repurchase or forfeiture rights assigned to the surviving or acquiring entity. If such awards are not assumed, continued or substituted for by any surviving or acquiring entity, then any repurchase or forfeiture rights with respect to such equity awards held by individuals whose service has not terminated prior to the effective date of the corporate transaction will lapse prior to the effective date of the transaction. A recipient's award agreement may provide for acceleration upon other events. In this regard, the standard form of stock option agreement under the 2004 Plan provides for each stock option to become fully vested and exercisable if (i) the optionholder's service with GTx or its successor terminates within twelve months after a change of control and the termination of service is a result of an involuntary termination without cause or a constructive termination or (ii) the optionholder is required to resign his or her position with GTx as a condition of the change of control.

            For purposes of our 2004 Plan, the definition of change of control is similar to the definition of change of control under the employment agreements with our named executive officers, except that under our 2004 Plan, a merger, consolidation or other similar transaction involving GTx would constitute a change of control only if, immediately after the transaction, our stockholders immediately prior to the transaction do not own more than 50% of the combined outstanding voting power of the surviving entity or its parent.

            The standard form of stock option agreement under the 2004 Plan generally defines "cause" as the grant recipient:

  •
  committing an act that materially injures the business of GTx;

  •
  refusing or failing to follow the lawful and reasonable directions of the Board or the appropriate individual to whom he or she reports, after 15 days notice and the opportunity to cure;

  •
  willfully or habitually neglecting his or her duties with GTx, after 15 days notice and the opportunity to cure;

  •
  being convicted of a felony that is likely to inflict or has inflicted material injury on the business of GTx; or

  •
  committing a material fraud, misappropriation, embezzlement or other act of gross dishonesty that resulted in material loss, damage or injury to GTx.

            The standard form of stock option agreement under the 2004 Plan generally defines a "constructive termination" as a voluntary termination within 12 months after a change of control after any of the following actions are taken without the consent of the grant recipient:

  •
  the assignment to the grant recipient of any duties or responsibilities which results in a significant reduction in his or her function as in effect immediately prior to the change of control;

  •
  a material reduction in the grant recipient's salary, as in effect on the effective date of the change of control;

  •
  the failure to continue in effect any benefit plan or program in which the grant recipient was participating immediately prior to the effective date of the change of control, or the taking of any action that would adversely affect his or her participation in (or reduce his or her benefits under) any such benefit plan or program;

  •
  a relocation of the grant recipient's principal office to a location more than 50 miles from the location at which he or she performed his or her duties as of the effective date of the change of control; or

  •
  a material breach by GTx of any provision of the grant recipient's stock option agreement under the 2004 Plan.

            2013 Plan.    If Proposal No. 3 is approved by our stockholders, outstanding stock awards under our 2013 Equity Incentive Plan, or the 2013 Plan, may be treated similarly to outstanding stock awards under the 2004 Plan in the event of a specified corporate transaction such as a merger, consolidation or similar transaction. A recipient's award agreement may provide for acceleration upon other events. In this regard, the standard form of stock option agreement under the 2013 Plan provides for each stock option to become fully vested and exercisable if the optionholder's service with GTx or its successor terminates on or within twelve months after a change of control and the termination of service is a result of an involuntary termination without cause or a constructive termination.

            For purposes of our 2013 Plan, the definition of change of control is similar to the definition of change of control under the employment agreements with our named executive officers.

            For purposes of our 2013 Plan, "cause" has the meaning ascribed to such term in any written agreement between the grant recipient and GTx, and in the absence of such an agreement, "cause" means the occurrence of any of the following:

  •
  the grant recipient's willful failure substantially to perform his or her duties and responsibilities or deliberate violation of a company policy;

  •
  the grant recipient's commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to GTx;

  •
  unauthorized use or disclosure by the grant recipient of any proprietary information or trade secrets of GTx or any affiliate or any other party to whom the grant recipient owes an obligation of nondisclosure as a result of the grant recipient's relationship with GTx or any affiliate; or

  •
  the grant recipient's willful breach of any of his or her obligations under any written agreement or covenant with GTx or any affiliate.

            The definition of a "constructive termination" in the standard form of stock option agreement under the 2013 Plan is similar to the definition of a "constructive termination" in the standard form of stock option agreement under the 2004 Plan, except that a constructive termination would also be deemed to occur if the board of GTx's successor requires the participant to resign from GTx in a manner that terminates the participant's continuous service, as a condition of the change in control. In addition, in order to have a basis for constructive termination under the 2013 Plan, a participant must provide written notice of the event giving rise to constructive termination to the board of GTx's successor within 30 days following such event, provide the successor with 30 days to cure such event, and, if not cured, the participant must resign from all positions then held with GTx and its successor not later than 6 months after the date of the participant's written notice to the board of the successor (or such earlier date as may be requested by the Board).

    Extended Post-Termination Exercise Period

            As a general matter, the vested portion of options granted to our named executive officers will expire three months after the named executive officer's termination of service. We refer to the period following the named executive officer's termination during which he can continue to exercise his vested stock options as the post-termination exercise period. Although the post-termination exercise period generally ends three months after the named executive officer's termination of service, in termination situations involving the death or disability of the named executive officer, or the named executive officer's voluntary retirement, the post-termination exercise period is generally extended beyond three months following the named executive officer's termination of service. In addition, under our 2004 Plan and the form of stock option agreement under our 2004 Plan, the post-termination exercise period will generally be one year following termination if the termination of service is a result of an involuntary termination without cause or a constructive termination within twelve months after a change of control. Under our 2013 Plan and the form of stock option agreement under our 2013 Plan (if Proposal No. 3 is approved by our stockholders), the post-termination exercise period will generally be one year following termination if the termination of service occurs either as a condition of a change of control or upon the effectiveness of a change of control, unless the stock option is not assumed, continued or replaced by the successor or acquiring entity. With respect to all of our stock option plans and the forms of stock option agreements under such stock option plans, if the termination is due to the named executive officer's death, the post-termination exercise period will generally be 18 months following termination, and if the termination is due to the named executive officer's disability, the post-termination exercise period will generally be one year following termination. If Proposal No. 3 is approved by our stockholders, then with respect to our 2013 Plan and the form of stock option agreement under our 2013 Plan, if the termination is for cause, the option will terminate upon the date on which the event giving rise to the termination for cause first occurred (or, if required by law, the date of the termination. With respect to our 1999 Plan, 2000 Plan, 2001 Plan and 2002 Plan and the forms of stock option agreements under those plans, if a named executive officer voluntarily retires his employment (which generally means a retirement after age 65 or after age 55 following a specified period of service), the post-termination exercise period will generally be five years following termination. However, our 1999 and 2000 Plans provide that the Compensation Committee in its discretion can provide for any post-termination exercise period for a vested option in the event of the disability, death or involuntary termination of an option grant recipient of up to, but not exceeding, the initial ten-year term of the option. Under our 2004 Plan and 2013 Plan (if Proposal No. 3 is approved by our stockholders) and the forms of stock option agreements under those plans, if a named executive officer voluntarily retires his employment (which generally means a retirement after age 65 following a specified period of service or after age 55 following a specified period of service and with the authorization of our Chief Executive Officer or the Board), the post-termination exercise period will generally be two years following termination. In no event, however, will the post-termination exercise period be extended beyond the initial ten-year term of the option.

       Calculation of Potential Termination and Change of Control Benefits

            The following table includes an estimate of the potential compensation and benefits payable to our named executive officers in certain termination and change of control situations. The actual compensation to be paid can be determined only at the time of a named executive officer's termination of employment. In providing the estimated potential payments and benefits, we have made the following general assumptions in all circumstances where applicable:

  •
  a change of control event has occurred and the date of termination is December 31, 2012;

  •
  the closing price of our common stock on that date is $4.20;

  •
  the annual salary at the time of termination is as follows: Mitchell S. Steiner, $546,000; Mark E. Mosteller, $310,006; Marc S. Hanover $475,020; James T. Dalton, $416,000; and Henry P. Doggrell $351,281;

  •
  the value of stock options that vest is equal to the difference between the closing price of our common stock of $4.20 on December 31, 2012 and the exercise price times the number of options that vest;

  •
  there is no accrued and unpaid salary; and

  •
  there is no unpaid reimbursement for expenses incurred prior to the date of termination.

	Triggering Event
Potential Benefits and Payments Upon Termination	Termination w/o Cause or for Good Reason (or Constructive Termination) in Connection with Change of Control ($)(1)	Change of Control (Single-Trigger) ($)(2)
Mitchell S. Steiner
Base Salary Continuation	546,000	—
Stock Option Vesting Acceleration(1)	250,950	—

Total	796,950	—

Mark E. Mosteller
Base Salary Continuation	310,006	—
Stock Option Vesting Acceleration(1)	83,650	—

Total	393,656	—

Marc S. Hanover
Base Salary Continuation	475,020	—
Stock Option Vesting Acceleration(1)	167,300	—

Total	642,320	—

James T. Dalton
Base Salary Continuation	416,000	—
Stock Option Vesting Acceleration(1)	106,900	—

Total	522,900	—

Henry P. Doggrell
Base Salary Continuation	351,281	—
Stock Option Vesting Acceleration(1)	73,977	9,673

Total	425,258	9,673

(1)
The amounts included under this column with respect to stock option vesting acceleration represent the value of the accelerated vesting of stock options granted under the 2004 Plan, and assume that such options have been assumed, continued or substituted for by the surviving or acquiring entity in the change of control transaction, and that in connection with the change of control transaction, the named executive officer experiences an involuntary termination without cause or a constructive termination.

(2)
The amounts included under this column represent the value of the accelerated vesting of stock options granted under the 1999 Plan, 2000 Plan, 2001 Plan and 2002 Plan, as applicable, on a single-trigger basis, or immediately upon the change of control event, which, for purposes of this column, has been assumed to have occurred on December 31, 2012.

Compensation and Risk

            In February 2013, the Compensation Committee considered our compensation policies, practices and programs as generally applicable to our employees and determined that our policies, practices and programs do not encourage excessive or unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on our company. The design of our compensation policies and programs encourage our employees to remain focused on both our short and long-term goals. For example, through our use of different types of compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable components, as well as our through our use of multi-year vesting for stock option awards and performance criteria under our bonus plans that emphasize the achievement of our overall corporate objectives, we believe that our employee compensation programs promote a long-term stockholder perspective, encourage decisions that will result in sustainable performance over the longer term, and mitigate the risks associated with an undue short-term focus on results.

DIRECTOR COMPENSATION

Cash Retainer and Fees

            2012 Arrangements.    During 2012, our non-employee directors were entitled to cash retainers in quarterly increments based on an annualized rate of $25,000 a year, or $35,000 a year for each of our Audit Committee Chair and Scientific Advisory Committee Chair and $32,500 for our other non-employee director member of the Scientific Advisory Committee, plus in each case, an attendance fee of $2,000 for every Board and committee meeting attended (and $750 for any telephonic meeting attended).

            New Arrangements.    In 2012, on the recommendation of the Nominating and Corporate Governance Committee and the Compensation Committee, which based their recommendations on information developed by Radford, a third party compensation consultant, the Board approved the following cash compensation payments to its Board and committee members, effective January 1, 2013, to be paid quarterly in advance as follows:

  •
  a $32,500 annual retainer for service as a member of our Board of Directors;

  •
  a supplemental annual retainer for the Chairs of the Board and each Board committee in the following amounts: $15,000 for Chair of the Board; $12,000 for Chair of the Audit Committee; $8,000 for Chair of the Compensation Committee; $6,000 for Chair of the Nominating and Corporate Governance Committee; and $10,000 for Chair of the Scientific Advisory Committee; and

  •
  a supplemental annual retainer for each member of the following committees other than the Chairs, in the following amounts: $6,000 for members of the Audit Committee; $4,000 for members of the Compensation Committee; $3,000 for members of the Nominating and Corporate Governance Committee; and $7,500 for members of the Scientific Advisory Committee.

            No directors currently receive consulting fees from GTx. A director who is also an employee (currently Dr. Steiner) receives no additional compensation for service on the Board.

Directors' Deferred Compensation Plan

            Since June 30, 2004, our non-employee directors have had the opportunity to defer all or a portion of their fees under our Directors' Deferred Compensation Plan. Deferrals can be made into a cash account, a stock account, or a combination of both. Deferrals into a cash account would accrue interest at the prime rate of interest announced from time to time by a local bank utilized by us, and deferrals into a stock account accrue to the deferring director rights in shares of GTx common stock equal to the cash compensation then payable to the director for his or her Board service divided by the then current fair market value of GTx common stock. Currently, all but two of our non-employee directors have elected to defer all or some of their Board compensation into stock accounts. No directors have deferred their Board compensation into cash accounts. Under the Directors' Deferred Compensation Plan, amounts credited to cash or stock accounts are distributed in a single lump sum on the date, if any, selected by the director pursuant to his or her election or, if no such election is made or if the selected distribution date is after his or her separation from service, then the distribution would be made on the date of his or her separation from service in the form of a single lump sum (subject to deferral under certain circumstances to the extent necessary to avoid the incurrence of adverse personal tax consequences under Section 409A of the Internal Revenue Code). Any fractional shares of GTx common stock will be distributed in cash valued at the then current fair market value of GTx common stock.

Equity Compensation

            Our Amended and Restated 2004 Non-Employee Directors' Stock Option Plan, or the Directors' Option Plan, provides for the automatic grant of initial and annual nonstatutory stock options to GTx's non-employee directors who do not own more than ten percent of the combined voting power of GTx's then outstanding securities. The exercise price per share for the options granted under the Directors' Option Plan is not less than the fair market value of the stock on the date of grant. Pursuant to the Directors' Option Plan, any individual who first becomes a non-employee director automatically is granted an option to purchase shares of common stock. Under our Board of Directors' current policy, the number of shares subject to each of these initial grants is currently 22,500 shares, provided that the number of shares may be increased or decreased by our Board of Directors in its sole discretion. Pursuant to the Directors' Option Plan, any individual who is serving as a non-employee director on the day following an annual meeting of GTx's stockholders automatically will be granted an option to purchase shares of common stock on that date; provided, however, that if the individual has not been serving as a non-employee director for the entire period since the preceding annual meeting, the number of shares subject to such individual's annual grant will be reduced pro rata for each full month prior to the date of grant during which such individual did not serve as a non-employee director. Under our Board of Directors' current policy, the number of shares subject to each annual grant is currently 20,000 shares, provided that the number of shares may be increased or decreased by our Board of Directors in its sole discretion. Under our Board of Directors' current policy, the shares subject to each initial grant and each annual grant vest in a series of three successive equal annual installments measured from the date of grant, so that each initial grant and each annual grant will be fully vested three years after the date of grant. Although the 2013 Non-Employee Director Equity Incentive Plan, or the 2013 Directors' Plan, does not provide for automatic stock option grants to non-employee directors, if Proposal No. 4 is approved by our stockholders, initial and annual stock option grants automatically will be made to non-employee directors under the 2013 Directors' Plan, pursuant to, and in accordance with, the Board of Directors' current policy.

            In the event of a specified corporate transaction, as defined in the Directors' Option Plan or the 2013 Directors' Plan, as applicable, all outstanding options granted under the Directors' Option Plan and the 2013 Directors' Plan (if Proposal No. 4 is approved by our stockholders) may be assumed or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity elects not to assume or substitute for such options, then (a) with respect to any such options that are held by optionees then performing services for GTx or its affiliates, the vesting and exercisability of such options will be accelerated in full and such options will be terminated if not exercised prior to the effective date of the corporate transaction, and (b) all other outstanding options will terminate if not exercised prior to the effective date of the corporate transaction. If a specified change of control transaction occurs, as defined in the Directors' Option Plan, then the vesting and exercisability of the optionee's options granted under the Directors' Option Plan will be accelerated in full immediately prior to (and contingent upon) the effectiveness of the transaction. Under the Directors' Option Plan, if an optionee is required to resign his or her position as a non-employee director as a condition of the change of control transaction, the vesting and exercisability of the optionee's options will be accelerated in full immediately prior to the effectiveness of such resignation. Under our 2013 Directors' Plan (if Proposal No. 4 is approved by our stockholders), if a specified change of control transaction occurs, as defined in the 2013 Directors' Plan, then all stock awards held by a participant whose continuous service has not terminated prior to such time will become fully vested and, if applicable, exercisable, immediately prior to the transaction. In addition, under the 2013 Directors' Plan (if Proposal No. 4 is approved by our stockholders), if a non-employee director is required to resign his or her position as a non-employee director as a condition of the change of control transaction, all outstanding stock awards held by such individual will become fully vested and, if applicable, exercisable, as of immediately prior to such resignation. In addition, during 2008, the Board, upon the recommendation of the Compensation Committee, adopted a general policy regarding the retirement of non-employee directors that provides that the Board will act, on a case-by-case basis, to accelerate the vesting and exercisability of the retiring director's options in full provided such director retires from the Board in good standing. In connection with Mr. Sear's retirement from the Board in February 2013, the Board, pursuant to this policy, accelerated in full the vesting and exercisability of all outstanding options held by Mr. Sear and extended the post-termination exercise period of all the outstanding options held by Mr. Sear. As a result of the modifications to Mr. Sear's stock options, the post-termination exercise period of the outstanding options then held by Mr. Sear was extended to the earliest to occur of (i) the three year anniversary of the date of his retirement from the Board, (ii) the expiration of the original term of the applicable option, or (iii) a change of control of GTx or similar material corporate transaction.

            The table below represents the compensation earned by each non-employee director during 2012.

DIRECTOR COMPENSATION—FISCAL 2012

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)

J. R. Hyde, III	35,250	—	35,250

J. Kenneth Glass	46,750	29,696	76,446

Timothy R. G. Sear(3)	34,750	29,696	64,446

Michael G. Carter, M.D.	41,500	29,696	71,196

Kenneth S. Robinson, M.D., M.Div.	36,000	29,696	65,696

Barrington J.A. Furr, Ph.D.	42,833	29,696	72,529

(1)
Represents fees and retainers earned in 2012 that were either paid, deferred or were payable at the end of 2012. Each director in the table above, other than Mr. Glass, elected to defer payment of all or a portion of his earned fees and retainers during 2012 pursuant to the Directors' Deferred Compensation Plan. The number of shares credited to individual stock accounts for our non-employee directors under the Directors' Deferred Compensation Plan as of December 31, 2012 was as follows: 43,316 shares for Mr. Hyde; 6,553 shares for Mr. Glass; 42,900 shares for Mr. Sear; 36,319 shares for Dr. Carter; 35,726 shares for Dr. Robinson; and 10,929 shares for Dr. Furr. In connection with Mr. Sear's resignation from the Board in February 2013, the 45,667 shares then credited to Mr. Sear's individual stock account under the Directors' Deferred Compensation Plan were distributed to Mr. Sear.

(2)
The amounts in this column represent the aggregate grant date fair value of all option awards granted to our non-employee directors during the year ended December 31, 2012 as computed in accordance with FASB ASC Topic 718. Assumptions used in computing the aggregate grant date fair value in accordance with FASB ASC Topic 718 are set forth in Note 3—Share-Based Compensation to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

The following table indicates the grant date fair value for the annual option awarded to each non-employee director during the year ended December 31, 2012, as determined in accordance with FASB ASC Topic 718, as well as the total number of shares subject to options outstanding as of December 31, 2012 for each non-employee director listed in the table above:

Name	FASB ASC Topic 718 Grant Date Fair Value ($)	Total Shares Subject to Options Outstanding at 12/31/2012 (#)

J. R. Hyde, III	—	—

J. Kenneth Glass	29,696	86,000

Timothy R. G. Sear	29,696	68,666

Michael G. Carter, M.D.	29,696	75,667

Kenneth S. Robinson, M.D., M.Div.	29,696	60,000

Barrington J.A. Furr, Ph.D.	29,696	35,000

(3)
Mr. Sear resigned from the Board effective February 14, 2013.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            During the year ended December 31, 2012, the Compensation Committee consisted of Mr. Sear, Mr. Hyde, Dr. Carter and Mr. Glass. None of the current members of the Compensation Committee is or was an officer or employee of GTx. During 2012, none of GTx's executive officers served as a director or member of the compensation committee of any other entity whose executive officers served on GTx's Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

            Upon recommendation of the Audit Committee, the Board adopted a related party transactions policy, which specifies GTx's policies and procedures regarding transactions between GTx and its employees, officers, directors or their family members. GTx's Chief Legal Officer is responsible for (a) ensuring that policy is distributed to all GTx officers, directors and other managers and (b) requiring that any proposed related party transaction be presented to the Audit Committee for consideration before GTx enters into any such transactions. This policy can be found on GTx's website (www.gtxinc.com) under "About GTx" at "Governance."

            It is the policy of GTx to prohibit all related party transactions unless the Audit Committee determines in advance of GTx entering into any such transaction that there is a compelling business reason to enter into such a transaction. There is a general presumption that the Audit Committee will not approve a related party transaction with GTx. However, the Audit Committee may approve a related party transaction if:

  •
  the Audit Committee finds that there is a compelling business reason to approve the transaction, taking into account such factors as the absence of other unrelated parties to perform similar work for a similar price within a similar timeframe; and

  •
  the Audit Committee finds that it has been fully apprised of all significant conflicts that may exist or otherwise arise on account of the transaction, and it believes, nonetheless, that GTx is warranted entering into the related party transaction and has developed an appropriate plan to manage the potential conflicts of interest.

Certain Transactions With or Involving Related Persons

            Licensed SARM Technology.    James T. Dalton, Ph.D., GTx's Vice President, Chief Scientific Officer, is a party to an agreement among the University of Tennessee, or UT, the University of Tennessee Research Foundation, or UTRF, and the inventors of many of the patents filed by UT and UTRF for selective androgen receptor modulator, or SARM, technology, which was entered while Dr. Dalton and the other inventors were employed by UT. Under this agreement, all rights in the SARM technology were assigned to UTRF with the commitment that payments received by UTRF from the licensing of the SARM technology would be shared between UT and the inventors, including Dr. Dalton. In 2002, subsequent to Dr. Dalton entering into this agreement, the SARM technology was licensed exclusively to GTx. In 2005, Dr. Dalton became one of GTx's employees. In July 2007, GTx and UTRF entered into a Consolidated, Amended, and Restated License Agreement, or the New SARM Agreement, to consolidate and replace GTx's previously existing SARM license agreements with UTRF and to modify and expand certain rights and obligations of each of the parties. GTx agreed to pay to UTRF a one-time, upfront fee of $290,000 as consideration for entering into the New SARM Agreement. GTx also agreed to pay an annual license maintenance fee during the term of the New SARM Agreement, which fee is creditable against various royalties GTx agreed to pay to UTRF on sublicense revenues and net sales of products subject to the New SARM Agreement. In November 2007, we entered into an exclusive license and collaboration agreement with Merck & Co., Inc., or Merck, with respect to SARM development and commercialization, which was subsequently terminated, pursuant to which Merck paid us an upfront licensing fee of $40,000,000. In December 2008, GTx and UTRF entered into an amendment to the New SARM Agreement in connection with which GTx agreed to pay to UTRF one-time fee of $494,000 as consideration for entering into the amendment to the New SARM Agreement. Since joining GTx in 2005, Dr. Dalton received from UT and UTRF a portion of the payments made by GTx to UTRF for the licensing and sublicensing of the SARM technology totaling approximately $637,281. Dr. Dalton will continue to receive a portion of the payments GTx will make to UTRF under the New SARM Agreement in accordance with the agreement among the UT scientists, including Dr. Dalton, UT and UTRF. Since Dr. Dalton's interest in GTx's agreement with UTRF arose while Dr. Dalton was an employee of UTRF, not GTx, and GTx's initial arrangements with UTRF regarding the licensing of the SARM technology were created in 2002, our related party transactions policy did not require that the Audit Committee review and approve the transaction in advance. The members of the Audit Committee were, however, aware of Dr. Dalton's interest when the GTx Board of Directors approved the entering into of the New SARM Agreement with UTRF in July 2007 as well as when the GTx Board of Directors approved the entering into of the amendment to the New SARM Agreement in December 2008.

            Indemnity Agreements.    GTx has entered into indemnity agreements with each of its current directors and certain of its executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in GTx's charter and bylaws and to provide additional procedural protections.

OTHER MATTERS

            The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the meeting other than that referred to herein. If any other business should properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with his best judgment.

By Order of the Board of Directors,

Henry P. Doggrell Vice President, Chief Legal Officer and Secretary

Memphis, Tennessee
March 15, 2013

APPENDIX A

GTX, INC.

2013 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD: FEBRUARY 14, 2013
[APPROVED BY THE STOCKHOLDERS: MAY 2, 2013]

1.         GENERAL.

            (a)    This GTx, Inc. (the "Company") 2013 Equity Incentive Plan (the "Plan") is the successor to and continuation of the Company's Amended and Restated 2004 Equity Incentive Plan (the "2004 Plan"). Following the Effective Date, no additional stock awards will be granted under the 2004 Plan or any other Prior Plan. Any unallocated shares that otherwise remain available for grant under the Prior Plans (including the 2004 Plan) as of 12:01 a.m. Eastern Standard Time on the Effective Date (the "Prior Plans' Available Reserve") will cease to be available under the Prior Plans at such time. Instead, that number of shares of Common Stock equal to the Prior Plans' Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and become immediately available for grant and issuance pursuant to Stock Awards granted under the Plan. For clarity, each outstanding stock award granted under any of the Prior Plans remains subject to the terms of the Prior Plan under which such award was granted. From and after the Effective Date, any shares subject to outstanding stock awards granted under the Prior Plans (including the 2004 Plan) that (i) expire or terminate for any reason prior to exercise or settlement, (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or are repurchased at the original issuance price, or (iii) are otherwise reacquired or are withheld (or not issued) to satisfy a tax withholding obligation in connection with an award (the "Returning Shares") will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, and become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of the Plan will be subject to the terms of the Plan.

            (b)    Eligible Award Recipients.    Employees, Directors and Consultants are eligible to receive Awards under the Plan.

            (c)    Available Awards.    The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.

            (d)    Purpose.    The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in the value of the Common Stock through the grant of Awards under the Plan.

2.         ADMINISTRATION.

            (a)    Administration by Board.    The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

            (b)    Powers of Board.    The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

                      (i)  To determine (A) who will be granted Awards, (B) when and how each Award will be granted, (C) what type of Award will be granted, (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award, (E) the number of shares of Common Stock subject to, or the cash value of, an Award, and (F) the Fair Market Value applicable to a Stock Award.

                     (ii)  To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

                   (iii)  To settle all controversies regarding the Plan and Awards granted under it.

                    (iv)  To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

                     (v)  To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant's rights under any of the Participant's then-outstanding Awards without the Participant's written consent, except as provided in subsection (viii) below.

                    (vi)  To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, adopting amendments relating to Incentive Stock Options and nonqualified deferred compensation under Section 409A and/or making the Plan or Awards granted under the Plan exempt from or compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including subsection (viii) below) or an Award Agreement, no amendment of the Plan will materially impair a Participant's rights under an outstanding Award without the Participant's written consent.

                   (vii)  To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding "incentive stock options" or (C) Rule 16b-3.

                  (viii)  To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, that no such amendment shall materially impair a Participant's rights under an existing Award unless the Company requests the consent of the affected Participant, and the Participant consents in writing. A Participant's rights will not be deemed to have been materially impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant's rights. In addition, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant's consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A, or (D) to comply with other applicable laws or listing requirements.

                    (ix)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan and/or Award Agreements.

                     (x)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

                    (xi)  To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award, (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash award and/or (6) award of other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company, or (C) any other action that is treated as a repricing under generally accepted accounting principles.

            (c)    Delegation to Committee.

                      (i)  General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to such Committee or subcommittee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

                     (ii)  Section 162(m) and Rule 16b-3 Compliance.    The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

            (d)    Delegation to an Officer.    The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Options and SARs; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided for in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

            (e)    Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.         SHARES SUBJECT TO THE PLAN.

            (a)    Share Reserve.

                      (i)  Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards under the Plan as of the Effective Date initially will be equal to the sum of (A) one million (1,000,000) shares of Common Stock (provided that such shares may not be issued in respect of Awards until such shares have been registered on Form S-8 under the Securities Act), (B) the shares that are subject to the Prior Plans' Available Reserve on the Effective Date, provided that such number will not exceed [                  ](1) shares, and (C) the Returning Shares, but only if, as and when such shares become Returning Shares, provided that such number will not exceed [                  ](2) shares (such sum, the "Share Reserve").

                     (ii)  In addition, on January 1st of each year, for ten years, commencing on January 1, 2014, the Share Reserve will automatically be increased by a number of shares of Common Stock equal to four percent (4%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year. The Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a smaller number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

                   (iii)  For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under the Plan. As a single share may be subject to grant more than once (e.g., if an Option expires unexercised, the shares underlying such expired Option may be made subject to new Stock Awards), the Share Reserve is not a limit on the number of Stock Awards that can be granted under the Plan.

(1)
Number of shares that are subject to the Prior Plans' Available Reserve is to be determined as of the Effective Date.

(2)
Number of Returning Shares is to be determined as of the Effective Date.

                    (iv)  Shares may be issued under the terms of the Plan in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c), or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711, or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

            (b)    Reversion of Shares to the Share Reserve.    If a Stock Award or any portion of a Stock Award (i) expires or otherwise terminates without all of the shares covered by the Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that are available for issuance under the Plan. If any shares of Common Stock issued under a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

            (c)    Incentive Stock Option Limit.    Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued on the exercise of Incentive Stock Options will be equal to five million (5,000,000) shares.

            (d)    Section 162(m) Limitations.    Subject to Section 9(a) relating to Capitalization Adjustments, at such times as the Company is subject to the applicable provisions of Section 162(m) of the Code, the following limitations will apply.

                      (i)  A maximum of one million (1,000,000) shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date any such Stock Award is granted may be granted to any one Participant during any calendar year.

                     (ii)  A maximum of one million (1,000,000) shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

                   (iii)  A maximum of two million dollars ($2,000,000.00) may be granted as a Performance Cash Award to any one Participant during any one calendar year.

                    (iv)  If a Performance Stock Award is in the form of an Option, it will count only against the Performance Stock Award limit. If a Performance Stock Award could (but is not required to) be paid out in cash, it will count only against the Performance Stock Award limit.

            (e)    Source of Shares.    The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.         ELIGIBILITY.

            (a)    Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to employees of the Company or a "parent corporation" or "subsidiary corporation" thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock

Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any "parent" of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as "service recipient stock" under Section 409A (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or comply with the distribution requirements of Section 409A.

            (b)    Ten Percent Stockholders.    A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.         PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

            Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

            (a)    Term.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

            (b)    Exercise Price.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in Common Stock equivalents.

            (c)    Purchase Price for Options.    The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

                      (i)  by cash, which may be in the form of a check, bank draft, money order, wire transfer or similar electronic transfer of readily available funds;

                     (ii)  pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                   (iii)  by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

                    (iv)  if an Option is a Nonstatutory Stock Option, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the "net exercise," (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

                     (v)  in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

            (d)    Exercise and Payment of a SAR.    To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate exercise price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such SAR.

            (e)    Transferability of Options and SARs.    The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

                      (i)  Restrictions on Transfer.    An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

                     (ii)  Domestic Relations Orders.    Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

                    (iii)  Beneficiary Designation.    Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant's estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

            (f)    Vesting Generally.    The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary.

            (g)    Termination of Continuous Service.    Except as otherwise provided in the applicable Award Agreement, or other agreement between the Participant and the Company or any Affiliate, if a Participant's Continuous Service terminates (other than for Cause and other than upon the Participant's death, Disability or Retirement), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date which occurs three (3) months following the termination of the Participant's Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Option Agreement or Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise the Participant's Option or SAR within the applicable time frame, the Option or SAR will terminate.

            (h)    Extension of Termination Date.    If the exercise of an Option or SAR following the termination of the Participant's Continuous Service (other than for Cause and other than upon the Participant's death, Disability or Retirement) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant's Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant's applicable Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant's Continuous Service (other than for Cause) would violate the Company's insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant's Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company's insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Option Agreement or Stock Appreciation Right Agreement.

            (i)    Disability of Participant.    Except as otherwise provided in the applicable Award Agreement, or other agreement between the Participant and the Company or any Affiliate, if a Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise the Participant's Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date which occurs twelve (12) months following such termination of Continuous Service, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. If, after termination of Continuous Service, the Participant does not exercise the Participant's Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

            (j)    Death of Participant.    Except as otherwise provided in the applicable Award Agreement, or other agreement between the Participant and the Company or any Affiliate, if (i) a Participant's Continuous Service terminates as a result of the Participant's death, or (ii) the Participant dies within the period (if any) specified in the applicable Option Agreement or Stock Appreciation Right Agreement for exercisability after the termination of the Participant's Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant's estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant's death, but only within the period ending on the earlier of (i) the date which occurs eighteen (18) months following the date of death, and (ii) the expiration of the term of such Option or SAR as set forth in the applicable Option Agreement or Stock Appreciation Right Agreement. If, after the Participant's death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

            (k)    Retirement of a Participant.    Except as otherwise provided in the applicable Award Agreement, or other agreement between the Participant and the Company or any Affiliate, if a Participant's Continuous Service terminates as a result of the Participant's Retirement, the Participant may exercise the Participant's Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of the Participant's termination of Continuous Service due to Retirement), but only within the period ending upon the earlier of (i) the date which occurs twenty-four (24) months following such termination (or such longer or shorter period specified in the Award Agreement) and (ii) the expiration of the term of such Option or SAR as set forth in the applicable Option Agreement or Stock Appreciation Right Agreement. If, after the Participant's termination of Continuous Service due to Retirement, the Participant does not exercise the Participant's Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

            (l)    Termination for Cause.    Except as explicitly provided otherwise in a Participant's Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant's Continuous Service is terminated for Cause, the Option or SAR will terminate upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date on which the event giving rise to the termination for Cause first occurred (or, if required by law, the date of termination of Continuous Service). If a Participant's Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant's rights under the Option or SAR will also be suspended during the investigation period.

            (m)    Non-Exempt Employees.    If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant's Retirement, the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from such employee's regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee's regular rate of pay, the provisions of this paragraph will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.         PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

            (a)    Restricted Stock Awards.    Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company's bylaws, at the Board's election, shares of Common Stock may be (x) held in book entry form subject to the Company's instructions until any restrictions relating to the Restricted Stock Award lapse, or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

                      (i)  Consideration.    A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

                     (ii)  Vesting.    Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board and set forth in the Restricted Stock Award Agreement.

                   (iii)  Termination of Participant's Continuous Service.    If a Participant's Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

                    (iv)  Transferability.    Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

                     (v)  Dividends.    A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

            (b)    Restricted Stock Unit Awards.    Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

                      (i)  Consideration.    At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

                     (ii)  Vesting.    At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate, as set forth in the Restricted Stock Unit Award Agreement.

                   (iii)  Payment.    A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and set forth in the Restricted Stock Unit Award Agreement.

                    (iv)  Additional Restrictions.    At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

                     (v)  Dividend Equivalents.    Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and set forth in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

                    (vi)  Termination of Participant's Continuous Service.    Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant's termination of Continuous Service.

            (c)    Performance Awards.

                      (i)  Performance Stock Awards.    A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, may vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

                     (ii)  Performance Cash Awards.    A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid, in whole or in part, in cash or other property.

                   (iii)  Board Discretion.    The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

                    (iv)  Section 162(m) Compliance.    Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as "performance-based compensation" thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date which occurs ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee will certify in writing the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of the achievement of any Performance Goals, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

            (d)    Other Stock Awards.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.         COVENANTS OF THE COMPANY.

            (a)    Availability of Shares.    The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

            (b)    Securities Law Compliance.    The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards;

provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

            (c)    No Obligation to Notify or Minimize Taxes.    The Company will have no duty or obligation to any Participant to advise such Participant as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise any Participant of a pending termination or expiration of an Award or a possible period during which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.         MISCELLANEOUS.

            (a)    Use of Proceeds from Sales of Common Stock.    Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

            (b)    Corporate Action Constituting Grant of Awards.    Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

            (c)    Stockholder Rights.    No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award, pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

            (d)    No Employment or Other Service Rights.    Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, including, but not limited to, Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

            (e)    Change in Time Commitment.    In the event a Participant's regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction or extension, the Participant will only have rights with respect to the Award, as so reduced or extended.

            (f)    Incentive Stock Option Limitations.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

            (g)    Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

            (h)    Withholding Obligations.    Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

            (i)    Electronic Delivery.    Any reference herein to a "written" agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto), or posted on the Company's intranet (or other electronic medium controlled by the Company or a third party administrator designated by the Company, including the Company's stock plan administrator, to which the Participant has access).

            (j)    Deferrals.    To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A. Consistent with Section 409A, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant's termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

            (k)    Compliance with Section 409A.    Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in the Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes "deferred compensation" under Section 409A is a "specified employee" for purposes of Section 409A, no distribution or payment of any amount that is due because of a "separation from service" (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant's "separation from service" or, if earlier, the date of the Participant's death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

            (l)    Clawback/Recovery.    All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event that constitutes Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for "good reason" or "constructive termination" (or similar term) under any agreement with the Company.

9.         ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

            (a)    Capitalization Adjustments.    In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

            (b)    Dissolution or Liquidation.    Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company's right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company's repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

            (c)    Corporate Transaction.    In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor's parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

            (d)    Change in Control.    A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such event as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

            (e)    Payment for Stock Awards in Lieu of Exercise.    If a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction or Change in Control, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but instead will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (i) the value of the property the Participant would have received on the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (ii) any exercise price payable by such holder in connection with such exercise.

            (f)    Parachute Payments.

                      (i)  Except as otherwise expressly provided by the Board, including in a Stock Award Agreement, if any payment or benefit a Participant will or may receive from the Company or otherwise (a "280G Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then any such 280G Payment (a "Payment") will be equal to the Reduced Amount. The "Reduced Amount" will be either (x) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant's receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction will occur in the manner (the "Reduction Method") that results in the greatest economic benefit for the Participant. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the "Pro Rata Reduction Method").

                     (ii)  Notwithstanding any provision of Section 9(f)(i) to the contrary, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A that would not otherwise be subject to taxes pursuant to Section 409A, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, will be modified so as to avoid the imposition of taxes pursuant to Section 409A as follows: (A) as a first priority, the modification will preserve to the greatest extent possible, the greatest economic benefit for the Participant as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events (e.g., being terminated without Cause), will be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are "deferred compensation" within the meaning of Section 409A will be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A.

                   (iii)  If a Participant receives a Payment for which the Reduced Amount was determined pursuant to clause (x) of Section 9(f)(i) and the Internal Revenue Service determines thereafter that some portion of the Payment is subject to the Excise Tax, the Participant will promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) of Section 9(f)(i)) so that no portion of the remaining Payment is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) of Section 9(f)(i), the Participant will have no obligation to return any portion of the Payment pursuant to the preceding sentence.

10.       TERMINATION OR SUSPENSION OF THE PLAN.

            The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board and (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.       EFFECTIVE DATE OF PLAN.

            The Plan is effective as of the Effective Date.

12.       CHOICE OF LAW.

            The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state's conflict of laws rules.

13.        DEFINITIONS.    As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

            (a)       "Affiliate" means, at the time of determination, any "parent" or "subsidiary" of the Company, as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which "parent" or "subsidiary" status is determined within the foregoing definition.

            (b)       "Award" means a Stock Award or a Performance Cash Award.

            (c)       "Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

            (d)       "Board" means the Board of Directors of the Company.

            (e)       "Capitalization Adjustment" means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, reverse stock split, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

            (f)        "Cause" will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term. In the absence of such an agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) Participant's willful failure substantially to perform the Participant's duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant's commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any Affiliate or any other party to whom the Participant owes an obligation of nondisclosure as a result of the Participant's relationship with the Company or any Affiliate; or (iv) Participant's willful breach of any of the Participant's obligations under any written agreement or covenant with the Company or any Affiliate. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

            (g)       "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

                      (i)  any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company's securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the "Subject Person") exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

                     (ii)  there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, more than fifty percent (50%) of the issued and outstanding voting stock of the surviving Entity in such transaction is Owned by persons or Entities who were not Owners (taking into account their individual and affiliated Ownership) as of the Effective Date of at least fifty percent (50%) of the voting stock of the Company;

                   (iii)  the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

                    (iv)  there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

                     (v)  individuals who, on the date the Plan is adopted by the Board, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

            Notwithstanding the foregoing definition or any other provision of the Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the

Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

            If required for compliance with Section 409A, in no event will a Change in Control be deemed to have occurred if such transaction is not also a "change in the ownership or effective control of" the Company or "a change in the ownership of a substantial portion of the assets of" the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant's consent, amend the definition of "Change in Control" to conform to the definition of "Change in Control" under Section 409A, and the regulations thereunder.

            (h)       "Code" means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

            (i)        "Committee" means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

            (j)        "Common Stock" means the common stock of the Company.

            (k)       "Company" means GTx, Inc., a Delaware corporation.

            (l)        "Consultant" means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a "Consultant" for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company's securities to such person.

            (m)      "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, will not terminate a Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. If the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant's Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. In addition, if required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of "separation from service" as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder). A leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company's leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

            (n)       "Corporate Transaction" means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

                      (i)  a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

                     (ii)  a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;

                   (iii)  a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

                    (iv)  a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

            To the extent required for compliance with Section 409A, in no event will an event be deemed a Corporate Transaction if such transaction is not also a "change in the ownership or effective control of" the Company or "a change in the ownership of a substantial portion of the assets of" the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

            (o)       "Covered Employee" will have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

            (p)       "Director" means a member of the Board.

            (q)       "Disability" means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(C)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

            (r)       "Effective Date" means May 2, 2013, the date of the Company's 2013 Annual Meeting of Stockholders.

            (s)       "Employee" means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an "Employee" for purposes of the Plan.

            (t)        "Entity" means a corporation, partnership, limited liability company or other entity.

            (u)       "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            (v)       "Exchange Act Person" means any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

            (w)      "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

                      (i)  If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

                     (ii)  Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

                   (iii)  In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

            (x)       "Incentive Stock Option" means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an "incentive stock option" within the meaning of Section 422 of the Code.

            (y)       "Non-Employee Director" means a Director who either (i) is not a current Employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

            (z)       "Nonstatutory Stock Option" means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

            (aa)     "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

            (bb)     "Option" means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

            (cc)     "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

            (dd)     "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

            (ee)     "Other Stock Award" means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

            (ff)      "Other Stock Award Agreement" means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

            (gg)     "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an "affiliated corporation," and does not receive remuneration from the Company or an "affiliated corporation," either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code

            (hh)    "Own," "Owned," "Owner," "Ownership" means a person or Entity will be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

            (ii)       "Participant" means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

            (jj)      "Performance Cash Award" means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

            (kk)     "Performance Criteria" means the one or more criteria that the Board (or, where applicable, the Compensation Committee) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder's equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) entry into or completion of strategic transactions, including but not limited to acquisitions and licensing agreements; (xxx) stockholders' equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) performance review results; (xxxviii) employee retention; (xxxix) initiation of phases of clinical trials and/or studies by specified dates; (xxxx) patient enrollment rates; (xxxxi) budget management; (xxxxii) regulatory body approval with respect to products, studies and/or trials; (xxxxiii) patient enrollment; and (xxxxiv) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board (or, where applicable, the Compensation Committee).

            (ll)       "Performance Goals" means, for a Performance Period, the one or more goals established by the Board (or, where applicable, the Compensation Committee) for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (or, where applicable, the Compensation Committee) (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board (or, where applicable, the Compensation Committee) will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company's bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board (or, where applicable, the Compensation Committee) retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

            (mm)  "Performance Period" means the period of time selected by the Board (or, where applicable, the Compensation Committee) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board (or, where applicable, the Compensation Committee).

            (nn)    "Performance Stock Award" means a Stock Award granted under the terms and conditions of Section 6(c)(i).

            (oo)     "Plan" means this GTx, Inc. 2013 Equity Incentive Plan, as it may be amended from time to time.

            (pp)     "Prior Plans" means (i) the 2004 Plan, (ii) the Genotherapeutics, Inc. Stock Option Plan, (iii) the GTx, Inc. 2000 Stock Option Plan, (iv) the GTx, Inc. 2001 Stock Option Plan, and (v) the GTX, Inc. 2002 Stock Option Plan, in each case, as amended.

            (qq)     "Restricted Stock Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

            (rr)      "Restricted Stock Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

            (ss)     "Restricted Stock Unit Award" means a right to receive shares of Common Stock, cash or other consideration which is granted pursuant to the terms and conditions of Section 6(b).

            (tt)      "Restricted Stock Unit Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

            (uu)    "Retirement" means a Participant's voluntary termination of Continuous Service with the Company either (i) on or after attaining age sixty-five and after having been employed by the Company for at least ten (10) years or (ii) on or after attaining age fifty-five, after having been employed by the Company for at least ten (10) years and with the written authorization of the chief executive officer of the Company or the Board.

            (vv)     "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

            (ww)    "Rule 405" means Rule 405 promulgated under the Securities Act.

            (xx)     "Section 409A" means Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect.

            (yy)     "Securities Act" means the Securities Act of 1933, as amended.

            (zz)     "Stock Appreciation Right" or "SAR" means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

            (aaa)   "Stock Appreciation Right Agreement" means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

            (bbb)  "Stock Award" means any right to receive an award of Common Stock, or any other award that is based on or otherwise relates to Common Stock, that is granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award.

            (ccc)    "Stock Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

            (ddd)  "Subsidiary" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

            (eee)    "Ten Percent Stockholder" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

APPENDIX B

GTX, INC.

2013 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD: FEBRUARY 14, 2013
[APPROVED BY THE STOCKHOLDERS: MAY 2, 2013]

1.         GENERAL.

            (a)       This GTx, Inc. (the "Company") 2013 Non-Employee Director Equity Incentive Plan (the "Plan") is the successor to and continuation of the Company's Amended and Restated 2004 Non-Employee Directors' Stock Option Plan (the "Prior Plan"). Following the Effective Date, no additional stock awards will be granted under the Prior Plan. Any unallocated shares that otherwise remain available for grant under the Prior Plan as of 12:01 a.m. Eastern Standard Time on the Effective Date (the "Prior Plan's Available Reserve") will cease to be available under the Prior Plan at such time. Instead, that number of shares of Common Stock equal to the Prior Plan's Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and become immediately available for grant and issuance pursuant to Stock Awards granted under the Plan. For clarity, each outstanding stock award granted under the Prior Plan remains subject to the terms of the Prior Plan. From and after the Effective Date, any shares subject to outstanding stock awards granted under the Prior Plan that (i) expire or terminate for any reason prior to exercise or settlement, (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or are repurchased at the original issuance price, or (iii) are otherwise reacquired or are withheld (or not issued) in connection with an award (the "Returning Shares") will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, and become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of the Plan will be subject to the terms of the Plan.

            (b)    Eligible Award Recipients.    The persons eligible to receive Awards are the Non-Employee Directors of the Company who are providing services to the Company in such capacity at the time an Award is granted hereunder.

            (c)    Available Awards.    The Plan provides for the grant of the following Awards: (i) Nonstatutory Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock Awards; (iv) Restricted Stock Unit Awards; (v) Performance Stock Awards; (vi) Performance Cash Awards; and (vii) Other Stock Awards.

            (d)    Purpose.    The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.         ADMINISTRATION.

            (a)    Administration by Board.    The Board will administer the Plan.

            (b)    Powers of Board.    The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

                      (i)  To determine (A) the Non-Employee Directors who will be granted Awards, (B) when and how each Award will be granted, (C) what type of Award will be granted, (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award, (E) the number of shares of Common Stock subject to, or the cash value of, an Award, and (F) the Fair Market Value applicable to a Stock Award.

                     (ii)  To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

                   (iii)  To settle all controversies regarding the Plan and Awards granted under it.

                    (iv)  To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

                     (v)  To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant's rights under any of the Participant's then-outstanding Awards without the Participant's written consent, except as provided in subsection (viii) below.

                    (vi)  To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, adopting amendments relating to nonqualified deferred compensation under Section 409A and/or making the Plan or Awards granted under the Plan exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including subsection (viii) below) or an Award Agreement, no amendment of the Plan will materially impair a Participant's rights under an outstanding Award without the Participant's written consent.

                   (vii)  To submit any amendment to the Plan for stockholder approval.

                  (viii)  To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, that no such amendment shall materially impair a Participant's rights under an existing Award unless the Company requests the consent of the affected Participant, and the Participant consents in writing. A Participant's rights will not be deemed to have been materially impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant's rights. In addition, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant's consent (A) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A, or (B) to comply with other applicable laws or listing requirements.

                    (ix)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan and/or Award Agreements.

                     (x)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Non-Employee Directors who are foreign nationals or providing services outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

                    (xi)  To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award, (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash award and/or (6) award of other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company, or (C) any other action that is treated as a repricing under generally accepted accounting principles.

                   (xii)  To delegate, to the extent permitted by applicable law and market listing standards, the administration of the Plan to a duly authorized committee or subcommittee of the Board.

            (c)    Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.         SHARES SUBJECT TO THE PLAN.

            (a)    Share Reserve.

                      (i)  Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards under the Plan as of the Effective Date initially will be equal to the sum of (A) two hundred thousand (200,000) shares of Common Stock (provided that such shares may not be issued in respect of Awards until such shares have been registered on Form S-8 under the Securities Act), (B) the shares that are subject to the Prior Plan's Available Reserve on the Effective Date, provided that such number will not exceed [                  ](1) shares, and (C) the Returning Shares, but only if, as and when such shares become Returning Shares, provided that such number will not exceed [                  ](2) shares (such sum, the "Share Reserve").

                     (ii)  In addition, on January 1st of each year, for ten years, commencing on January 1, 2014, the Share Reserve will automatically be increased by a number of shares of Common Stock equal to the lesser of (A) one percent (1%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year and (B) five hundred

    (1)
    Number of shares that are subject to the Prior Plan's Available Reserve is to be determined as of the Effective Date.

    (2)
    Number of Returning Shares is to be determined as of the Effective Date.

    thousand (500,000) shares of Common Stock. The Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a smaller number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

                   (iii)  For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under the Plan. As a single share may be subject to grant more than once (e.g., if an Option expires unexercised, the shares underlying such expired Option may be made subject to new Stock Awards), the Share Reserve is not a limit on the number of Stock Awards that can be granted under the Plan.

                    (iv)  Shares may be issued under the terms of the Plan in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c), or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711, or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

            (b)    Reversion of Shares to the Share Reserve.    If a Stock Award or any portion of a Stock Award (i) expires or otherwise terminates without all of the shares covered by the Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that are available for issuance under the Plan. If any shares of Common Stock issued under a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award, if applicable, or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

            (c)    Source of Shares.    The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.         ELIGIBILITY.

            Stock Awards may be granted to Non-Employee Directors at such times and in such amounts as determined by the Board in its sole discretion; provided, however, that no Non-Employee Director will receive Stock Awards covering more than three hundred thousand (300,000) shares of Common Stock in any one calendar year. Notwithstanding the foregoing, a Non-Employee Director shall not be eligible for the grant of an Award under the Plan if the Non-Employee Director is the Owner, directly or indirectly, of securities of the Company representing more than ten percent (10%) of the combined voting power of the Company's then outstanding securities.

5.         PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

            Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be Nonstatutory Stock Options. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to

(through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

            (a)    Term.    No Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

            (b)    Exercise Price.    The exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in Common Stock equivalents.

            (c)    Purchase Price for Options.    The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

                      (i)  by cash, which may be in the form of a check, bank draft, money order, wire transfer or similar electronic transfer of readily available funds;

                     (ii)  pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                   (iii)  by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

                    (iv)  by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the "net exercise," or (B) shares are delivered to the Participant as a result of such exercise; or

                     (v)  in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

            (d)    Exercise and Payment of a SAR.    To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate exercise price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such SAR.

            (e)    Transferability of Options and SARs.    The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

                      (i)  Restrictions on Transfer.    An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

                     (ii)  Domestic Relations Orders.    Subject to the approval of the Board, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument.

                   (iii)  Beneficiary Designation.    Subject to the approval of the Board, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant's estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

            (f)    Vesting Generally.    The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary.

            (g)    Termination of Continuous Service.    Except as otherwise provided in the applicable Award Agreement, or other agreement between the Participant and the Company, if a Participant's Continuous Service terminates (other than for Cause and other than upon the Participant's death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date which occurs three (3) months following the termination of the Participant's Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Option Agreement or Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise the Participant's Option or SAR within the applicable time frame, the Option or SAR will terminate.

            (h)    Extension of Termination Date.    If the exercise of an Option or SAR following the termination of the Participant's Continuous Service (other than for Cause and other than upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant's Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant's applicable Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant's Continuous Service (other than for Cause) would violate the Company's insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant's Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company's insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Option Agreement or Stock Appreciation Right Agreement.

            (i)    Disability of Participant.    Except as otherwise provided in the applicable Award Agreement, or other agreement between the Participant and the Company, if a Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise the Participant's Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date which occurs twelve (12) months following such termination of Continuous Service, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. If, after termination of Continuous Service, the Participant does not exercise the Participant's Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

            (j)    Death of Participant.    Except as otherwise provided in the applicable Award Agreement, or other agreement between the Participant and the Company, if (i) a Participant's Continuous Service terminates as a result of the Participant's death, or (ii) the Participant dies within the period (if any) specified in the applicable Option Agreement or Stock Appreciation Right Agreement for exercisability after the termination of the Participant's Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant's estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant's death, but only within the period ending on the earlier of (i) the date which occurs eighteen (18) months following the date of death, and (ii) the expiration of the term of such Option or SAR as set forth in the applicable Option Agreement or Stock Appreciation Right Agreement. If, after the Participant's death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

            (k)    Termination for Cause.    Except as explicitly provided otherwise in a Participant's Award Agreement or other individual written agreement between the Company and the Participant, if a Participant's Continuous Service is terminated for Cause, the Option or SAR will terminate upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date on which the event giving rise to the termination for Cause first occurred (or, if required by law, the date of termination of Continuous Service). If a Participant's Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant's rights under the Option or SAR will also be suspended during the investigation period.

6.         PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

            (a)    Restricted Stock Awards.    Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company's bylaws, at the Board's election, shares of Common Stock may be (x) held in book entry form subject to the Company's instructions until any restrictions relating to the Restricted Stock Award lapse, or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

                      (i)  Consideration.    A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

                     (ii)  Vesting.    Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board and set forth in the Restricted Stock Award Agreement.

                   (iii)  Termination of Participant's Continuous Service.    If a Participant's Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

                    (iv)  Transferability.    Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

                     (v)  Dividends.    A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

            (b)    Restricted Stock Unit Awards.    Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

                      (i)  Consideration.    At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

                     (ii)  Vesting.    At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate, as set forth in the Restricted Stock Unit Award Agreement.

                   (iii)  Payment.    A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and set forth in the Restricted Stock Unit Award Agreement.

                    (iv)  Additional Restrictions.    At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

                     (v)  Dividend Equivalents.    Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and set forth in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

                    (vi)  Termination of Participant's Continuous Service.    Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant's termination of Continuous Service.

            (c)    Performance Awards.

                      (i)  Performance Stock Awards.    A Performance Stock Award is a Stock Award that is payable (including that may be granted, may vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

                     (ii)  Performance Cash Awards.    A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid, in whole or in part, in cash or other property.

                   (iii)  Board Discretion.    The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

            (d)    Other Stock Awards.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the Non-Employee Directors to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.         COVENANTS OF THE COMPANY.

            (a)    Availability of Shares.    The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

            (b)    Securities Law Compliance.    The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

            (c)    No Obligation to Notify or Minimize Taxes.    The Company will have no duty or obligation to any Participant to advise such Participant as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise any Participant of a pending termination or expiration of an Award or a possible period during which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.         MISCELLANEOUS.

            (a)    Use of Proceeds from Sales of Common Stock.    Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

            (b)    Corporate Action Constituting Grant of Awards.    Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

            (c)    Stockholder Rights.    No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award, pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

            (d)    No Employment or Other Service Rights.    Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be; (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate; or (iii) the employment of an Employee with or without notice and with or without cause, including, but not limited to, Cause.

            (e)    Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

                      (i)  Withholding Obligations.    A Participant may satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company, if applicable) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); or (iii) by such other method as may be set forth in the Award Agreement.

            (f)    Electronic Delivery.    Any reference herein to a "written" agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto), or posted on the Company's intranet (or other electronic medium controlled by the Company or a third party administrator designated by the Company, including the Company's stock plan administrator, to which the Participant has access).

            (g)    Deferrals.    To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A. Consistent with Section 409A, the Board may provide for distributions while a Participant is still a Non-Employee Director or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant's termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

            (h)    Compliance with Section 409A.    Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in the Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes "deferred compensation" under Section 409A is a "specified employee" for purposes of Section 409A, no distribution or payment of any amount that is due because of a "separation from service" (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant's "separation from service" or, if earlier, the date of the Participant's death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

            (i)    Clawback/Recovery.    All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event that constitutes Cause.

9.         ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

            (a)    Capitalization Adjustments.    In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); and (ii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

            (b)    Dissolution or Liquidation.    Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company's right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company's repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

            (c)    Corporate Transaction.    In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor's parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

            (d)    Change in Control.    If a Change in Control occurs, then, immediately prior to such Change in Control, all Stock Awards held by a Participant whose Continuous Service has not terminated prior to such time shall become fully vested and, as applicable, exercisable. If a Participant is required to resign his or her position as a Non-Employee Director as a condition of a Change in Control, then, all Stock Awards held by such Participant shall become fully vested and, as applicable, exercisable as of immediately prior to such resignation.

            (e)    Payment for Stock Awards in Lieu of Exercise.    If a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction or Change in Control, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but instead will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (i) the value of the property the Participant would have received on the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (ii) any exercise price payable by such holder in connection with such exercise.

            (f)    Parachute Payments.

                      (i)  Except as otherwise expressly provided by the Board, including in a Stock Award Agreement, if any payment or benefit a Participant will or may receive from the Company or otherwise (a "280G Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then any such 280G Payment (a "Payment") will be equal to the Reduced Amount. The "Reduced Amount" will be either (x) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant's receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction will occur in the manner (the "Reduction Method") that results in the greatest economic benefit for the Participant. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the "Pro Rata Reduction Method").

                     (ii)  Notwithstanding any provision of Section 9(f)(i) to the contrary, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A that would not otherwise be subject to taxes pursuant to Section 409A, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, will be modified so as to avoid the imposition of taxes pursuant to Section 409A as follows: (A) as a first priority, the modification will preserve to the greatest extent possible, the greatest economic benefit for the Participant as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events (e.g., being terminated without Cause), will be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are "deferred compensation" within the meaning of Section 409A will be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A.

                   (iii)  If a Participant receives a Payment for which the Reduced Amount was determined pursuant to clause (x) of Section 9(f)(i) and the Internal Revenue Service determines thereafter that some portion of the Payment is subject to the Excise Tax, the Participant will promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) of Section 9(f)(i)) so that no portion of the remaining Payment is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) of Section 9(f)(i), the Participant will have no obligation to return any portion of the Payment pursuant to the preceding sentence.

10.       TERMINATION OR SUSPENSION OF THE PLAN.

            The Board may suspend or terminate the Plan at any time. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.       EFFECTIVE DATE OF PLAN.

            The Plan is effective as of the Effective Date.

12.       CHOICE OF LAW.

            The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state's conflict of laws rules.

13.        DEFINITIONS.    As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

            (a)       "Affiliate" means, at the time of determination, any "parent" or "subsidiary" of the Company, as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which "parent" or "subsidiary" status is determined within the foregoing definition.

            (b)       "Award" means a Stock Award or a Performance Cash Award.

            (c)       "Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

            (d)       "Board" means the Board of Directors of the Company.

            (e)       "Capitalization Adjustment" means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, reverse stock split, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

            (f)        "Cause" will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term. In the absence of such an agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) Participant's willful failure substantially to perform the Participant's duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant's commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any Affiliate or any other party to whom the Participant owes an obligation of nondisclosure as a result of the Participant's relationship with the Company or any Affiliate; or (iv) Participant's willful breach of any of the Participant's obligations under any written agreement or covenant with the Company or any Affiliate. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

            (g)       "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

                      (i)  any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company's securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the "Subject Person") exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

                     (ii)  there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, more than fifty percent (50%) of the issued and outstanding voting stock of the surviving Entity in such transaction is Owned by persons or Entities who were not Owners (taking into account their individual and affiliated Ownership) as of the Effective Date of at least fifty percent (50%) of the voting stock of the Company;

                   (iii)  the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

                    (iv)  there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

                     (v)  individuals who, on the date the Plan is adopted by the Board, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

            Notwithstanding the foregoing definition or any other provision of the Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

            If required for compliance with Section 409A, in no event will a Change in Control be deemed to have occurred if such transaction is not also a "change in the ownership or effective control of" the Company or "a change in the ownership of a substantial portion of the assets of" the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant's consent, amend the definition of "Change in Control" to conform to the definition of "Change in Control" under Section 409A, and the regulations thereunder.

            (h)       "Code" means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

            (i)        "Common Stock" means the common stock of the Company.

            (j)        "Company" means GTx, Inc., a Delaware corporation.

            (k)       "Consultant" means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a "Consultant" for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company's securities to such person.

            (l)        "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, will not terminate a Participant's Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate will not constitute an interruption of Continuous Service. If the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant's Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board, or (ii) transfers between the Company, an Affiliate, or their successors. In addition, if required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of "separation from service" as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder). A leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company's leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

            (m)      "Corporate Transaction" means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

                      (i)  a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

                     (ii)  a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;

                   (iii)  a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

                    (iv)  a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

            To the extent required for compliance with Section 409A, in no event will an event be deemed a Corporate Transaction if such transaction is not also a "change in the ownership or effective control of" the Company or "a change in the ownership of a substantial portion of the assets of" the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

            (n)       "Director" means a member of the Board.

            (o)       "Disability" means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(C)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

            (p)       "Effective Date" means May 2, 2013, the date of the Company's 2013 Annual Meeting of Stockholders.

            (q)       "Employee" means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an "Employee" for purposes of the Plan.

            (r)       "Entity" means a corporation, partnership, limited liability company or other entity.

            (s)       "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            (t)        "Exchange Act Person" means any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

            (u)       "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

                      (i)  If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

                     (ii)  Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

                   (iii)  In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

            (v)       "Non-Employee Director" means a Director who either (i) is not a current Employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

            (w)      "Nonstatutory Stock Option" means an Option granted pursuant to Section 5 of the Plan (which, for the avoidance of doubt, is not an "incentive stock option" within the meaning of Section 422 of the Code).

            (x)       "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

            (y)       "Option" means a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

            (z)       "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

            (aa)     "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

            (bb)     "Other Stock Award" means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

            (cc)     "Other Stock Award Agreement" means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

            (dd)     "Own," "Owned," "Owner," "Ownership" means a person or Entity will be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

            (ee)     "Participant" means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

            (ff)      "Performance Cash Award" means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

            (gg)     "Performance Criteria" means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder's equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) entry into or completion of strategic transactions, including but not limited to acquisitions and licensing agreements; (xxx) stockholders' equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) performance review results; (xxxviii) employee retention; (xxxix) initiation of phases of clinical trials and/or studies by specified dates; (xxxx) patient enrollment rates; (xxxxi) budget management; (xxxxii) regulatory body approval with respect to products, studies and/or trials; (xxxxiii) patient enrollment; and (xxxxiv) other measures of performance selected by the Board.

            (hh)    "Performance Goals" means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company's bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

                 (ii)  "Performance Period" means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

                (jj)  "Performance Stock Award" means a Stock Award granted under the terms and conditions of Section 6(c)(i).

               (kk)  "Plan" means this GTx, Inc. 2013 Non-Employee Director Equity Incentive Plan, as it may be amended from time to time.

                 (ll)  "Prior Plan" means the GTx, Inc. Amended and Restated 2004 Non-Employee Directors' Stock Option Plan, as amended.

            (mm)  "Restricted Stock Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

              (nn)  "Restricted Stock Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

               (oo)  "Restricted Stock Unit Award" means a right to receive shares of Common Stock, cash or other consideration which is granted pursuant to the terms and conditions of Section 6(b).

               (pp)  "Restricted Stock Unit Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

               (qq)  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

                (rr)  "Rule 405" means Rule 405 promulgated under the Securities Act.

               (ss)  "Section 409A" means Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect.

                (tt)  "Securities Act" means the Securities Act of 1933, as amended.

              (uu)  "Stock Appreciation Right" or "SAR" means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

               (vv)  "Stock Appreciation Right Agreement" means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

              (ww)  "Stock Award" means any right to receive an award of Common Stock, or any other award that is based on or otherwise relates to Common Stock, that is granted under the Plan, including a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award.

               (xx)  "Stock Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

               (yy)  "Subsidiary" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01LA4D 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items For Against Abstain Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IMPORTANT ANNUAL MEETING INFORMATION A Proposals — The Board of Directors recommends a vote FOR both of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. 01 - Michael G. Carter, M.D., Ch.B, F.R.C.P. 02 - J.R. Hyde, III Proposal No. 1: To elect the two nominees for Class III director named below to serve until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. For Withhold For Withhold Proposal No. 2: To ratify the appointment of Ernst & Young LLP as GTx’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Proposal No. 3: To approve the GTx, Inc. 2013 Equity Incentive Plan. For Against Abstain Proposal No. 4: To approve the GTx, Inc. 2013 Non-Employee Director Equity Incentive Plan. For Against Abstain 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 1 5 2 9 0 3 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 1, 2013. Vote by Internet • Go to www.envisionreports.com/ GTXI • Or scan the QR code with your smartphone; and • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Proxy — GTx, Inc. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 2, 2013 at the Toyota Center, 175 Toyota Plaza, Memphis, Tennessee 38103. The proxy statement and annual report to stockholders are available at www.edocumentview.com/ GTXI. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF GTX, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2013. The undersigned hereby appoints Henry P. Doggrell and Mark E. Mosteller, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of GTx, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of GTx, Inc. to be held at the Toyota Center, 175 Toyota Plaza, Memphis, Tennessee 38103, on Thursday, May 2, 2013 at 4:00 p.m. Central Daylight Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR BOTH OF THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NOS. 2, 3 and 4. AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. IN THEIR DISCRETION, THE PROXIES OF THE UNDERSIGNED ARE AUTHORIZED TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THANK YOU FOR VOTING (Items to be voted appear on reverse side.) IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.